U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          Utah Clay Technology, Inc.
                 (Name of small business issuer in its charter)

                         Commission File No. 333-34308

     Utah                            1400                          87-0520575
  ----------                      ----------                      ------------
  (state of               (Primary Standard Industrial            (IRS Employer
incorporation)             Classification Code Number)             I.D. Number)


                             3985 South 2000 East
                          Salt Lake City, UT   84124
                                 801-424-0223
                        ------------------------------
             (Address and telephone number of registrant's principal
               executive offices and principal place of business)

                                Dennis S. Engh
                             3985 South 2000 East
                          Salt Lake City, UT   84124
                                 801-424-0223
                        ------------------------------
           (Name, address and telephone number of agent for service)

                                  Copies to:
             Thomas J. Kenan, Esq., Fuller, Tubb, Pomeroy & Stokes
                     201 Robert S. Kerr Avenue, Suite 1000
                           Oklahoma City, OK   73102

      Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         Calculation of Registration Fee


     Title of                          Proposed    Proposed
     each class                        maximum     maximum
     of securities      Amount         offering    aggregate    Amount of
     to be              to be           price      offering    registration
     registered       registered       per unit     price          fee
    -------------    ------------      --------    ---------   ------------

    Common Stock     33,900,119(1)        (2)          (2)       $507(2)

(1) In accordance with Rule 416 promulgated under the Securities Act of 1933, this registration statement also covers such indeterminate number of additional shares of common stock as may become issuable upon stock splits, stock dividends or similar transactions.

(2) These 33,900,119 shares are to be offered by selling shareholders from time to time at fluctuating market prices. The registration fee for these shares is based on the average of a bid price of $0.06 and an ask price of $0.065 on December 21, 2001 on the OTC Bulletin Board.
        Reg. 230.457(c).

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

                                                                     PROSPECTUS

                          UTAH CLAY TECHNOLOGY, INC.

                      33,900,119 Shares of Common Stock

      Up to 33,900,119 shares of common stock are being offered by certain persons who are, or will become, stockholders of Utah Clay Technology. Please refer to Selling Stockholders beginning on page 8. Of that total, two stockholders will sell up to 20,000,000 shares of common stock in this offering that they received pursuant to an Equity Line of Credit, and nine stockholders will sell up to 10,678,571 shares of common stock in this offering that they received through conversion of convertible debentures. Utah Clay Technology is not selling any shares of common stock in this offering; therefore, none of the proceeds of sale from this offering will go to us. We will, however, receive proceeds from our sale of common stock under the Equity Line of Credit to the two stockholders whose shares are registered for their resale. All costs associated with this registration will be borne by us. We have agreed to pay May Davis Group, Inc. and Dutchess Advisors, Ltd. fees aggregating 5 percent of the proceeds raised by us under the Equity Line of Credit.

      The selling stockholders will offer the shares for sale on a best-efforts basis from time to time in the over-the-counter market through brokers at prevailing and fluctuating prices and at customary brokers' commissions.

      The selling stockholders consist of:

      * DRH Investment Company, LLC and Dutchess Private Equities Fund, L.P., who intend to sell up to 20,000,000 shares of common stock to be purchased under the Equity Line of Credit,

      * nine selling stockholders who intend to sell up to 10,678,571 shares of common stock obtained through the conversion of convertible debentures we recently sold to them, and

      * other selling stockholders, who intend to sell up to 3,221,548 shares of common stock purchased in private offerings.

     DRH Investment Company, LLC; Dutchess Private Equities Fund, L.P.; Dutchess Advisors, Ltd. and May Davis Group, Inc. are underwriters within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit agreement. DRH Investment Company, LLC and Dutchess Private Equities Fund, L.P. will pay us 85 percent of the average of the lowest three closing bid prices of our common stock during the 10-day period after we give notice to them of our demand - called a "put notice" - that they purchase a certain amount of our stock. This discount from our market price to be received by them will be an underwriting discount.
Dutchess Advisors, Ltd. and May Davis Group, Inc. will receive an aggregate of

5 percent of each payment made to us under the Equity Line of Credit, which 5 percent will be an underwriting commission.

     Utah Clay had a net loss of $388,750, or $0.01 a share on no sales for the nine months ended September 30, 2001. For the year ended December 31, 2000 Utah Clay Technology had a net loss of $429,586 or $0.02 a share on no sales.

                           _________________________

        Our common stock trades on the OTC Bulletin Board.  Its trading symbol is "UTCL".
     On December 19, 2001, the last reported sale price of our common stock was $0.06 a share.
                           _________________________

     With the exception of DRH Investment Company, LLC; Dutchess Private Equities Fund, L.P.; Dutchess Advisors, Ltd.; and May Davis Group, Inc., who are underwriters within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. The offering will terminate for the 20,000,000 shares to be issued under the Equity Line of Credit 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission and will terminate for all other shares in December 2004. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or similar account.
                           _________________________



The purchase of these shares involves     Neither the Securities and Exchange
a high degree of risk.  See "Risk         Commission nor any state securities
Factors," beginning on page 1.            commission has approved or disapproved
                                          these securities or determined if this
                                          offering memorandum is truthful or
                                          complete.  Any representation to the
                                          contrary is a criminal offense.

                           Utah Clay Technology, Inc.
                             3985 South 2000 East
                          Salt Lake City, UT   84124
                            Telephone 801-424-0223
                              December ___, 2001

                              TABLE OF CONTENTS
                              -----------------

                                                                           Page
                                                                          ------

Summary       ............................................................   1

The Offering  ............................................................   1

Risk Factors  ............................................................   3
     Risks Related to Our Business  ......................................   3
          No commercially viable deposits of kaolin have been found.
               We may never have revenues, in which event we
               will have to stop all operations.  ........................   3
          We require, but do not have, the funds needed to conduct
               an exploration program that would determine
               whether our properties do or do not contain
               reserves of kaolin.  If we do not obtain these
               funds, we may have to shut down all operations.  ..........   4
          We may lose the mining leases and mining claims we
               own or have the right to acquire if we fail to
               make required, annual, rental payments.   .................   4
          We may need to raise additional capital to finance operations.     4
          We have been the subject of a going concern opinion from
               our independent auditors, which means that we
               may not be able to continue operations unless
               we obtain additional funding.  ............................   5
          We have been subject to a working capital deficit and
               accumulated deficit.  .....................................   5
          Our common stock may be affected by limited trading
               volume and may fluctuate significantly.  ..................   5
          The market for our common stock is poorly developed.
               Purchasers of our securities should anticipate
               a thin and volatile market.  Investors that purchase
               our common stock may not be able to sell
               their securities.  ........................................   5
          We could fail to attract or retain key personnel.  .............   6

     Risks Related to This Offering
          Future sales by our stockholders may adversely affect
               our stock price and our ability to raise funds in
               new stock offerings.  .....................................   6
          Existing shareholders will experience significant dilution from our sale of shares under the Equity Line of
               Credit and the conversion of the convertible
               debentures to stock.  .....................................   6

          The holders of the convertible debentures will be able to
               convert their debentures to shares of common
               stock at conversion values less than the then-prevailing
               market price of our common stock.  And, investors
               under the Equity Line of Credit will pay less than
               the then-prevailing market price of our common
               stock.  ...................................................   7
          The selling stockholders intend to sell their shares of common stock in the market, which sales may cause our stock
               price to decline.  ........................................   7
          Our common stock has been relatively thinly traded and
               we cannot predict the extent to which a trading
               market will develop.  .....................................   7
          The price you pay in this offering will fluctuate.  ............   7
          We may not be able to access sufficient funds under the
               Equity Line of Credit when needed.  .......................   7

Forward-Looking Statements   .............................................   8

Selling Stockholders   ...................................................   8

Use of Proceeds  .........................................................  10

Dilution  ................................................................  11

Capitalization  ..........................................................  12

Equity Line of Credit  ...................................................  13
     Puts   ..............................................................  13
     Mechanics  ..........................................................  13
     Open Period  ........................................................  13
     Purchase Price  .....................................................  13
     Maximum Put Amount  .................................................  14
     Maximum Amount Subject to Each Put Notice  ..........................  14
     Number of Shares to Be Issued  ......................................  14
     Registration Rights  ................................................  15
     Net Proceeds  .......................................................  15
     Use of Proceeds  ....................................................  15
     Placement and Advisory Fees  ........................................  15

Plan of Distribution  ....................................................  15

Legal Proceedings  .......................................................  16

Directors, Executive Officers, Promoters and Control Persons  ............  17

     Significant Consultants and Other Personnel  ........................  18

Securities Ownership of Certain Beneficial Owners and Management  ........  19

Description of Securities  ...............................................  19
     Common Stock   ......................................................  20
          Voting Rights  .................................................  20
          Dividend Rights   ..............................................  20
          Liquidation Rights  ............................................  20
          Preemptive Rights  .............................................  20
          Registrar and Transfer Agent  ..................................  20
          Dissenters' Rights  ............................................  20
     Preferred Stock  ....................................................  20
          Series A Preferred Stock  ......................................  21
          Series B Preferred Stock  ......................................  21
     Convertible Debentures  .............................................  21
     Warrants  ...........................................................  23
     Stock Options  ......................................................  23

Interest of Named Experts and Counsel  ...................................  23

Indemnification  .........................................................  24

Description of Business  .................................................  25
     Business Development  ...............................................  25
     Competition  ........................................................  26
     Distribution Methods  ...............................................  26
     Patents  ............................................................  26
     Government Approval of Principal Products  ..........................  26
     Government Regulations  .............................................  27
     Costs and Effects of Complying with Environmental Laws  .............  27
     Employees  ..........................................................  27
     Working Capital Requirements  .......................................  27
     Product Research and Development During the Next Twelve Months  .....  27
     Additional Employees  ...............................................  28

Description of Property  .................................................  28
     Location and Means of Access to the Properties  .....................  28
     Description of Our Title  ...........................................  29
     History of Mineral Exploration  .....................................  34
     Plant and Equipment  ................................................  35
     Plan of Operations for the Next Twelve Months  ......................  35
     Rock Formations and Mineralization  .................................  36
     Geology  ............................................................  38

Certain Relationships and Related Transactions  ..........................  38

Market for Common Equity and Related Stockholder Matters  ................  39

Penny Stock Regulations  .................................................  40
     The Penny Stock Suitability Rule  ...................................  41
     The Penny Stock Disclosure Rule  ....................................  42
     Effects of the Rule  ................................................  42
     Potential De-Listing of Common Stock  ...............................  42
     Reports to Security Holders  ........................................  42

Executive Compensation  ..................................................  43
     Stock Options  ......................................................  43
     Directors  ..........................................................  43
     Employment Contracts  ...............................................  43

Changes In and Disagreements With Accountants on Accounting and
     Financial Disclosure  ...............................................  43

Additional Information  ..................................................  44

Financial Statements  ....................................................  44

                                    SUMMARY

      Our Company. Our company, Utah Clay Technology, Inc., is an exploration-stage corporation organized to explore, define and test kaolin clay from our White Mountain and Oro Blanco leases and three other properties under option to lease to us. Subject to our obtaining the necessary funds, we propose to continue to explore our properties and to develop our properties if the exploration and tests should indicate that development is warranted. All properties are in the State of Utah.

      There is no assurance that there is a commercially viable mineral deposit on any of the properties. Laboratory tests conducted by independent laboratories have determined that our properties, to some extent, contain a mineral composition of hydrothermal kaolin that has met industry standards for fillers in paint. We must conduct further exploration before we can make a final evaluation as to the economic and legal feasibility of developing our properties.

      Our principal office is located at 3985 South 2000 East, Salt Lake City, Utah 84124. Our telephone number is (801) 424-0223.

      Plan of Distribution. The selling stockholders will offer their shares of common stock from time to time in the over-the-counter market through brokers at prevailing, fluctuating market prices. The brokers will receive no more than ordinary and customary commissions.

                                 THE OFFERING

      This offering relates to the sale of common stock by certain persons who are, or will become, shareholders of Utah Clay Technology. The selling stockholders consist of:

      * DRH Investment Company, LLC and Dutchess Private Equities Fund, L.P., who intend to sell up to 20,000,000 shares of common stock to be purchased under an Equity Line of Credit,

      * nine selling stockholders who intend to sell up to 10,678,571 shares of common stock obtained through the conversion of convertible debentures we recently sold to them, and

      * other selling stockholders, who intend to sell up to 3,221,548 shares of common stock purchased in private offerings.

      Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to DRH Investment Company, LLC and Dutchess Private Equities Fund, L.P., shares of our common stock for a total purchase price of $6.0 million. They will pay us 85 percent of the average of the lowest three closing bid prices of our common stock during the 10 trading days after we give notice to them of our demand - called a "put notice" - that they purchase a certain amount of our stock. They intend to resell any shares purchased under the equity line of credit at the then prevailing market price. Among other things, this Prospectus relates to the shares of common stock to be issued under the Equity Line of Credit.

      This Prospectus also relates to 10,678,571 shares of our common stock that we have reserved for possible issuance to the nine holders of 3-Year 5% Convertible Debentures in the principal amount of $195,000. The holders of these convertible debentures have the right to convert the debentures, with accrued interest, into shares of our common stock at the lesser of 120 percent of the closing bid price of our common stock on the date the debentures were issued (which 120 percent is $0.084 for $100,000 of the debentures and $0.072 for $95,000 of the debentures) or 75 percent of the average of the three lowest closing bid prices for our common stock during the ten trading days prior to the dates the holders give us their notices of conversion.

Common Stock Offered           Up to 33,900,119 shares by selling stockholders.

Offering Price                 Prevailing market prices.

Common Stock Outstanding
Before This Offering           31,241,801 shares.

Use of Proceeds                We will not receive any proceeds of the shares
                               sold by the selling stockholders. Any proceeds we receive from the sale of common stock under the Equity Line of Credit will be used for rentals on mining properties, exploration expenses on our mining properties, management compensation, working capital and possibly for construction costs of a processing facility for kaolin, should exploration on our mining properties justify such construction.

Risk Factors                   The securities offered involve a high decree of
                               risk and immediate substantial dilution.  See
                               "Risk Factors" and "Dilution."

OTC Bulletin Board Common
Stock Symbol                   UTCL

                  Summary Consolidated Financial Information

                                 For the Nine Months         For the Year Ended
                                 Ended September 30, 2001    December 31, 2000
                                 ------------------------    ------------------
Statement of Operations Data:

     Revenues                         $           0             $           0
     Total expenses                         338,675                   429,486
     Loss before income taxes               338,675                   429,486
     Net loss                               338,750                   429,586
     Net loss a share -
      basic and diluted               $        0.01             $        0.02




                                    September 30, 2001       December 31, 2000
                                 ------------------------    ------------------
Balance Sheet Data:

     Cash                             $           0             $           0
     Accounts receivable                        350                       350
     Total current assets                    66,350                       350
     Total assets                           196,834                   146,266
     Accounts payable                        62,771                    94,102
     Accrued expenses                       116,323                         -
     Loans payable - officers
      and directors                         291,937                   410,678
     Notes payable                          168,311                   178,482
     Total current liabilities              639,342                   683,262
     Total liabilities                      639,342                   683,262
     Total shareholders' deficit           (442,508)                 (536,996)


                                  RISK FACTORS
                                  ------------

      The following principal factors make the offering described herein speculative and one of high risk. An investment in the shares should not be made by persons who cannot afford the loss of their entire investment.

                         RISKS RELATED TO OUR BUSINESS

      No commercially viable deposits of kaolin have been found. We may never have revenues, in which event we will have to stop all operations.

            The efforts of our founders and then of our company after its incorporation in 1994 have been to locate the principal kaolin deposits in Utah, place them under lease, and conduct exploratory drilling for property appraisal purposes.

      Our limited exploratory drilling to date has outlined a potential product slate of small particle size calcined and uncalcined clays. Calcined clays are clays that have been heated to such a high temperature that the clays' molecular structure has been modified. The extracted minerals have been tested both in the laboratory and with commercial buyers, but our limited exploratory drilling has been insufficient in scope to outline commercially viable reserves.

      Since we have no reserves, we cannot estimate how long we will be able to provide marketable kaolin from our properties. We may never have revenues, in which event we will have to stop all operations.


      We require, but do not have, the funds needed to conduct an exploration program that would determine whether our properties do or do not contain reserves of kaolin. If we do not obtain these funds, we may have to shut down all operations.

            A proper drilling and testing program on our Oro Blanco and White Mountain leases will cost approximately $500,000. We lack this capital. We believe we have identified a source for this capital need - an Equity Line of Credit, but there is no assurance this will prove to be the case. Unless the trading volume in our common stock increases, we may not obtain this amount of capital from the Equity Line of Credit.

            We have options to acquire three other properties that are owned by the persons that manage our company. The exercise prices of these three options have not been set but are to be the fair market values of the properties as determined by an independent engineer. We do not have the funds needed to conduct a proper drilling and testing program on these three, optioned properties, and we cannot assure investors that we can get the funds for these programs from our Equity Line of Credit.

      We may lose the mining leases and mining claims we own or have the right to acquire if we fail to make required, annual, rental payments.

           We are required to make annual payments of approximately $50,000 to retain the mining leases and claims we own or have an option to acquire. We have no income yet, so we are dependent each year on raising the funds needed to make these payments.

      We may need to raise additional capital to finance operations.

           We have relied on significant external financing to fund our operations. Such financing has historically come from a combination of borrowings, the sale of common stock from third parties, and funds provided by certain officers and directors. We will need to raise additional capital to fund our anticipated operating expenses and possible expansion. Among other things, external financing may be required to cover our operating costs. We cannot assure you that financing, whether from external sources or related parties, will be available if needed or on favorable terms. Our inability to obtain adequate financing would result in the need to curtail operations, would be materially harmful to our business, and may result in a lower stock price.

      We have been the subject of a going concern opinion from our independent auditors, which means that we may not be able to continue operations unless we obtain additional funding.

           Our independent auditors have added an explanatory paragraph to their audit opinions, issued in connection with our financial statements, which states that our ability to continue as a going concern is uncertain due to our continued operating losses, the excess of our liabilities over our assets and uncertain conditions we face in our day-to-day operations. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      We have been subject to a working capital deficit and accumulated deficit.

           We had a working capital deficit of $572,992 at September 30, 2001. We had an accumulated deficit of $2.9 million at September 30, 2001.

      Our common stock may be affected by limited trading volume and may fluctuate significantly.

           Prior to this offering, there has been a limited public market for our common stock. There can be no assurance that an active trading market for our common stock will develop. This could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

      The market for our common stock is poorly developed. Purchasers of our securities should anticipate a thin and volatile market. Investors that purchase our common stock may not be able to sell their securities.

            There are many days when our common stock does not trade at all in the over-the-counter market. The spread between the quoted bid and ask prices is usually great. The stock has never traded above $5, the price required to remove certain trading requirements imposed on Bulletin Board "penny stocks." Until these trading requirements are removed, many brokerage firms will not allow their brokers to recommend our stock for purchase by their customers. Investors that purchase our common stock may not be able to sell their securities.

     We could fail to attract or retain key personnel.

          Success for our company will depend upon the efforts and abilities of key executives and consultants, including our president, Dennis S. Engh.
Should our mining properties prove to be worthy of development, we will have to attract many executives and personnel that are experienced in mining and processing kaolin and able to develop our company from an exploration company to a mining, processing and product distribution company. We do not have these personnel now, and there is no assurance that we can attract such personnel to move from wherever they now live to a relatively remote area of Utah.

                        RISKS RELATED TO THIS OFFERING

     Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.

          Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 31,241,801 shares of common stock outstanding as of December 21, 2001, 24,961,874 shares are, or will be, freely tradable without restriction, unless held by our affiliates. The remaining 6,279,927 shares of common stock held by existing stockholders are restricted securities and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule
144. Immediately following the effective date of this prospectus, and not including the shares to be issued under the Equity Line of Credit or the shares to be issued upon conversion of the convertible debentures, 28,183,422 shares of common stock would be freely tradable without restriction, unless held by our affiliates.

          Upon completion of this offering, and assuming all shares registered in this offering are resold in the public market, there will be an additional 30,678,571 shares of common stock outstanding. All of these additional shares of common stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement and the sale to the two investors under the terms of the Equity Line of Credit Agreement and the conversion of the convertible debentures to shares of common stock.

     Existing shareholders will experience significant dilution from our sale of shares under the Equity Line of Credit and the conversion of the convertible debentures to stock.

          The sale of shares pursuant to the Equity Line of Credit and the conversion of the convertible debentures to shares of common stock will have a dilutive impact on our shareholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is, the more shares of common stock we will have to issue through conversion of our convertible debentures to common stock and under the Equity Line of Credit to draw down the full amount. The lower our stock price, the greater the dilution will be for our existing shareholders. The higher our stock price, the greater the dilution will be for new shareholders.

     The holders of the convertible debentures will be able to convert their debentures to shares of common stock at conversion values less than the then-prevailing market price of our common stock. And, investors under the Equity Line of Credit will pay less than the then-prevailing market price of our common stock.

          The common stock to be issued upon conversion of our convertible debentures will be issued at values at least 25 percent lower than the average closing bid price for our common stock during the 10 trading days prior to the date we get notice of a conversion. The common stock to be issued under the Equity Line of Credit will be issued at a 15-percent discount to the average of the lowest three closing bid prices for the 10 trading days immediately following the notice date of our "put." These discounted conversion prices and sales could cause the price of our common stock to decline.

     The selling stockholders intend to sell their shares of common stock in the market, which sales may cause our stock price to decline.

          The selling shareholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 33,900,119 of common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

     Our common stock has been relatively thinly traded and we cannot predict the extent to which a trading market will develop.

          Before this offering, our common stock has traded on the OTC Bulletin Board. Our common stock is thinly traded compared to larger, more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

     The price you pay in this offering will fluctuate.

          The price in this offering will fluctuate based on the prevailing market price of the common stock on the OTC Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

     We may not be able to access sufficient funds under the Equity Line of Credit when needed.

          We are dependent on external financing to fund our operations. Our financing needs are expected to be provided from the Equity Line of Credit, in large part. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part because the amount of financing available will fluctuate with the market price and volume of our common stock. As the market price and volume decline, then the amount of financing available under the Equity Line of Credit will decline.

                          FORWARD-LOOKING STATEMENTS

Forward-looking statements

     Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words may, will, should, expect, anticipate, estimate, believe, intend or project or the negative of these words or other variations on these words or comparable terminology.

     This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under Management's Discussion and Analysis or Plan of Operations and Business, as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under Risk Factors and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                            SELLING STOCKHOLDERS

     The following table presents information regarding the selling stockholders. Pursuant to the Equity Line of Credit, DRH Investment Company, LLC and Dutchess Private Equities Fund, L.P. have each agreed to purchase up to $3.0 million of common stock from us. None of the selling stockholders has held a position or office, or had any other material relationship, with us except as follows:

      * DRH Investment Company, LLC is an investor under the Equity Line of Credit. All its investment decisions are made by Hunter Singer, Alfred Hahnfeldt, and David Danovitch. Neither DRH Investment Company, LLC nor its agents has a short position or has had a short position at any time since the Equity Line of Credit agreement was executed on November 30, 2001.

      * Dutchess Private Equities Fund, L.P. is an investor under the Equity Line of Credit. All its investment decisions are made by Dutchess Capital Management, LLC of which Michael A. Novielli and Douglas H. Leighton are the managing members. Neither Dutchess Private Equities Fund, L.P. nor its agents has a short position or has had a short position at any time since the Equity Line of Credit agreement was executed on November 30, 2001.

      * May Davis Group, Inc. acted as an underwriter for the placement of our $195,000 3-Year, 5% Convertible Debenture and for the placement of the Equity Line of Credit. It received 1,285,700 shares of our common stock as a placement fee with regard to DRH Investment Company, LLC's agreeing to purchase up to $3 million worth of our common stock in the Equity Line of Credit. It will also receive 5 percent of the amount of all such stock purchases by DRH Investment Company. All investment decisions of May Davis Group, Inc. are made by Michael Jacobs.

      * Duchess Advisors Ltd. received 964,428 shares of our common stock as a placement fee with regard to Dutchess Private Equities Fund, L.P.'s agreeing to purchase up to $3 million worth of our common stock in the Equity Line of Credit. It will also receive 5 percent of the amount of all such stock purchases by Dutchess Private Equities, L.P. All its investment decisions are made by Michael A. Novielli and Douglas H. Leighton.

     The table follows:


                                                                                           Percentage of
                                                                                            Outstanding
                             Percentage of                  Percentage of   Shares To Be   Shares To Be                Percentage of
                              Outstanding                    Outstanding      Acquired       Acquired                   Outstanding
                  Shares        Shares     Shares To Be    Shares To Be       Through        Through                      Shares
 Selling       Beneficially  Beneficially    Acquired     Acquired Under   Conversion of  Conversion of  Shares To Be  Beneficially
Security       Owned Before  Owned Before  Under Equity   Equity Line of    Convertible    Convertible    Sold In The   Owned After
 Holder          Offering      Offering   Line of Credit      Credit        Debentures     Debentures      Offering      Offering
--------      -------------  ------------ --------------  --------------  --------------  -------------  ------------  -------------
DRH Investment
Company, LLC           0          0         10,000,000         16.1%              0              0         10,000,000         0

Dutchess
Private
Equities
Fund, L.P.       321,420         1.0%       10,000,000         16.1%              0              0         10,321,420         0

May Davis
Group, Inc.    1,485,700         4.1%                0           0                0              0          1,485,700(1)      0

Dutchess
Advisors,
Ltd.             964,428         3.1%                0           0                0              0            964,428         0

Joseph B.
LaRocco          450,000         1.4%                0           0                0              0            450,000         0

Keyway Holding
Company                0          0                  0           0        1,369,047             2.2%        1,369,074         0

Michael E.
Jassen                 0          0                  0           0        1,369,047             2.2%        1,369,047         0

Robert L.
Anoff                  0          0                  0           0          821,428             1.3%          821,428         0

Ralph Glasgal          0          0                  0           0          547,618             0.9%          547,618         0

David F. Miller        0          0                  0           0        1,369,047             2.2%        1,369,047         0

Marvin Ecloff          0          0                  0           0        1,369,047             2.2%        1,369,047         0

John S. McNeil         0          0                  0           0        1,095,238             1.8%        1,095,238         0

William A.
Murphy                 0          0                  0           0        1,369,047             2.2%        1,369,047         0

Anand Dhanda           0          0                  0           0        1,369,047             2.2%        1,369,047         0


_________________________

(1) This figure also includes the exercise of 200,000 Common Stock Purchase Warrants at $0.0707 a warrant and the sale of the stock obtained.

     USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from our sale of shares of common stock to DRH Investment Company, LLC and Dutchess Private Equities Fund, L.P. under the Equity Line of Credit. The purchase price of the shares purchased under the Equity Line of Credit will be equal to 85 percent of the average of the lowest three closing bid prices of our common stock on the OTC Bulletin Board during the 10-day period immediately following the date we give notice of a demand - a "put notice" - that they purchase a certain amount of stock.

     For illustrative purposes, we set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Line of Credit. The table assumes estimated offering expenses of $25,000 and consulting fees of 5.0 percent of the gross proceeds raised under the Equity Line of Credit.

Gross Proceeds               $1,000,000   $2,000,000   $4,000,000   $6,000,000

Net Proceeds                 $  925,000   $1,875,000   $3,775,000   $5,675,000

Use of Proceeds:               Amount       Amount       Amount       Amount
----------------               ------       ------       ------       ------

Mining Properties Rentals    $   60,000   $   60,000   $   60,000   $   60,000

Exploration and Coring       $  500,000   $  500,000   $  500,000   $  500,000

Construction of Processing
Facility                     $   65,000   $  990,000   $2,840,000   $4,740,000

Management Compensation      $  150,000   $  150,000   $  150,000   $  150,000

Debt Payment(1)              $   75,000   $   75,000   $   75,000   $   75,000

Working Capital              $   75,000   $  100,000   $  150,000   $   50,000

Total                        $  925,000   $1,875,000   $3,775,000   $5,675,000
                             ==========   ==========   ==========   ==========

(1) The debt to be repaid with the net proceeds to be received under the Equity Line of Credit consists of the current liabilities of Utah Clay Technology substantially as they appear on the September 30, 2001 balance sheet in the financial statements herein.

                                   DILUTION

     The net tangible book value of Utah Clay Technology as of September 30, 2001 was ($0.02) a share of common stock. Net tangible book value is determined by dividing the tangible book value - total tangible assets less total liabilities, or ($636,858) - by the number of outstanding shares of our common stock. This offering is being made solely by the selling stockholders, and none of the proceeds will be paid to us. Our net tangible book value, however, will be impacted positively by the funds we will receive in the private placement that precedes each issuance of stock by us to the two investors in the Equity Line of Credit and negatively by the amount of common stock issued under the Equity Line of Credit and through the conversion of the convertible debentures. The following example shows the dilution to new investors at an offering price of $0.09 a share, the asking price for our common stock in the OTC Bulletin Board on November 30, 2001, the day we executed the Equity Line of Credit Agreement and sole the convertible debentures.

     If we assume that Utah Clay Technology issues 20,000,000 shares under the Equity Line of Credit and that the shares are sold at 85 percent of a $0.07 bid price of our common stock (the bid price on November 30, 2001), we will receive $1,190,000 gross from the two investors, less 5 percent aggregate commissions to May Davis Group, Inc. and Dutchess Advisors, Inc., and less $25,000 offering expenses, or a net of $1,105,500. If we also assume that the holders of the $195,000 in convertible debentures convert their debentures when the effective bid price of our common stock is the same $0.07 a share, they will convert them at 75 percent of this bid price, or $0.0525 a share, for a total of 3,714,286 shares. We will also assume that May Davis Group, Inc. exercises its 200,000 cashless warrants at $0.0707. These assumed transactions would increase our tangible book value by $1,105,500 from ($636,858) to $468,642 and our outstanding number of shares of common stock from 31,241,801 shares immediately before these transactions to approximately 55,156,087 shares. The following table shows the dilution per share of our common stock to persons buying our common stock in the open market at the assumed price of $0.09 a share (the asking price when the bid price was $0.07 a share):

Assumed offering price on the OTC Bulletin Board                          $ 0.09

Net tangible book value a share before this offering           $(0.02)

Increase attributable to new investors                            .03
                                                               -------
Net tangible book value a share after this offering                          .01
                                                                          ------
Dilution per share to new shareholders                                    $ 0.08


     The offering price of our common stock on the OTC Bulletin Board is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, the following table shows the dilution a share at various assumed offering prices:

   Assumed            No. of Shares       Dilution per Share
Offering price        To Be Issued         To New Investors
--------------       ---------------     --------------------

   $0.09               23,914,286                $0.08
   $0.15               22,521,429                $0.12
   $0.25               22,521,429                $0.19
   $0.50               18,207,703                $0.40
   $1.00               10,364,566                $0.88


                                 CAPITALIZATION

     The following table sets forth the total capitalization of Utah Clay Technology as of September 30, 2001.

     Stockholders' deficit:

     Preferred stock, $0.001 par value; 10,000,000 shares
     authorized, 84,817 shares issued and outstanding               $         85

     Common stock, $0.001 par value; 30,000,000 shares authorized,
     28,220,253 issued and outstanding                                    28,220

     Additional paid-in capital                                        2,492,984

     Stock subscription receivable                                      (59,880)

     Deficit                                                         (2,903,917)
                                                                     -----------

     Total stockholders' deficit                                       (442,508)
                                                                     -----------

        Total capitalization                                           (442,508)
                                                                     ===========

                            EQUITY LINE OF CREDIT

     Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell shares of our common stock to two investors for a possible maximum purchase price of $6.0 million. If we issue a "put notice" under the Equity Line of Credit, DRH Investment Company, LLC and Dutchess Private Equities Fund, L.P. must purchase a definable number of shares of our common stock at a per-share purchase price equal to 85 percent of the average of the three lowest closing bid prices on the OTC Bulletin Board, or other principal market on which our common stock is traded, for the 10 trading days immediately following the notice date. DRH Investment Company, LLC and Dutchess Private Equities Fund, L.P. intend to sell any shares purchased under the Equity Line of Credit at the market price. This prospectus primarily relates to the shares of common stock to be issued to DRH Investment Company, LLC and Dutchess Private Equities Fund, L.P. under the Equity Line of Credit. DRH Investment Company, LLC and Dutchess Private Equities Fund, L.P. cannot transfer their interest in the Equity Line of Credit to any other person.

     Using our recent trading volume and stock price information, we would be able to draw down approximately $198 every thirteen trading days from the effective date of the accompanying registration statement during the next 24 months. This would result in an aggregate of approximately $8,000 received by us under the Equity Line of Credit. As such, unless our average trading volume or stock price increases significantly and thereby increases the amount available under the Equity Line of Credit, we will be able to draw down only a small portion of the $6.0 million available under the Equity Line of Credit.

     The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon our registering the shares of common stock with the Securities and Exchange Commission.

Puts. Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to DRH Investment Company, LLC and Dutchess Private Equities Fund, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as a "put." We may issue a "put notice" every 13 trading days.

Mechanics. We may, at our discretion, issue written put notices to DRH Investment Company, LLC and Dutchess Private Equities Fund, L.P., specifying the dollar amount up to the maximum put amount. A closing will be held 13 trading days after each such written put notice at which time we will deliver shares of common stock and DRH Investment Company, LLC and Dutchess Private Equities Fund, L.P. will pay the put notice amount. We have the ability to determine when and if we desire to issue a put notice.

Open Period. We may issue a put notice at any time during the open period but not more frequently than every 13 trading days. The open period begins on the date the Securities and Exchange Commission first declares the accompanying registration statement effective. The open period expires on the earlier to occur of (i) the date on which DRH Investment Company, LLC and Dutchess Private Equities Fund, L.P. have made advances totaling $6.0 million or (ii) 24 months later.

Purchase Price. For each 10-day purchase period commencing with our issuance of a put notice, the two investors will purchase shares of common stock from us at a price equal to 85 percent of the average of the three lowest closing bid prices for our common stock during such 10-day period.

Maximum Put Notice Amount. We may not issue put notices in excess of a total of $6.0 million. In addition, each individual put notice is subject to a maximum amount based on an average daily volume of our common stock. The maximum amount of each put notice is equal to 150 percent of the average daily volume of our common stock for the 40 trading days prior to the date of a put notice multiplied by the average of the closing bid prices of our common stock for the 3 trading days immediately preceding the put notice date.

Maximum Amount Subject to Each Put Notice. Regardless of the amount stated in a Put Notice, the maximum amount of our common stock that the two investors are required to purchase is determined by a different formula. They are required to purchase the lesser of the amount stated in the put notice or an amount equal to 15 percent of the aggregate trading volume of our stock during the 10 days commencing with the date of delivery of the put notice times the average of the three lowest closing bid prices for our common stock during such 10-day period.

     By way of illustration only, let us assume that the 40-day average trading volume a day in our common stock is 2,200 shares during the 40 trading days prior to our issuing a put notice and that the average closing bid price for our common stock is $0.07 during the three trading days prior to our issuing this put notice. Let us also assume that the aggregate trading volume is 22,000 shares during the 10 trading days after we issue the put notice and that the three lowest closing bid prices for our common stock average $0.06 during this 10-day period. The result would be that our put notice would be in the amount of $231 (1.5 x 2,200 x $.07 = $231) but the maximum amount of stock the two investors would have to buy at $0.051 a share (.85 x $.06) is that amount that would equal $198 (.15 x 22,000 x $.06 = $198), or 3,882 shares.

Number of Shares To Be Issued. We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount we intend to draw. Nonetheless, we can estimate the number of shares of common stock that would be issued using certain assumptions. Assuming we drew down the entire $6.0 million available under the Equity Line of Credit and the purchase price was equal to $0.10 per share (which would be 85 percent of the average of the lowest three closing bid prices during the 10 days commencing with our issuance of a put notice), then we would issue 60,000,000 shares of common stock to DRH Investment Company, LLC and Dutchess Private Equities
Fund, L.P.   These shares would represent 27.7 percent of our outstanding capital stock upon issuance. To assist our stockholders in evaluating the number of shares of common stock that could be issued to DRH Investment Company, LLC and Dutchess Private Equities Fund, L.P. at various prices, we have prepared the following table. This table shows the number of shares of our common stock that would be issued at various prices.

Purchase Price:          $0.10       $0.25       $0.50      $1.00      $1.25

Number of Shares(1):  60,000,000  24,000,000  12,000,000  6,000,000  4,800,000

Total Outstanding(2): 91,241,801  55,241,801  43,241,801 37,241,801 36,041,801

Percent Outstanding(3):  65.8%       43.4%       27.8%       16.1%     13.3%


(1) Represents the number of shares of common stock to be issued to DRH Investment Company, LLC and Dutchess Private Equities Fund, L.P. at the prices set forth in the table.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to DRH Investment Company, LLC and Dutchess Private Equities Fund, L.P.

(3) Represents the shares of common stock to be issued as a percentage of the total number of shares outstanding.

Registration Rights. We granted to DRH Investment Company, LLC and Dutchess Private Equities Fund, L.P. certain registration rights. The registration statement accompanying this prospectus will register such shares upon effectiveness. The cost of this registration will be borne by us.

Net Proceeds. We cannot predict the total amount of proceeds to be raised in this transaction, in part, because we have not determined the total amount of put notices we intend to issue. However, we expect to incur expenses of approximately $25,000 consisting primarily of professional fees incurred in connection with registering 20,000,000 shares in this offering. In addition, we are obligated to pay a cash fee equal to 5 percent of each put amount we receive.

Use of Proceeds. We intend to use the net proceeds received under the Equity Line of Credit for general corporate purposes. Please see Use of Proceeds.

Placement and Advisory Fees. In connection with the Equity Line of Credit, we are obligated to pay placement fees to May Davis Group, Inc., equal to 5 percent of the gross purchase of our common stock by DRH Investment Company, LLC, and an advisory fee to Dutchess Advisors, Ltd., equal to 5 percent of the gross purchase of our common stock by Private Equities Fund, L.P.

                              PLAN OF DISTRIBUTION

     The selling stockholders have each advised us that the sale or distribution of our common stock owned by them may be effected from time to time on the over-the-counter market, or in any other market on which the price of our shares of common stock are quoted. The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     DRH Investment Company, LLC and Dutchess Private Equities Fund, L.P. are underwriters within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit agreement. DRH Investment Company, LLC and Dutchess Private Equities Fund, L.P. will purchase stock from us at a purchase price of 85 percent of the average of the three lowest closing bid prices of our common stock on the OTC Bulletin Board or other principal trading market on which our common stock is traded for the 20 trading days immediately following each put notice date. The 15-percent discount on the purchase of the common stock to be received by DRH Investment Company, LLC and Dutchess Private Equities Fund, L.P. will be an underwriting discount.

     Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. We will inform the selling stockholders that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders must be registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the selling stockholders and their controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $25,000 as well as placement and advisory fees of 5.0 percent of the gross proceeds received under the Equity Line of Credit. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit.

     The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. DRH Investment Company, LLC and Dutchess Private Equities Fund, L.P. can cover any short positions only with shares received from us under the Equity Line of Credit.
We will advise the selling stockholders that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

                              LEGAL PROCEEDINGS

      Neither Utah Clay Technology nor any of its property is a party to or the subject of a pending legal proceeding.

      We are unaware of any proceeding that a governmental authority is contemplating that would involve us or any of our property.

      We are unaware of any material proceeding to which any director, officer or affiliate of the company, any owner of record or beneficially of more than five percent of any class of voting securities of the company, or security holder is a party adverse to the company or has a material interest adverse to the company.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

      A list of the current officers, directors and significant consultants appears below. The directors of the company are elected annually by the shareholders. The officers serve at the pleasure of the board of directors. The directors do not receive fees or other remuneration for their services.

                                                                  Position Held
            Person                         Office                     Since
       -----------------------     ---------------------------    -------------

       Dennis S. Engh, 60          President and Director              1994

       Thomas F. Harrison, 49      Vice President and Director         1994

       Daniel H. Engh, 49          Vice President and Director         1994

       Darin D. Engh, 29           Secretary, Treasurer
                                   and Director                        1994



      Daniel H. Engh, listed in the above table, is the brother of Dennis S. Engh. Darin D. Engh is the son of Dennis S. Engh and the nephew of Daniel H. Engh.

      Dennis S. Engh. Mr. Engh studied botanical science and business at the University of Utah. After college he became the manager for Engh Floral Corporation, a family-owned business, advancing to president over a ten-year period. In 1981 he became president of Dienco Oil Development, Inc., an oil well development company later purchased by a company in Texas. In 1986 he became president of The Clothes Link, a seven-store women's clothing store system in Utah. From 1985 to 1990 he also supervised all land acquisition for industrial minerals for Pioneer Minerals, Inc., a Utah corporation. He then became president of that company. During that same period he also organized and operated a landscape and grounds maintenance business which performed contract work in Utah, Idaho and Nevada. He organized Utah Clay Technology in 1994 and has served as its president since its organization.

      Thomas F. Harrison. Mr. Harrison received a bachelor of science degree in biology in 1972 and a master's of business administration degree from the University of Utah in 1988. He was a microfilming supervisor for Mineral

Records, Inc. from 1976 to 1979. He served as the executive vice president and the director of program development for CompHealth, Inc. from 1980 to 1992. In this capacity he supervised the operations of 200 persons in three offices. There were approximately 300 physicians working for the company at any one time. Since 1995 Mr. Harrison has been president of Buffalo Energy Corp., which develops energy projects for Indian Nations.

      Daniel H. Engh. Mr. Engh received a bachelor of science degree in accounting from the University of Utah in 1973. Upon graduation he joined the Engh Floral Corporation where he managed the accounts, payroll, receivables and handled tax matters. He trained personnel in numerous phases of accounting and supervised a staff of 130 persons in this $3 million-a-year business. In 1984 he became controller and buyer for Della's Flower & Gifts, Inc. He than joined the staff of The Clothes Link where he was responsible for lease negotiations, personnel and overseeing various store operations. In 1988 he became the secretary and treasurer for Pioneer Minerals, Inc. and was in charge of all accounting costs, controls, lease procurement and title operations. Since the formation of that organization Mr. Engh has been active in the field work, exploration and assessment of industrial minerals in the State of Utah. Mr. Engh has served since 1985 as a tax audit manager for the Utah Tax Commission.

      Darin D. Engh. Darin D. Engh is President of Engh Flowers, Inc., a retail and wholesale garden center and nursery stock outlet which was organized in 1990, expanded to four locations along the Wasach Front of Utah, has 40 employees, and has gross annual sales today of approximately $1 million. Mr. Engh has received a bachelor of science in political geography at the University of Utah.

      No executive officer, director, person nominated to become a director, promoter or control person of our company has been involved in legal proceedings during the last five years such as

      * bankruptcy,

      * criminal proceedings (excluding traffic violations and other minor offenses), or

      * proceedings permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

      * Nor has any such person been found by a court of competent jurisdiction in a civil action, or the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

               SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT


      The table below sets forth the beneficial ownership of securities of the company by the officers and directors, individually, and as a group, and each person who is known to the company to be the beneficial owner of more than five percent of any class of the company's voting securities:

                                                        Shares of
                           Shares of                    Series A
                         Common Stock     Percent    Preferred Stock    Percent
                        --------------    -------    ---------------    -------

Dennis S. Engh             5,363,923       17.2          27,180          32.0

Thomas F. Harrison         4,815,538       15.4          51,037          60.2

Daniel H. Engh             4,736,307       15.1             -              -

Darin D. Engh                970,000        3.1             -              -

Officers and Directors
as a group (4 persons)    15,885,768       50.8          84,817          92.2


      There are no arrangements which may result in a change in control of the company.

                         DESCRIPTION OF SECURITIES

      The company is authorized to issue 100 million shares of common stock, $0.001 par value, and 10 million shares of preferred stock, $0.001 par value. The presently outstanding 31,241,801 shares of common stock and 84,817 shares of Series A Preferred Stock are fully paid and nonassessable.

Common Stock
------------

      Voting Rights. Holders of shares of common stock are entitled to one vote a share on all matters submitted to a vote of the shareholders. Shares of common stock do not have cumulative voting rights, which means that the holders of a majority of the shareholder votes eligible to vote and voting for the election of the board of directors can elect all members of the board of directors.

      Dividend Rights. Holders of record of shares of common stock are entitled to receive dividends when and if declared by the board of directors out of funds of the company legally available therefor.

      Liquidation Rights. Upon any liquidation, dissolution or winding up of the company, holders of shares of common stock are entitled to receive pro rata all of the assets of the company available for distribution to shareholders after distributions are made to the holders of the company's preferred stock.

      Preemptive Rights. Holders of common stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the company.

      Registrar and Transfer Agent. The company's registrar and transfer agent is Interwest Transfer Company, Inc., 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117.

      Dissenters' Rights. Under current Utah law, a shareholder is afforded dissenters' rights which, if properly exercised, may require the company to purchase his shares. Dissenters' rights commonly arise in extraordinary transactions such as

      *     mergers,

      *     consolidations,

      *     reorganizations,

      *     substantial asset sales,

      *     liquidating distributions, and

      *     certain amendments to the company's certificate of incorporation.

Preferred Stock
---------------

      The company is also authorized to issue 10 million shares of preferred stock, $0.001 par value.

      The preferred stock or any series of preferred stock has no qualities or preferences over the common stock until the board of directors acts. The board can designate discreet series of the preferred stock. By board resolution it can carve out a series of preferred stock with specific qualities or preferences.

Series A Preferred Stock
------------------------

      We have authorized and issued 84,817 shares of Series A Preferred Stock at $5.00 a share for a total of $424,085, which stock -

     * is entitled to annual dividends of $0.50 a share payable only from earnings of the company and cumulative if payable but missed,

     *     is non-voting,

     *     does not carry preemption rights and

     * is preferred over the company's common stock in the event of the liquidation and dissolution of the company.

      The Series A Preferred Stock is neither convertible into Common Stock nor redeemable at the option of the holder. It is redeemable at the option of the company.

Series B Preferred Stock
------------------------

     We are authorized to issue 300 shares of Series B Convertible Preferred Stock. None of these shares have been issued. This stock, when issued, -

     * is to be issued for a purchase price of $1,000 a share,

     * is convertible by the holder at any time into shares of common stock of the company, or, if not earlier converted, is automatically converted five years after issuance, the conversion rate to be the lesser of (a) 80 percent of the lowest closing bid price for the company's common stock, as reported by Bloomberg LP, during the five trading days immediately preceding the date of conversion or (b) 120 percent of the closing bid price, as reported by Bloomberg LP, for the company's common stock on the date the Series B Preferred Stock is issued,

     * is entitled to annual dividends of $60 a share, payable in arrears at the time of conversion, in cash or in common stock of the company at the company's option, and

     * is redeemable at the company's option on ten days' notice, at 125 percent of the face amount of the shares plus accrued but unpaid dividends.

Convertible Debentures
----------------------

     On November 30, 2001, we issued to five persons $100,000 worth of $5,000 face-amount convertible debentures, and on December 28, 2001 we issued to four persons an additional $95,000 worth of these convertible debentures. These debentures -

     * pay a 5 percent cumulative interest, payable in arrears at the time of each conversion, in cash or in common stock of the company at the company's option,

     * are convertible by the holder into shares of common stock of the company at any time at the earlier of (a) 90 calendar days after issuance of the debentures or (b) the effective date of the registration statement that accompanies this Prospectus,

     * are convertible automatically three years after issuance,

     * are convertible at the lesser of (a) 120 percent of the closing bid price of the company's common stock, as reported by Bloomberg, on the date the debentures are issued (which 120 percent is $0.084 for the first $100,000 worth of debentures sold and $0.072 for the second $95,000 worth of debentures sold), or (b) 75 percent of the average of the three lowest closing bid prices, as reported by Bloomberg, during the ten trading days immediately prior to the date of conversion,

     * are secured by 12 million shares of common stock pledged by three of the officers and directors of Utah Clay Technology - Dennis S. Engh, Daniel H. Engh and Thomas F. Harrison,

     * are redeemable by the company at any time on ten days written notice at 125 percent of the principal amount being redeemed plus an additional one percent for each 30-day period after 90 days after issuance of the debentures, and

     * require the registration of the shares of common stock into which the debentures may be converted. The registration statement accompanying this prospectus will register such shares upon effectiveness.

     Of the 33,900,119 shares of common stock covered by this Prospectus, some 11 million are registered to possibly underlie the $195,000 worth of convertible debentures. Because of the uncertainty of the future market price of our common stock, it is possible either -

     * that as few as approximately 2,350,446 shares would be issuable should the convertible debentures be converted or should we redeem the convertible debentures by the 90th day following the issuance of the debentures, or

     * more than 11 million shares would be issuable should the closing bid price of our common stock average less than $0.11 a share for three days during the ten trading days prior to conversion of the convertible debentures.

Should fewer than 11 million shares be required, we will deregister the unneeded shares. Should more than 11 million be required, we will amend our registration statement and this Prospectus to add the additional needed shares of common stock.

Warrants
--------

     In connection with the sale of the $195,000 worth of convertible debentures, we paid May Davis Group, Inc. a commission equal to ten percent of the proceeds of the offering plus 200,000 common stock purchase warrants. Each warrant -

     * is exercisable at any time for five years at 101 percent of the closing bid price of our common stock on the date of the closing of the offering of the convertible debentures.

This Prospectus registers for resale by May Davis Group, Inc. the 200,000 shares of common stock reserved for issuance upon May Davis Group's exercise of the common stock purchase warrants.

Stock Options
-------------

     We granted common stock purchase options as follows to the three officers and directors that pledged 12 million shares of their common stock holdings to secure the repayment of the $195,000 worth of convertible debentures. The options are exercisable at $0.09, and may be exercised only to replace pledged shares that may be sold by the holders of the convertible debentures.

                                          No. of Options
                                          --------------

          Dennis Engh                       4,000,000
          Daniel Engh                       4,000,000
          Thomas F. Harrison                4,000,000

      There are no provisions in the company's charter or bylaws that would delay, defer or prevent a change in control of the company.

                   INTEREST OF NAMED EXPERTS AND COUNSEL

      Thomas J. Kenan is named in the registration statement of which this prospectus is a part as having given an opinion on the validity of the offered securities. He is the record and beneficial owner of 608,773 shares of common stock of our company. His spouse, Marilyn C. Kenan, is the trustee and sole beneficiary of the Marilyn C. Kenan Trust, which is the record owner of 764,194 shares of common stock of the company. Mr. Kenan disavows any beneficial interest in the shares owned of record by such trust.

                             INDEMNIFICATION

      Under Utah corporation law, a corporation is authorized to indemnify officers, directors, employees and agents who are parties or threatened to be made parties to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the corporation or are or were acting in the same capacity for another entity at the request of the corporation. Such indemnification includes reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

      With respect to any criminal action or proceeding, these same indemnification authorizations apply if these persons had no reasonable cause to believe their conduct was unlawful.

      In the case of any action by the corporation against such persons, the corporation is authorized to provide similar indemnification. But, if any such persons should be adjudged to be liable for negligence or misconduct in the performance of duties to the corporation, the court conducting the proceeding must determine that such persons are nevertheless fairly and reasonably entitled to indemnification.

      To the extent any such persons are successful on the merits in defense of any such action, suit or proceeding, Utah law provides that they shall be indemnified against reasonable expenses, including attorney fees. A corporation is authorized to advance anticipated expenses for such suits or proceedings upon an undertaking by the person to whom such advance is made to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

      Indemnification and payment of expenses provided by Utah law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any bylaw, agreement, or vote of stockholders or disinterested directors. In such regard, a Utah corporation behalf of any person who is or was a director, officer, employee or agent of the corporation.

      As a result of such corporation law, Utah Clay may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of its officers, directors, employees or agents, as such.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                            DESCRIPTION OF BUSINESS

Business Development

      Utah Clay Technology, Inc. was incorporated on March 1, 1994 in the State of Utah. Since our organization we have been engaged in the process of -

     *     locating kaolin deposits in Utah,

     *     obtaining the legal rights to these deposits,

     *     conducting exploratory operations,

     *     testing the extracted minerals in the laboratory, and

     * selling samples of the processed form of our kaolin to a commercial company for market evaluation.

      We have financed these activities by the sale of capital stock for money, advances by shareholders and by the exchange of capital stock for services rendered to our company.

      Utah Clay is held together by the day-to-day services of Dennis S. Engh, our chief executive officer, Thomas F. Harrison, a vice president and chief financial officer, and Matthew Rich, marketing director. They serve without receiving a regular monthly salary check. It will be difficult to replace any of them unless we obtain the liquid resources to pay salaries.

Kaolin

      Kaolin is a mineral term for a hydrated aluminum silicate with the general formula, AL2 SI2 O5 (OH)4. It occurs in a broad range of particle sizes from 200 microns down to about 0.2 microns. It also occurs in a variety of crystal structures and shapes. The Utah kaolin is quite white in the ground. Dry processing retains that whiteness.

The Market for Kaolin

      Kaolin is commonly known as "China clay" and is used extensively as a mineral filler in paint, plastics, paper, ceramics, pharmaceuticals and cosmetics, because it does not react chemically. It also has a white color and smoothness after grinding. Industrial users of kaolin combine it with other raw materials, called formulations, and have developed over 600 different applications. The largest single application is for coating paper to hide the pulp strands and to give the paper a gloss finish. Another major use is in the paint industry as an extender to reduce the amount of titanium dioxide needed to reflect light. Kaolin is also used in refractory clays, plastics, ceramics, rubber and fiberglass.

Results of Tests on the Utah Clay Deposits

      The kaolin taken from our White Mountain site in the test runs shows that the mineral can be removed by a ripper on a caterpillar tractor and loaded on trucks with a front end loader.

      The kaolin must be processed to bring it to industry standards. Utah Clay has tested the stages of the processing that are needed for these industry standards. These tests include:

     *     grinding to small particle sizes

     * calcination - a process of heating the clay to about 1800 degrees Fahrenheit for a time, which changes its molecular structure, and

     *     paint formulation tests.

These tests have outlined two classes of products that can fit into established markets. These are an uncalcined kaolin clay and a calcined kaolin clay, each in various small particle sizes.

Competition

      The United States is the largest single producer of kaolin in the world. Currently, ninety percent of the U.S. production comes from deposits in Georgia and South Carolina. It has been mined from this area for over 90 years. There are several companies located in this area that provide this kaolin to the U.S. and world markets, companies against whom we will have to compete should we obtain production of kaolin. Most of the standards for the world industry are based on the kaolin from this area.

Distribution Methods

      There are numerous companies in the U.S. whose business is the distribution of industrial minerals and chemicals. These companies normally have specific regions where they operate.

      We anticipate that any sale of kaolin products by us, should we encounter commercial quantities of kaolin and obtain the capital to develop them, would be done through these third-party distributors of industrial minerals.

Patents

      Utah Clay has no patents.

Government Approval of Principal Products

      There is no need to obtain government approval to sell kaolin and kaolin products. The mining leases of the company, owned or under option to lease, are mining claims or leases of lands owned by the U.S. Government or the State of Utah. Annual rentals of $100 per claim for the federal mining claims must be paid to the Bureau of Land Management. The annual lease payment to the State of Utah totals $2,106 for the four state leases.

Government Regulations

      The permitting of exploration work we have on U.S. Government leases in Utah is subject to federal regulations that are co-administered by the Utah State Division of Oil, Gas and Mining and the Bureau of Land Management. We have obtained a small miner's permit for the White Mountain site from the Bureau of Land Management and the State of Utah's Division of Oil, Gas and Mining. This permit allows us to continue to remove tonnage of kaolin from the site for commercial testing.

      The White Mountain and Oro Blanco sites have been surveyed for sensitive plant species. The survey was conducted by a certified environmental firm retained by the company. No sensitive species were found on either site.

Costs and Effects of Complying with Environmental Laws

      There are costs involved in complying with environmental laws in the exploration for kaolin. Disturbances to the land caused by our exploratory drilling will have to be reclaimed to a state typical of the surrounding area.

Employees

      We have two full time employees and two part time employees. The full time employees are Dennis S. Engh, president, and Thomas F. Harrison, vice president and chief financial officer. The part time employees are Matthew Rich, marketing director, and Daniel H. Engh, vice president. We estimate that our part-time employees work for us approximately fifteen hours a week.

Working Capital Requirements

      We need approximately $500,000 to conduct a proper drilling and testing exploration program on our White Mountain and Oro Blanco leases during the next twelve months. However, we need little working capital to survive day-to-day. Our full-time and part-time employees and consultants will accept stock in lieu of cash for their personal services, as they have mainly done in the past.

      We recently received, after offering expenses, a net of $163,500 from the sale of $195,000 in three-year, 5-percent, convertible debentures. These funds will be sufficient to pay our administrative overhead and property rentals for the next twelve months but insufficient to conduct a drilling and testing exploration program on our White Mountain and Oro Blanco leases.

Product Research and Development During the Next Twelve Months

      From the proceeds of the recent sale of $195,000 of convertible debentures, we propose to perform approximately $50,000 in research and development during the next twelve months in an effort to determine the best calcination parameters for processing kaolin for use in cement. We have been and are working with an industry partner with regard to the use of partially calcined kaolin in cement.

Additional Employees

      We have no plans to hire additional employees until we should establish that we have commercial reserves of kaolin and obtain the funds to develop them.

                           DESCRIPTION OF PROPERTY

     We have mining leases to extract minerals from mining claims in the White Mountain area and the Oro Blanco area in western Utah. We have options to acquire mining leases to extract minerals from mining claims in the Koosharem area and the Kimberly area in central Utah and in the Topaz area in western

Utah. The properties are near the Union Pacific rail lines and interstate tracking routes I-70 and I-15.

Location and Means of Access to the Properties

     White Mountain Claims. The White Mountain claims are located in Beaver County, Utah approximately 25 miles west of Milford, Utah. Forty-one federal placer and overlapping lode claims are located in Sections 4-10 in Township 29 South, Range 13 West and in Sections 1 and 12 in Township 29 South, Range 14 West.

     Access to the area is provided by county gravel roads and 1.6 miles of unimproved, Bureau of Land Management ("BLM") roads. Limited upgrade of the BLM roads would be necessary to bring mining equipment to the White Mountain site.

     Oro Blanco Claims. The Oro Blanco claims are located six miles west of the White Mountain claims in Beaver County, Utah. Ninety-one federal placer and overlapping lode claims and four Utah State mineral leases covering these deposits are located in Sections 13-15, 21-24, 25-28, 32 and 34-36 in Township 29 South, Range 15 West and in Sections 1-3 and 10, 11 and 18 in Township 30 South, Range 15 West.

     Access to the property is provided by county roads and unimproved BLM roads. Limited upgrades of the BLM roads would be necessary to bring mining equipment to the Oro Blanco site.

     Koosharem Claims. The Koosharem claims are located in Piute and Sevier Counties, Utah. Twelve unpatented federal placer and overlapping lode claims are located on lands managed by the National Forest Service in Townships 26 and 27 South, Ranges 1 and 2 West.

     Access to the area is provided by BLM roads. The road is currently used by another mining operation adjacent to our claims.

     Kimberly Claims. The Kimberly claims are located in Sevier County, Utah. Twenty-six unpatented federal placer and overlapping lode claims are located on lands managed by the National Forest Service in Township 26 South, Range 4.5 West.

     Access to the site is provided by unimproved Forest Service roads. Limited upgrade of the roads would be necessary to bring mining equipment to the site.

     Topaz Claims. The Topaz claims are located in Juab County, Utah approximately 40 miles west of Delta, Utah. Twenty-six federal placer and overlapping lode claims are located on lands managed by the National Forest Service in Township 13 South, Ranges 10, 11 and 12 West and Township 14 South, Range 11 West.

     Access to the area is provided by county gravel roads and unimproved BLM roads. Limited upgrades to the BLM roads would be required to bring mining equipment to the site.

Description of Our Title

     White Mountain Claims. The lode mining claims are reserved from the BLM in the name of Don and Anola Fullmer, who are unaffiliated with our company.

     The Fullmers have granted a mining lease to Dennis S. Engh and Daniel H. Engh. Dennis Engh is president and a director of Utah Clay, and Daniel Engh is a vice president and director of Utah Clay.

     *     This lease from the Fullmers provides for -

     *     an annual $5,000 minimum lease payment,

     * a minimum production requirement of 6,000 tons a year starting in 2005,

     * a $2.50 a ton production royalty payment with a Consumer Price Index annual escalator clause on the royalty, and

     *     the payment of all annual fees to the BLM to maintain the claims.

     The lease expires March 15, 2005, unless commercial production of at least 5,000 tons a year is being obtained from any or all of the claims subject to the lease. The lease extends perpetually thereafter if the production minimums are met. The Engh family has incorporated the Fullmer lease with their own placer claims into one lease assigned to Utah Clay as described below.

     The White Mountain placer claims are held by the Engh family, who have granted a mining lease to Utah Clay. These persons include Dennis and Judith Engh, husband and wife; Daniel H. and Connie Engh, husband and wife; Darin D. Engh, and Holly Engh Kingdon (the "Engh Family"). Dennis Engh is president and a director of Utah Clay, the brother of Daniel Engh and the father of Darin Engh and Holly Engh Kingdon. Daniel Engh is a vice president and a director of Utah Clay. Darin Engh is a director of Utah Clay.

      The Engh family lease provides for -

     * a $5,000 minimum annual lease payment to the Enghs or a $2.50 a ton production royalty payment with a Consumer Price Index escalation clause, whichever is greater,

     * a three percent royalty payment on the gross value of all ores taken from the property,

     * the payment of all fees required to maintain the claims with the BLM, and

     * all the terms of the Engh lease with the Fullmers for the lode claims to be met by Utah Clay.

      The term of the Engh family lease is March 27, 2004 and thereafter as long as commercial production is obtained.

      There appears on the next page a detailed map of Utah Clay's White Mountain property. There is shown on the map outlines of -

     *     the claims area,

     *     the Blue Placer claims,

     *     the Julie White placer claims, and

     *     the Julie White lode claims.

                        (Detailed map of Utah Clay's
                         White Mountain property
                        included in courtesy copies
                        [not filed electronically])

There is shown on the map outlines of -

     *     the claims area,

     *     the Blue Placer claims,

     *     the Julie White placer claims, and

     *     the Julie White lode claims.

     Oro Blanco Claims. These 91 federal lode and placer claims and four Utah State mineral leases are all held by the Engh family. A 5.5 percent production royalty on ores taken from the four state leases must be paid to the State of Utah.

     The Engh family has granted a lease on these properties to Utah Clay. Utah Clay is to pay -

     *     all fees to the BLM to maintain the claims,

     * and a $5,000 minimum annual lease payment to the Enghs or a $2.50 a ton production royalty payment with a Consumer Price Index escalation clause, whichever is greater, and

     * a production royalty of three percent on the gross value of the ores taken from the property.

      The term of the lease is March 27, 2004, and as long thereafter as commercial production is maintained.

      There appears on the next page a detailed map of Utah Clay's Oro Blanco property. There is shown on the map outlines of -

     *     the mining area of interest,

     *     the Engh Family lode claims,

     *     the Engh Family placer claims, and

     *     the State of Utah mineral leases.

                        (Detailed map of Utah Clay's
                            Oro Blanco property
                         included in courtesy copies
                         [not filed electronically])

There is shown on the map outlines of -

     *     the mining area of interest,

     *     the Engh Family lode claims,

     *     the Engh Family placer claims, and

     *     the State of Utah mineral leases.

      Koosharem, Kimberly and Topaz Claims. These claims are all reserved from the BLM in the name of Don and Anola Fullmer, who are unaffiliated with our company. The Fullmers have granted leases on the claims to Daniel and Dennis Engh, whose affiliation with Utah Clay is described above. Daniel and Dennis Engh have granted options to Kaolin of the West, LLC, for it to obtain an assignment of the leases. The members and owners of Kaolin of the West, LLC, are Dennis S. Engh, Daniel H. Engh, Thomas F. Harrison and Carmen J. (Tony) Lotito.

      The royalty payments for the leases are identical to those of the White Mountain mining claims, including the royalty payments to the Enghs and the Fullmers.

      Each of the three options expires March 27, 2004. A payment of $10,000 for each option - $5,000 to the Fullmers and $5,000 to the Enghs - must be paid by June 10 of each year to extend the options past that date as well as the payment of all federal and state rentals, taxes and other payments associated with the mining claims. To exercise each option, Utah Clay must pay to the owners of Kaolin of the West, LLC, in cash or in common stock of the company, an amount of cash or common stock equal to the fair market value of the premises subject to the optioned leases. The fair market value will be determined by reference to an evaluation of any kaolin reserves as determined by an independent engineer.

      The mining claims of the three leases under option to the company expire on March 27, 2004 unless by such date commercial production of at least 5,000 tons a year is being obtained from any or all of the claims subject to each of the leases. Once the required level of commercial production has been obtained, the term of each lease is extended for so long as the production requirement is met.

History of Mineral Exploration

     Both White Mountain and Oro Blanco have a history of mineral exploration. The following descriptions concern areas on the leases of Utah Clay.

     White Mountain. Earth Sciences conducted some exploratory drilling on property that is now under our control in White Mountain in the late 1960s and early 1970s. Earth Sciences was a consortium of companies that was looking for commercial deposits of alunite. They found alunite and associated deposits of kaolin by rotary percussion drilling. Data for these holes is not available. An overview of the geology and a summary of their drilling results is outlined in the published Final Environmental Statement date stamped August 26, 1977 by the BLM and signed by Curt Berklund, Director, Bureau of Land Management.

     Buena Vista Mining drilled seven holes on the White Mountain lease in 1992. Buena Vista was a company controlled by the Engh Family. The Enghs have made that information accessible to Utah Clay. The cores were stored and are available for chemical and brightness analysis.

     Utah Clay has an open test pit that reveals high brightness kaolin exposed at the surface. Samples have been taken from the pit to test the kaolin for use in paints and other industries.

     Neither proven nor probable reserves have been established.

     Oro Blanco. Earth Sciences conducted extensive exploration for molybdenum, uranium, gold and fluorite in the Oro Blanco region of the Wah Wah Mountains in the late 1960s and early 1970s. Earth Sciences drilled 241 core and rotary holes in the area subject to our claims. They found deposits of both kaolin and alunite. This information is outlined in a report by Joseph Shearer, a registered geologist. He was retained by Fire Clay Minerals, Inc., a company controlled by the Engh Family.

     Fire Clay Minerals, Inc. next drilled 104 core holes in the area subject to our placer claims. The holes total 10,982 feet and outline a deposit of high brightness kaolin and alunite. This drilling was done in 1989 and is outlined in a report by R.R. Culpert, Ph.D.

     An area of 130 by 300 feet was stripped of overburden to expose a kaolin deposit. Samples have been taken from this area to test for brightness and chemistry.

     Neither proven nor probable reserves have been established.

     Koosharem and Kimberly Claims. There have been no significant operations on these claims other than the annual assessment work on the perceived deposits.

     Topaz Claims. Utah Clay conducted a limited drilling program on the Topaz claims property in 1995. Evidence of a certain form of kaolite, called halloysite, was found. Drilling was not sufficient to prove any reserves.

Plant and Equipment

     There is no plant or equipment at any of the sites of the mining claims.

     Power can be supplied to the White Mountain site from Utah Power & Light's
grid four miles to the east.   Power can be supplied to the Oro Blanco site
from Utah Power & Light's grid ten miles to the east.

Plan of Operations for the Next Twelve Months

     During the next twelve months we propose to re-analyze the seven core holes that were drilled on the White Mountain property by Buena Vista Mining in 1992. This analysis will cover the brightness, alteration minerals, percent of alteration and color along with other tests. Then, subject to the availability of approximately $500,000, which we hope to obtain from our Equity Line of Credit financing, we will conduct a new drilling program. Our plan provides that holes will be drilled on 200-foot spacing to define the areas of greatest shallow, high brightness kaolinite. The drilling will commence outward from the test pit where a previous hole encountered 136 feet of white kaolin. The next phase of drilling will concentrate on the highest potential areas found in the first holes. The spacing will be 100 feet. The holes will be drilled to 150 feet. The drilling will produce cores. Samples from these cores will be tested for brightness, color, specific gravity, chemical composition and contaminates. The goal of this drilling and analysis of the cores is to establish the presence of mineralized material. We will then combine this information with the requirements of industry standards, prices of marketable kaolin and recovery costs to determine the degree of legal and economic feasibility of further activities.

     Should this determination be favorable for further activities, we will seek the funds to construct a processing facility. The engineering and design work that has been completed thus far indicates that we will need approximately $20 million to construct a processing facility. We will pursue a loan backed by the U.S. Department of Agriculture that would include 80 percent of the construction costs of such a facility. In order to qualify for such a loan, we will have to demonstrate that we have, or will have, 20 percent of the cost of the processing facility, which 20 percent would be approximately $4 million. In an effort to obtain such funds, we entered into the Equity Line of Credit agreement described earlier in this prospectus.

     We estimate it will take approximately one year after the funds are committed to the facility to complete its design and construction and to make it operational. Only then would we first obtain revenues for our company.

     Oro Blanco.

     A drilling and testing program similar to that planned for White Mountain is contemplated. There was an indication from the previous program that a promising trend of kaolin continues to the east past where the previous drilling program stopped. This trend will be explored in the new drilling program.

     Koosharem, Kimberly and Topaz Claims. We have no present proposed program of exploration on these properties that are subject to our options to acquire. They are without known reserves.

Rock Formations and Mineralization

      White Mountain: Kaolin, hydrated silica and alunite occur as a mixed mineral system in the White Mountain region of Utah in the lower and upper tuff members of an unnamed geological formation. These minerals vary in their percentages throughout the deposits and have formed where acid-rich, hydrothermal fluids have strongly altered the tuffs. "Tuff" is a geological term for rock composed of finer kinds of volcanic detritus commonly fused together by heat.

      The percentages of the three primary components vary depending upon the composition of the tuff and the heat and character of the hydrothermal fluids. Kaolin, for example can occur from 99% down to 25%. Alunite typically occurs in the range 2% to 12%. Hydrated silica in the form of opal and opal CT make up the major portion of the remainder. Because these three components are all white and all insoluble in water, their combination makes a good, non-reactive white pigment for incorporation in paint, plastics, paper and other products. When the mixtures are calcined at high temperatures, the products are virtually indistinguishable from 100% kaolin calcined at the same temperature, except that the hydrothermal materials are whiter.

      Strong alteration of the tuff to kaolin, alunite and hydrated silica occurs for about two miles along east-west faults. Local centers for high kaolin and alunite occur where north-northwest faults intersect the main east-west structural feature. Individual centers range in size from 250 to 500 feet in width and extend 2000 feet in length along the principal feeder fault. In these alteration zones, the kaolin and alunite grade outward in composition. At their termination, bands of high iron oxide, red in color, occur, usually followed by hard silica.

      Chemical analyses of the whitest regions within the deposit suggest small amounts of iron oxide (as hematite and goethite) of 0.3%, occasional calcium sulfate (0.5%) and some jarosite (0.5%), a mineral similar in character to alunite but containing iron structurally substituted for aluminum. The remainder of the impurities, as Mg, Ca, K, Na, and Ti, are less than 2% total and are similar to impurities in commercial kaolins from Georgia and South Carolina.

      These impurities are not separated during the commercial processing and have no deleterious effect on pigment properties in the end products.

      Numerous chemical analyses of the kaolinite have been done. They uniformly show low amounts of contaminants, specifically iron.

      Typical amounts of other minerals are:

                 Fe            0.172%
                 Na2O          0.296%
                 K2O           1.48%
                 CaO           0.505%
                 MgO           0.118%

     Oro Blanco. The geology is similar to that at White Mountain, but the alteration is more complex.

     Koosharem, Kimberly and Topaz Claims. Each of these areas shows the hydrothermal alteration of volcanic tuffs. The geology has not been studied in sufficient detail to describe it accurately.

Geology

      Drilling and testing which has been conducted to date on our properties suggest that the cap rock (mineralization which occurs on top of the kaolin) is shallow in many locales, often less than 25 feet in thickness. The veins of mineralized kaolin (and associated minerals) under this cap rock are often quite wide and of a consistent color and composition, especially after the calcination process is employed. Further drilling and analyses and required to evaluate the usable volume and grade as well as to develop the initial mining plan.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During 1998 the company issued 2,100,774 shares of its common stock at $0.18 a share to the following officers and directors of the company, persons owning more than five percent of any class of security of the company, or to members of their immediate family:

                          Relationship          No. of Shares        Value of
   Person                to the Company            Issued         Consideration
------------------    ---------------------   ----------------   --------------

Della Engh            Mother of Dennis and         823,333          $148,200
                      Daniel Engh

Dennis S. Engh        President and Director       581,900           104,742

Carmen J. (Tony)
Lotito                Director of Marketing        332,659            59,879
                      and Director

Thomas F. Harrison    Vice President, Chief        135,872            24,467
                      Financial Officer and
                      Director

Daniel H. Engh        Vice President and           227,010            40,862
                      Director                   ---------          --------
                                                 2,100,774          $378,150

      The consideration we received from Della Engh for the above shares was the cancellation of loan indebtedness in the indicated amount owed by Utah Clay to her. The consideration we received from the other persons named above was the cancellation of debt in the indicated amounts arising from unpaid compensation for their services as officers of Utah Clay.

      On December 27, 1999 we issued 17,739,500 shares of our common stock as the purchase price for an assignment of the Oro Blanco mining lease. The shares were valued at $0.001 a share for a total purchase price of $17,739.50. At the time of the purchase, our common stock had not traded in the over-the-counter market for several weeks, and the stockholders' capital in Utah Clay was impaired. The seller of the Oro Blanco lease was Utah Kaolin Corporation, an affiliate of Utah Clay by reason of common directors of the two companies and by reason of common control of the two companies through majority ownership of the voting stock of each company by the directors of the two companies.

      Utah Kaolin Corporation subsequently distributed the 17,739,500 shares to its shareholders. One of those shareholders, Thomas J. Kenan, who is legal counsel to Utah Clay and to Utah Kaolin, transferred 650,194 shares to a trust under the control of his spouse, Marilyn C. Kenan, who also is the primary beneficiary of the trust. He donated remaining 10,000 shares to his legal assistant, Sherie S. Adams. The complete distribution of the 17,739,500 shares of Utah Clay stock by Utah Kaolin was as follows:

                                                                   No. of
                                                                   Shares
     Person                    Relationship to the Company         Issued
--------------------------     ----------------------------       --------

Dennis S. Engh                 President and Director            3,979,297

Daniel H. Engh                 Vice President and Director       3,979,297

Thomas F. Harrison             Vice President and Director       3,869,666

Carmen J. (Tony) Lotito        Director of Marketing             1,984,833
                               and Director

Marilyn C. Kenan, Trustee      Spouse of Thomas J. Kenan,          650,194
of the Marilyn C.              securities law counsel to
Kenan Trust                    the company

Dorcas Ardella Engh            Mother of Dennis S. Engh and        850,000
                               Daniel H. Engh

Sherie S. Adams                Legal Assistant to Thomas J.         10,000
                               Kenan, securities law counsel
                               to the company

Robert N. Nelson and           Brother-in-law and sister of      1,300,000
Jeanette E. Nelson, TTEE       Dennis S. Engh and Daniel H.
FBO Nelson Family Revocable    Engh, and uncle and aunt to
Trust UAD 2-28-91              Darin Engh

Raymond and Olga Nelson        Son and daughter-in-law of          200,000
                               Robert N. Nelson and Jeanette
                               E. Nelson

Jack Nelson                    Son of Robert N. and Jeanette       100,000
                               E. Nelson

Kendrick O. Morrison           None (non-affiliated shareholder)   816,213

     On February 27, 2001, we issued 1,687,606 shares of our common stock at $0.10 a share to the following officers, directors and members of the immediate family of officers and directors:


                                                    No. of Shares     Value of
Person               Relationship to the Company        Issued     Consideration
-----------------    ---------------------------    -------------  -------------

Ryan Engh            Son of Daniel H. Engh             10,000        $   1,000

Thomas F. Harrison   Vice President, Chief            465,000           46,500
                     Financial Officer and
                     Director

Dennis S. Engh       President and Director         1,162,606          116,260
                                                    ---------          -------

                                                    1,637,606        $ 163,760

     The nature of the consideration given for the issuance of the shares was executive services provided to the corporation by Mr. Harrison and Mr. Engh and non-executive services performed by Ryan Engh.

     On August 9, 2001, we issued 167,000 shares of our common stock at $0.09 a share to Dorcas Engh, the mother of Dennis Engh and Daniel Engh, respectively the president and vice president of our company and directors of our company. The nature of the consideration given for the issuance of the shares was cancellation of debt owed by the company to Mrs. Engh.

           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock was earlier quoted on the OTC Bulletin Board under the stock symbol "UTCL". The high and low bid information for the stock during 1999, 2000 and the first three quarters of 2001 is set forth below. The information was obtained from the OTC Bulletin Board and reflects inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions:

            Calendar
            Quarter                    High              Low
            --------                  ------            -----

            1999:
                  1st Qtr             0.3438           0.1600
                  2nd Qtr             0.8438           0.1875
                  3rd Qtr             0.6250           0.1300
                  4th Qtr             0.5000           0.1875

            2000:
                  1st Qtr             1.125            0.25
                  2nd Qtr               *                *
                  3rd Qtr               *                *
                  4th Qtr               *                *

          2001:
                  1st Qtr               *                *
                  2nd Qtr            0.5000            0.1300
                  3rd Qtr            0.3200            0.1400
     ____________________

     *     Data is not available for the selected date range.

      During the period from May 3, 2000 to January 16, 2001, our common stock was removed from the Bulletin Board and was quoted only in the "Pink Sheets". Our common stock was once again admitted to quotation privileges on the Bulletin Board on January 17, 2001.

Holders. There are approximately 200 holders of record of our common stock. There are three holders of record of our Series A Preferred Stock, for which there is no trading market.

Dividends. No cash dividends have been declared during the last two years for either the common stock or the Series A Preferred Stock. There are no restrictions that limit the ability of the company to pay dividends on the common stock or that are likely to do so in the future other than the requirement that dividends be paid first to the holders of the company's preferred stock.

                           PENNY STOCK REGULATIONS

      Our common stock has always traded at a price less than $5 a share and is subject to the rules governing "penny stocks."

      A "penny stock" is any stock that:

     *     sells for less than $5 a share,

     * is not listed on an exchange or authorized for quotation on The Nasdaq Stock Market, and

     * is not a stock of a "substantial issuer." Utah Clay Technology is not now a "substantial issuer" and cannot become one until it has net tangible assets of at least $5 million, which it does not now have.

      There are statutes and regulations of the Securities and Exchange Commission that impose a strict regimen on brokers that recommend penny stocks.

The Penny Stock Suitability Rule

      Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine" (1) that transactions in penny stocks are suitable for the person and (2) that the person, or his advisor, is capable of evaluating the risks in penny stocks.

      After making this determination, the broker-dealer must furnish the customer with a written statement setting forth the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer.

      Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased.

      The above exercise delays a proposed transaction. It causes many broker-dealer firms to adopt a policy of not allowing their representatives to recommend penny stocks to their customers.

      The Penny Stock Suitability Rule, described above, and the Penny Stock Disclosure Rule, described below, do not apply to the following:

     *     transactions not recommended by the broker-dealer,

     *     sales to institutional accredited investors,

     * sales to "established customers" of the broker-dealer - persons who either have had an account with the broker-dealer for at least a year or who have effected three purchases of penny stocks with the broker-dealer on three different days involving three different issuers, and

     * transactions in penny stocks by broker-dealers whose income from penny stock activities does not exceed five percent of their total income during certain defined periods.

The Penny Stock Disclosure Rule

      Another Commission rule - the Penny Stock Disclosure Rule - requires a broker-dealer, who recommends the sale of a penny stock to a customer in a transaction not exempt from the suitability rule described above, to furnish the customer with a "risk disclosure document." This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market. The broker-dealer must also disclose the stock's bid and ask price information and the dealer's and salesperson's compensation related to the proposed transaction. Finally, the customer must be furnished with a monthly statement including prescribed information relating to market and price information concerning the penny stocks held in the customer's account.

Effects of the Rule

      The above penny stock regulatory scheme is a response by the Congress and the Commission to known abuses in the telemarketing of low-priced securities by "boiler shop" operators. The scheme imposes market impediments on the sale and trading of penny stocks. It has a limiting effect on a stockholder's ability to resell a penny stock.

      Our common stock likely will continue to trade below $5 a share and be, for some time at least, a "penny stock" subject to the trading market impediments described above.

Potential De-Listing of Common Stock

      NASD Eligibility Rule 6530 issued on January 4, 1999, states that issuers that do not make current filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934 are ineligible for listing on the OTC Bulletin Board. Issuers who are not current with such filings are subject, first, to having an "E" appended to their trading symbol and, then, to de-listing if they fail to become current within a short period of time. Our common stock was delisted on May 3, 2000, because we were not a reporting company. We became a reporting company on January 17, 2001, and our Bulletin Board trading privileges, under our previous stock trading symbol of "UTCL", were restored. Even so, we will remain subject to delisting at any time that we are not current in filing reports in the future.

Reports to Security Holders

      We file reports with the Securities and Exchange Commission. These reports are annual 10-KSB, quarterly 10-QSB and periodic 8-K reports. We will furnish stockholders with annual reports containing financial statements audited by independent public or certified accountants and such other periodic reports as we may deem appropriate or as required by law. The public may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Utah Clay is an electronic filer, and the SEC maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of such site is http://www.sec.gov.

                           EXECUTIVE COMPENSATION

      No executive officer of the company has received total compensation in any of the last three fiscal years that exceeds $100,000. The table below sets forth all compensation awarded to, earned by, or paid to Dennis S. Engh, the president of the company during 1998, 1999 and 2000:

                                                                                  Long Term Compensation
                                                                            ----------------------------
                                                     Awards
                                              -------------
          Annual Compensation                                                               Payouts
------------------------------------------                      Securities       ------------------
                                                                Underlying                  All Other
                              Other Annual     Restricted       Options/LTIP                ---------
Year     Salary     Bonus     Compensation     Stock Awards     SARS             Payouts          Compensation
----     -------    -----     ------------     ------------     ------------     -------          ------------
2000     $72,000      0            0                0                0               0               0
1999     $72,000      0            0                0                0               0               0
1998     $72,000      0            0                0                0               0               0


Stock Options. We have adopted a 2000 Stock Option Plan, the major provisions of which Plan are as follows:

      Options granted under the plan may be "employee incentive stock options" as defined under Section 422 of the Internal Revenue Code or non-qualified stock options, as determined by the option committee of the board of directors at the time of grant of an option. The plan enables the option committee of the board of directors to grant up to 500,000 stock options to employees and consultants from time to time. The option committee has granted no options.

Directors. There are no arrangements pursuant to which directors of the company are compensated for their services as a director.

Employment Contracts. The company has no employment contracts with any person or any compensatory plan or arrangement with any person that would result from the resignation, retirement or any other termination of a person's employment with the company or its subsidiaries or from a change in control of the company or a change in a person's responsibilities following a change in control of the company.

               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                     ACCOUNTING AND FINANCIAL DISCLOSURE

      The principal independent accountant of the company or any significant subsidiary has not resigned, declined to stand for re-election, or been dismissed by the company during the periods for which financial statements are included herein.

                            ADDITIONAL INFORMATION

      The company will furnish its shareholders with annual reports containing audited financial information, reported upon by independent public accountants. The company shall also furnish quarterly reports for the first three quarters of each year containing unaudited financial information.

                             FINANCIAL STATEMENTS

Page

Independent Auditors' Report  ...........................................  F-1

Balance Sheets December 31, 2000 and 1999  ..............................  F-2

Statement of Operations Years Ended
December 31, 2000 and 1999  .............................................  F-4

Statements of Changes in Stockholders' Deficit
From Inception (March 1, 1994) to December 31, 2000  ....................  F-5

Statements of Cash Flows Periods Ended December 31,
2000 and 1999, and Cumulative From Inception
(March 1, 1994) to December 31, 2000  ...................................  F-8

Notes to Financial Statements  ..........................................  F-10

Balance Sheet September 30, 2001 (Unaudited)  ...........................  F-19

Statement of Operations (Unaudited) Nine-Month Period
Ended September 30, 2001 and 2000, and Cumulative
From Inception (March 1, 1994) to September 30, 2001  ...................  F-20

Statements of Changes in Stockholders' Equity (Deficit)
From Inception (March 1, 1994) to September 30, 2001  ...................  F-21

Statements of Cash Flows (Unaudited) Nine-Month Period
Ended September 30, 2001 and 2000, and Cumulative
From Inception (March 1, 1994) to September 30, 2001  ...................  F-24

Notes to Financial Statements (Unaudited)  ..............................  F-26

                          INDEPENDENT AUDITORS' REPORT
                        --------------------------------


To the Stockholders and Board of Directors
Utah Clay Technology, Inc.

     We have audited the accompanying balance sheets of Utah Clay Technology, Inc. (An Exploration stage company) as of December 31, 2000 and 1999 and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2000 and 1999, and for the period from inception (March 1, 1994) to December 31, 2000. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and singnificant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Utah Clay Technology, Inc. (An Exploration Stage company) as of December 31, 2000 and 1999 and the results of its operations and its cash flows for the years then ended, and for the period from inception (March 1, 1994) to December 31, 2000, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 12 to the financial statements, the company has suffered losses from operations and remains in the Exploration stage. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 12. The financial statements do not include any adjustments that might result from the outcome of this uncertainly.


                                          /s/ Kabani & Company, Inc.
                                          ------------------------------

                                          Kabani & Company, Inc.

Fountain Valley, California
April 3, 2001

                          Utah Clay Technology, Inc.
                       (An Exploration Stage Company)
                               BALANCE SHEETS
                          December 31, 2000 & 1999


                                   ASSETS
                                 ----------


                                            2000             1999
                                         ----------       ----------

Current Assets
     Cash                                $        -       $      640
     Receivables                                350              350
                                         ----------       ----------
        Total Current Assets                    350              990

Properties & Equipment
    Laboratory equipment                      2,484            2,484
    Machine design & configuration          128,000          128,000
    Mining Leases                            15,432           45,073
                                         ----------       ----------
        Total Properties & Equipment        145,916          175,557
                                         ----------       ----------
                                         $  146,266       $  176,547
                                         ==========       ==========


















The accompanying notes are an integral part of these financial statements.


                                     Utah Clay Technology, Inc.
                                  ( An Exploration Stage Company )
                                           BALANCE SHEETS
                                December 31, 2000 & December 31, 1999



                                LIABILITIES AND STOCKHOLDERS' DEFICIT
                             --------------------------------------------

                                                                   2000             1999
                                                               ------------     ------------
Current Liabilities
     Accounts payable                                          $     94,102     $    358,839
     Advances payable- officers and directors                       410,678          328,712
     Notes payable                                                  178,482          149,469
                                                               ------------     ------------

        Total Current Liabilities                                   683,262          837,020

Stockholders' Equity  Deficit
    Preferred stock, par value $0.001;
    10,000,000 shares authorized;
    84, 817 shares issued and outstanding                                85               85

    Common stock, par value $0.001;
    30,000,000 shares authorized;  24,961,874
       shares at September 30, 2000 and 23,331,874 at
       December 31, 1999, issued and Outstanding                     24,962           23,332
    Additional paid-in capital                                    2,063,004        1,451,691
    Stock subscription receivable                                  (59,880)                -
    Deficit accumulated from inception                          (2,565,167)      (2,135,581)
                                                               ------------     ------------

        Total Stockholders' Deficit                               (536,996)        (660,473)
                                                               ------------     ------------

                                                               $    146,266     $    176,547
                                                               ============     ============











The accompanying notes are an integral part of these financial statements.

                                               F-3

                              Utah Clay Technology, Inc
                           (An Exploration Stage Company )
                              STATEMENTS OF OPERATIONS




                                                     Year ended December 31
                                                     ----------------------

                                                       2000           1999
                                                   -----------     -----------

Revenues                                           $         -     $         -

Expenses:

Mineral lease rentals                                   71,857          64,531

Inventory value adjustment

General and administrative                             346,373         185,052

Interest Expense                                        11,256          12,109
                                                  ------------     -----------
Loss before income taxes                             (429,486)       (261,692)

Income taxes                                               100             100
                                                  ------------     -----------
NET LOSS                                           $ (429,586)     $ (261,792)
                                                  ============     ===========
Basic and diluted Loss per
     common share                                  $    (0.02)     $    (0.04)
                                                  ============     ===========
Basic and diluted weighted average
     number of common shares outstanding            24,610,093       5,835,381
                                                  ============     ===========








 The accompanying notes are an integral part of these financial statements.


                                                       Utah Clay Technology, Inc.
                                                    ( An Exploration Stage Company )
                                             STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                                          From Inception (March 1, 1994) to December 31, 2000


                                                                                                       Deficit
                                                                                       Additional      accumulated
                                   Preferred    Stock         Common      Stock        Paid-In         from
                                   Shares       Amount        Shares      Amount       Capital         inception      Total
                                   ---------    --------    ----------    ----------   -----------     ------------   -------------
Shares issued for
cash March 1, 1994                        --    $     --     5,600,000    $   56,000   $               $              $      56,000

Shares issued for
services March 1,
1994                                      --          --    14,400,000       144,000            --               --         144,000

Net loss for period
March 1, 1994 to
December 31, 1994                         --          --            --            --            --        (105,573)       (105,573)
                                   ---------    --------    ----------    ----------   -----------     ------------   -------------

Balance December
31, 1994                                  --          --    20,000,000       200,000            --        (105,573)          94,427

Net loss for the year
ended December 31
1995                                      --          --            --            --            --        (672,267)       (672,267)
                                   ---------    --------    ----------    ----------   -----------     ------------   -------------

Balance December
31, 1995                                  --          --                     200,000            --        (777,840)       (577,840)

1 for 10 reverse split
September 30, 1996                                          20,000,000      (180,000)      180,000

Change of par value
to $0.001                                 --          --            --      ( 18,000)       18,000               --              --

Preferred stock
issued to related
parties for
cancellation of debt
September 30, 1996                    84,817          85            --            --       424,000               --         424,085

Shares issued for
services in 1996                                               265,000           265        48,200               --          48,465

Net loss for the year
ended December 31
1996                                      --          --            --            --            --        (153,669)       (153,669)
                                   ---------    --------    ----------    ----------   -----------     ------------   -------------

Balance December
31, 1996                              84,817    $     85     2,265,000    $    2,265   $   670,200     $  (931,509)   $   (258,959)






The accompanying notes are an integral part of these financial statements.

                                                            F-5

                                                         Utah Clay Technology, Inc.
                                                       (An Exploration Stage Company)
                                        STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT (CONTINUE)
                                           From Inception (March 1, 1994) to December 31, 2000


                                                                                                       Deficit
                                                                                       Additional      accumulated
                                   Preferred    Stock         Common      Stock        Paid-In         from
                                   Shares       Amount        Shares      Amount       Capital         inception      Total
                                   ---------    --------    ----------    ----------   -----------     ------------   -------------
Balance December
31, 1996                              84,817    $     85     2,265,000    $    2,265   $   670,200        (931,509)   $   (258,959)

Shares issued for
cash in 1997                              --          --       100,000           100       199,900               --         200,000

Shares issued for
debt cancellation
in 1997                                   --          --       165,000           165         (165)               --              --

Net loss for the year
ended December
31, 1997                                  --          --            --            --            --        (378,929)       (378,929)
                                   ---------    --------    ----------    ----------   -----------     ------------   -------------
Balance December
31, 1997                              84,817          85     2,530,000         2,530       869,935      (1,310,438)       (437,888)

Shares issued for
outstanding
Warrants                                  --          --       389,600           389       103,634               --         104,023

Shares issued for
debt cancellation
In 1998                                   --          --     2,100,774         2,101       376,049               --         378,150

Shares issued for
services in 1998                                               572,000           572       102,073               --         102,645

Net loss for the year
ended December
31, 1998                                  --          --            --            --            --        (563,351)        (563,351)
                                   ---------    --------    ----------    ----------   -----------     ------------   --------------

Balance December
31, 1998                              84,817          85     5,592,374         5,592     1,451,691      (1,873,789)       (416,421)

Shares issued for
mining lease                              --          --    17,739,500        17,740            --               --          17,740

Net loss for the year
ended December
31, 1999                                  --          --            --            --            --        (261,792)       (261,792)
                                   ---------    --------    ----------    ----------   -----------     ------------   -------------

Balance December
31, 1999                              84,817    $     85    23,331,874    $   23,332   $ 1,451,691     $(2,135,581)   $   (660,473)











The accompanying notes are an integral part of these financial statements.

                                                              F-6

                                               Utah Clay Technology, Inc.
                                             (An Exploration Stage Company)
                                 STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT (CONTINUE)
                                     From Inception (March 1, 1994) to December 31, 2000


                                                                                                       Deficit
                                                                                       Additional      accumulated
                                   Preferred    Stock         Common      Stock        Paid-In         from
                                   Shares       Amount        Shares      Amount       Capital         inception      Total
                                   ---------    --------    ----------    ----------   -----------     ------------   -------------
Balance December 31, 1999             84,817    $     85    23,331,874    $   23,332   $ 1,451,691     $(2,135,581)   $   (660,473)

Shares issued for
cash in 2000                              --          --       260,000           260        89,740               --         90,000

Shares issued for
debt cancellation
In 2000                                                        100,000           100        24,900               --         25,000

Shares issued for
services in 2000                          --          --     1,070,000         1,070       366,873               --        367,943

Stock issued for
Subscription receivable                   --          --       200,000           200       129,800               --        130,000

Net loss for the
Period ended
December 31, 2000                         --          --            --            --            --        (429,586)       (429,586)
                                   ---------    --------    ----------    ----------   -----------     ------------   -------------

Balance                               84,817          85    24,961,874        24,962     2,063,004      (2,565,167)       (477,116)


Stock subscription receivable             --          --            --            --            --               --        (59,880)
                                   ---------    --------    ----------    ----------   -----------     ------------   -------------

Balance December
31, 2000                              84,817    $     85    24,961,874    $   24,962   $ 2,063,004     $(2,565,167)   $   (536,996)
                                   ---------    --------    ----------    ----------   -----------     ------------   -------------
















The accompanying notes are an integral part of these financial statements.

                                                           F-7

                                         Utah Clay Technology, Inc.
                                      (An Exploration Stage Company)
                                         STATEMENTS OF CASH FLOWS


                                                                                       Cumulative
                                                                                       from inception
                                                     Period ended     Period ended     (March 1, 1994)
                                                     December 31,     December 31,     to December 31,
                                                     2000             1999             2000
                                                     ------------     ------------     ---------------
Cash flows from operating activities:

Net loss                                             $  (429,586)     $  (261,792)     $   (2,565,167)
Adjustments to reconcile net loss to net cash
   used in operating activities:

   Issuance of common stock for services                  392,943               --             688,053
   (Increase) in receivables & other current
    assets                                                     --            (250)               (350)
   Increase (decrease) in accounts payable              (264,737)          164,298             242,302
                                                     ------------     ------------     ---------------
   Net cash used in operating activities                (301,380)         (97,744)         (1,635,162)


Cash flows from investing activities:

   Mining leases                                           29,641               --               2,308
   Machine design & configuration                              --        (128,000)           (130,484)
                                                     ------------     ------------     ---------------
   Net cash provided by (used in) investing
   Activities                                              29,641        (128,000)           (128,176)


Cash flows from financing activities:

   Net proceeds from advances by
   officers/directors                                      81,966          102,318           1,064,713
   Proceeds from notes payable                             29,013          123,858             178,482
   Proceeds from issuance of shares                       160,120               --             520,143
                                                     ------------     ------------     ---------------
   Net cash provided by financing activities:             271,099          226,176           1,763,338


Net increase (decrease) in cash & cash equivalent             640              432                  --
Cash & cash equivalent - beginning of period                  640              208                  --
                                                     ------------     ------------     ---------------

Cash at end of period                                $         --     $        640     $            --
                                                     ============     ============     ===============












The accompanying notes are an integral part of these financial statements.

                                                   F-8

                                        Utah Clay Technology, Inc.
                                     (An Exploration Stage Company)
                                   STATEMENTS OF CASH FLOWS (CONTINUE)


                                                                                       Cumulative
                                                                                       from inception
                                                     Period ended     Period ended     (March 1, 1994)
                                                     December 31,     December 31,     to December 31,
                                                     2000             1999             2000
                                                     ------------     ------------     ---------------
Supplemental disclosures:

Cash paid during the period for:

    Interest                                         $      3,256    $       4,802     $       10,207
                                                     ============    =============     ==============

    Income tax                                       $       100     $         300     $          950
                                                     ============    =============     ==============

Non-cash investing and financing activities:

    Issuance of common stock for services            $    367,943    $          --     $      688,053
                                                     ============    =============     ==============

    Issuance of preferred stock for debt             $         --    $          --     $      424,085
                                                     ============    =============     ==============

    Issuance of common stock for acquisition
      of Mining rights                               $         --    $      17,740     $       17,740
                                                     ============    =============     ==============

    Issuance of common stock against
      Cancellation of debt - Prepaid, Advances
      and accrued expenses                           $     25,000    $          --     $      827,235
                                                     ============    =============     ==============

    Subscription receivable                          $    130,000    $          --     $      130,000
                                                     ============    =============     ==============


















The accompanying notes are an integral part of these financial statements.

                                                        F-9

                      Utah Clay Technology, Inc.
                   (An Exploration Stage Company)
                Notes to Audited Financial Statements
                     December 31, 2000 and 1999


Note 1- Summary of significant accounting policies

Organization and nature of operations

     Utah Clay Technology, Inc. (the "Company"), a Utah corporation, was incorporated on March 1, 1994. The planned operations of the Company are to engage in mining, processing and marketing of minerals. For the period from inception (March 1, 1994) to December 31, 2000 the Company had no revenues. The Company is classified as an exploration stage company because its principal activities involve obtaining the capital necessary to execute its strategic business plan.

Cash and cash equivalents

      The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Issuance of share for services

      Valuation of shares for services is based on the fair market value of services.

Use of estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Equipment and mining properties

      Equipment is recorded at cost. The Company has adopted the straight-line method in computing depreciation for financial reporting purposes and generally uses accelerated methods for income tax purposes. The annual provision for depreciation will be computed principally in accordance with the following ranges of asset lives: laboratory equipment- 3 to 5 years; processing equipment- 3 to 10 years. Equipment was acquired and set up in late, 1997. No depreciation expense has been recorded in the financial statements, as the company is yet to use any of its equipment and mining properties.

                         Utah Clay Technology, Inc.
                      (An Exploration Stage Company)
                   Notes to Audited Financial Statements
                         December 31, 2000 and 1999

Reclassifications

     Certain items in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the current period's presentation. These reclassifications have no effect on the previously reported income (loss).

Income taxes

     Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Basic and diluted net loss per share

     Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Stock-based compensation

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the company adopted the new fair value method.
The company adopted this standard in 1998 and the implementation of this standard did not have any impact on its financial statements.

                           Utah Clay Technology, Inc.
                         (An Exploration Stage Company)
                      Notes to Audited Financial Statements
                           December 31, 2000 and 1999

Fair value of financial instruments

     Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Comprehensive income

     Statement of financial accounting standards No. 130, Reporting comprehensive income (SFAS No. 130), establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity, except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statements that is displayed with the same prominence as other financial statements. The company adopted this standard in 1998 and the implementation of this standard did not have a material impact on its financial statements.

Reporting segments

     Statement of financial accounting standards No. 131, Disclosures about segments of am enterprise and related information (SFAS No. 131), which superceded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. The company adopted this standard in 1998 and the implementation of this standard did not have a material impact on its financial statements.

Pension and other benefits

     In February 1998, the Financing accounting standards board issued statement of financial accounting standards No. 132, Employers' disclosures about pension and other post-retirement benefits (SFAS No. 132), which standardizes the disclosures requirements for pension and other post-retirement benefits. The company adopted this standard in 1998 and the implementation of this standard did not have any impact on its financial statements.

                          Utah Clay Technology, Inc.
                        (An Exploration Stage Company)
                    Notes to Audited Financial Statements
                          December 31, 2000 and 1999

Accounting for the costs of computer software developed or obtained for internal use

     In March 1998, the Accounting standards executive committee of the American institute of certified public accountants (ASEC of AICPA) issued Statement of position (SOP) No. 98-1, "Accounting for the costs of computer software developed or obtained for internal use", effective for fiscal years beginning after December 15, 1998. SOP N0. 98-1 requires that certain costs of computer software developed or obtained for internal use be continued capitalized and amortized over the useful life of the related software. The company adopted this standard in fiscal 1999 and the implementation of this standard did not have a material impact on its financial statements.

Costs of start-up activities

     In April 1998, the ASEC of AICPA issued SOP No. 98-5, "Reporting on the costs of start-up activities", effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires the costs of start-up activities and organization costs to be expensed as incurred. The company adopted this standard in fiscal 1999 and the implementation of this standard did not have a material impact on its financial statements.

Accounting developments

     In June 1998, the FASB issued SFAS No. 133, "Accounting for derivative instruments and hedging activities", effective for fiscal years beginning after June 15, 1999, which has deferred to June 30, 2000 by publishing of SFAS No. 137. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. This statement requires that an entity recognizes all derivative as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. The accounting for changes in the fair value of a derivative instrument depends on its intended use and the resulting designation. The company does not expect that the adoption of this standard will have a material impact on its financial statements.


Note 2-  Income taxes

     Since the Company has not generated taxable income since inception, no provision for income taxes has been provided (other than minimum franchise taxes paid to the State of Utah). Differences between income tax benefits computed at the federal statutory rate and reported income taxes for 2000 and 1999 are primarily attributable to the valuation allowance for net operating losses (NOL) and other permanent differences.

                          Utah Clay Technology, Inc.
                        (An Exploration Stage Company)
                         Notes to Financial Statements
                          December 31, 2000 and 1999


The net deferred tax (benefit) due to NOL carried forward, as of December 31, 2000 and 1999, consisted of the following:


                                                2000            1999
                                            ------------    ------------

Deferred tax asset                          $    502,459    $    418,389
Deferred tax asset valuation allowance         (502,459)       (418,389)
                                            ------------    ------------
      Balance as of December 31             $         --    $         --
                                            ============    ============


     A summary of Net operating losses carried forward and their expiration date is as follows:

            Year of Expiration             Net Operating Losses
            ------------------             --------------------
                   2009                    $      105 ,573
                   2010                             79,963
                   2011                            112,380
                   2012                            199,733
                   2013                            286,532
                   2014                            261,792
                   2015                            210,174
                                           --------------------
                   Total                   $     1,256,147
                                           ====================


Note 3-  An exploration stage company

     An exploration stage company is one for which principal operations of mining have not commenced or principal operations have generated an insignificant amount of revenue. Management of an exploration stage company devotes most of its activities in conducting exploratory mining operations. The company expenses all exploration costs as incurred. Operating losses have been incurred through December 31, 2000, and the Company continues to use, rather than provide, working capital in this operation. Although management believes that it is pursuing a course of action that will provide successful future operations, the outcome of these matters is uncertain.

Note 4-  Mining lease and related expenditures

     Management and other shareholders formed the Company to obtain the necessary financing to mine, explore, develop, operate and sell kaolin.
The Company has two mining lease and has options to acquire three other mining leases held by officers of the Company. The Company expenses all acquisition, exploration and development costs that relate to specific mineral properties.

                          Utah Clay Technology, Inc.
                        (An Exploration Stage Company)
                        Notes to Financial Statements
                         December 31, 2000 and 1999



The realization of the costs of mining properties and deferred expenses is dependent upon sales of kaolin on a commercial basis from the reserves of ore bodies. For the period from inception (March 1, 1994) to December 31, 2000 the Company had no revenues. To commence operations, the Company's management believes significant additional equity and debt financing will be required.

Note 5- Accounts payable and accrued expenses

     Accounts payable and accrued expenses as of December 31, 2000 and 1999, consist of the following:

                                                 2000            1999
                                            -------------    -------------
    Lease rentals payable                   $      15,432    $      82,571
    Consulting fees                                11,346               --
    Legal fees                                     46,072           66,249
    Machine design & configuration                     --          128,000
    Health Insurance                                   --           12,343
    Interest payable                                8,000               --
    Miscellaneous                                  13,252           69,676
                                            -------------    -------------
                                            $      94,102    $     358,839
                                            =============    =============



Note 6-Advances payable - Officers & Directors

     Advances payable represents amount payable to officers or directors of the company in lieu of their services or for advances made to the company. In 1998, the company issued common stock against a portion of advances outstanding. The advances payable to officers and directors are unsecured, interest free and due on demand.

Following is a summary of Advances payable to officers and directors of the company, as of December 31, 2000 and 1999:

Balance as of December 31, 1998                        $    226,394
Advances from officers and directors during 1999            127,000
Less: Repayment of advances in 1999                        (24,682)
                                                       ------------
Balance as of December 31, 1999                        $    328,712
Advances from officers and directors during 2000             81,966
                                                       ------------
Balance as of December 31,  2000                       $    410,678
                                                       ============

                         Utah Clay Technology, Inc.
                      (An Exploration Stage Company)
                       Notes to Financial Statements
                        December 31, 2000 and 1999


Note 7-Notes payable

     Notes payable as on December 31, 2000 and 1999 comprised of following:

                                                                         2000            1999
                                                                     -----------      ----------
Note payable-Bank, bearing an interest rate of 4 percent over the prime rate (12.5% on 12/31/99 and 13.5% on 12/31/00)
and due on demand.                                                   $    24,005      $   24,005
Note payable-Bank, bearing an interest rate of 4 percent over
the prime rate (13.5% on 12/31/00) and due on demand.                     21,799              --
Note payable to an affiliated company, unsecured, interest
free and due on demand.                                                   18,878          30,464
Notes payable to individuals related to officers of the
company, bearing an interest rate of 10% per annum, unsecured
and due on demand. Interest expense was $5,000 for each year.             50,000          50,000
Note payable to an officer of the company, unsecured, interest
free and due on demand                                                    33,800              --
Notes payable to others, bearing an interest rate of 10% per
annum, unsecured and due on demand                                        30,000          20,000
Notes payable to others, interest free, unsecured and due on
demand                                                                        --          25,000
                                                                     -----------      ----------
Total                                                                $   178,482      $  149,469
                                                                     ===========      ==========

Note 8- Preferred Stock

     Effective September 30, 1996, the Company authorized the following transactions:

        (a) Authorization of 10,000,000 shares of preferred Stock at par value of $ 0.001.

        (b) The Company issued to the following officers, directors and shareholders in exchange for the cancellation of the debt represented by $ 424,085 in advances, 84,817 shares of Series A Preferred Stock at $ 5.00 a share, which stock is entitled to annual dividends of $0.50 a share payable from the earnings of the Company and cumulative if missed, is non-voting and is preferred over the company's common Stock in the event of the liquidation and dissolution of the Company. The Series A Preferred Stock is neither convertible into common Stock nor redeemable at the option of the holder but is redeemable at the option of the company.

                         Utah Clay Technology, Inc.
                      (An Exploration Stage Company)
                      Notes to Financial Statements
                        December 31, 2000 and 1999



                         Amount of                     Number of
                            Debt          Price /      Preferred
       Name              Converted        Share         Shares
------------------     -----------     -----------     ---------
Thomas F. Harrison     $   255,185     $      5.00        51,037
Dennis S. Engh             168,900     $      5.00        33,780
                       -----------                     ---------
Total                  $   424,085                        84,817


Note 9-  Stock Option

     During the year ended December 31, 2000 the company has adopted a stock option plan, under which options granted may be "employee incentive stock options" as defined under Section 422 of the Internal revenue code or non-qualified stock options, as determined by the option committee of the board of directors at the time of grant of an option. The plan enables the option committee of the board of directors to grant up to 500,000 stock options to employees and consultants from time to time. The option committee has granted no options. The date of grant of an Option shall, for all purposes, be the date on which the Option Committee makes the determination granting such Option, or such other date as is determined by the Option Committee.

Note 10- Litigation

     Utah Clay was a defendant in a lawsuit brought for the recovery of $ 50,000, interest and attorney fees by Six Way, Inc. and Daniel W. Jacksons Trustee of the MJB Trust. The Company acknowledged the loan made to it by the plaintiffs, which was the basis for the civil action. The claim was settled for $60,000, including interest and litigation costs of $10,000. By December 31, 1999, the whole amount was paid off.

Note 11- Acquisition of mining lease

     The company entered into a mining lease agreement of Kaolin mineral from an affiliated company for $17,740 on December 27, 1999. The Company issued 17,739,500 shares of common stock @$0.001 per share in lieu of consideration of mining lease. During the year 2000, the Company entered into two separate lease addendum agreements for mining leases on five properties that extended their leases to the years 2004 and 2005. The company also is required to pay to the Bureau of land management, US Department of interior, an amount of $24,100 per year pursuant to their mining lease and option agreement.

                          Utah Clay Technology, Inc.
                        (An Exploration Stage Company)
                         Notes to Financial Statements
                          December 31, 2000 and 1999

Note 12-Going Concern uncertainty

     The company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The company incurred a net loss of $2,565,167 for the period from inception (March 1, 1994) to December 31, 2000. The company's current liabilities exceeded its current assets by $682,912 and $836,030 as of December 31, 2000 and December 31, 1999, respectively. The company's total liabilities exceeded its total assets by $536,996 and $660,473 as of December 31, 2000 and 1999,
respectively. These factors, as well as the uncertain conditions that the company faces in its day-to-day operations, create an uncertainty as to the company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary should the company be unable to continue as a going concern.

     The company plans to finance the continued operations for the next year through private funding and funding from officers of the company.

Note 13- Subsequent events & Commitments

   Issuance of shares

     Subsequent to year ended December 31, 2000 the company entered in to various agreements with several parties, whereby, the company issued
2,131,379 shares for $213,138 in consideration for services during the quarter ended March 31, 2001.

                          UTAH CLAY TECHNOLOGY, INC.
                        (An Exploration Stage Company)
                               BALANCE SHEET
                            SEPTEMBER 30, 2001
                                (Unaudited)

                                  ASSETS
     CURRENT ASSETS:
          Receivables                                               350
          Prepaid expenses                                       66,000
                                                                -------
               Total current assets                              66,350

     PROPERTY AND EQUIPMENT
          Laboratory Equipment                                    2,484
          Machine Design & Configuration                        128,000
                                                                -------
               Total Properties & Equipment                     130,484

                                                             ----------
                                                             $  196,834
                                                             ==========

                    LIABILITIES AND STOCKHOLDERS' DEFICIT

     CURRENT LIABILITIES:
          Accounts payable                                   $   62,771
          Accrued expenses                                      116,323
          Loans payable-officers and directors                  258,137
          Notes payable-officer                                  33,800
          Notes payable-others                                  168,311
                                                             ----------
               Total current liabilities                        639,342

     COMMITMENTS

     STOCKHOLDERS' DEFICIT
          Preferred stock, par value $0.001;10,000,000
               shares authorized; 84,817 shares issued
               and outstanding                                       85
          Common stock, par value $0.001; 30,000,000
               shares authorized; 28,220,253 shares
               issued and outstanding                            28,220
          Additional paid-in capital                          2,492,984
          Stock subscription receivable                         (59,880)
          Deficit accumulated from inception                 (2,903,917)
                                                            ------------
               Total stockholders' deficit                     (442,508)

                                                            ------------
                                                            $   196,834
                                                            ============

The accompanying notes are an integral part of these financial statements.


                                      UTAH CLAY TECHNOLOGY, INC.
                                   (An Exploration Stage Company)
                                      STATEMENTS OF OPERATIONS
                                             (Unaudited)

                                                             Cumulative
                                 Nine months period        From Inception
                                 ended September 30,     (March 1, 1994) to
                                 2001          2000      September 30, 2001
                               --------      --------    ------------------
Revenues                      $       -    $        -    $          -

Expenses:

Mineral lease rentals            73,009        94,862         523,698
General and Administrative      265,666       179,622       2,379,352

                            -----------   -----------   -------------
Loss before income taxes      (338,675)     (274,484)     (2,903,050)

Income taxes                         75            50             867
                            -----------   -----------   -------------

Net Loss                    $ (338,750)   $ (274,534)   $ (2,903,917)
                            ===========   ===========   =============
Basic and diluted loss
per common share            $   (0.012)   $   (0.011)
                            ===========   ===========
Basic and diluted weighted
average number of common
shares outstanding           27,212,848    24,491,544
                            ===========   ===========












The accompanying notes are an integral part of these financial statements.

                                                       F-20


                                                                UTAH CLAY TECHNOLOGY, INC.
                                                              (An exploration stage company)
                                                STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                                 FROM INCEPTION (MARCH 1, 1994) TO SEPTEMBER 30, 2001


                                 Preferred Stock           Common Stock                                       Deficit
                           --------------------------------------------------    Additional     Stock       accumulated
                              Number of                Number of                  Paid-In    subscription      from         Total
                               Shares       Amount      Shares       Amount       Capital     receivable     inception
                           -------------   --------   ----------   ----------   -----------   -----------   -----------   ---------
Shares issued for
cash March 1, 1994               -         $      -    5,600,000    $  56,000   $         -   $        -    $        -    $  56,000

Shares issued for
services March 1, 1994           -                -   14,400,000      144,000             -            -             -      144,000

Net loss for period
March 1, 1994 to
December 31, 1994                -                -            -            -             -            -      (105,573)   (105,573)
                           -------------   --------   ----------   ----------   -----------   -----------   -----------   ---------

Balance  December 31, 1994       -                -   20,000,000      200,000             -            -      (105,573)      94,427

Net loss for the year
ended December 31, 1995          -                -            -            -             -            -      (672,267)   (672,267)
                           -------------   --------   ----------   ----------   -----------   -----------   -----------   ---------

Balance December 31, 1995        -                -   20,000,000      200,000             -            -      (777,840)   (577,840)

1 for 10 reverse split
September 30, 1996               -                -    2,000,000     (180,000)      180,000            -             -            -

Change of par value
  to $0.001                      -                -            -      (18,000)       18,000            -             -            -

Preferred stock issued to
related parties for
cancellation of debt
September  30, 1996           84,817             85            -            -       424,000            -             -      424,085

Shares issued for service
  in 1996                        -                -      265,000          265        48,200            -             -       48,465

Net loss for the year ended
December 31, 1996                -                -            -            -             -            -      (153,669)   (153,669)
                           -------------   --------   ----------   ----------   -----------   -----------   -----------   ---------

Balance December 31, 1996     84,817       $     85    2,265,000    $   2,265   $   670,200   $        -    $ (931,509) $ (258,959)


The accompanying notes are an integral part of these financial statements.

                                                                      F-21

                                                          UTAH CLAY TECHNOLOGY, INC.
                                                        (An exploration stage company)
                                           STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                             FROM INCEPTION (MARCH 1, 1994) TO SEPTEMBER 30, 2001

                                 Preferred Stock           Common Stock                                       Deficit
                           --------------------------------------------------    Additional     Stock       accumulated
                              Number of                Number of                  Paid-In    subscription      from         Total
                               Shares       Amount      Shares       Amount       Capital     receivable     inception
                           -------------   --------   ----------   ----------   -----------   -----------   -----------   ---------
Balance December 31, 1996       84,817           85    2,265,000        2,265       670,200            -      (931,509)   (258,959)

Share issued for cash
in 1997                           -               -      100,000          100       199,900            -             -      200,000

Share issued for debt
cancellation in 1997              -               -      165,000          165         (165)            -             -            -

Net loss for the year
ended December 31, 1997           -               -            -            -            -             -      (378,929)   (378,929)
                           -------------   --------   ----------   ----------   -----------   -----------   -----------   ---------

Balance December 31, 1997       84,817           85    2,530,000        2,530       869,935            -    (1,310,438)   (437,888)

Shares issued for
outstanding warrants              -               -      389,600          389       103,634            -             -      104,023

Share issued for debt
cancellation in 1998              -               -    2,100,774        2,101       376,049            -             -      378,150

Shares issued for
service in 1998                   -               -      572,000          572       102,073            -             -      102,645

Net loss for the year ended
December 31, 1998                 -               -            -            -             -            -      (563,351)   (563,351)
                           -------------   --------   ----------   ----------   -----------   -----------   -----------   ---------

Balance December 31, 1998       84,817           85    5,592,374        5,592     1,451,691            -    (1,873,789)   (416,421)

Shares issued for
mining lease                      -               -   17,739,500       17,740             -            -              -      17,740

Net loss for the year ended
December 31, 1999                 -               -            -            -             -            -      (261,792)   (261,792)
                           -------------   --------   ----------   ----------   -----------   -----------   -----------   ---------

Balance December 31, 1999       84,817     $     85   23,331,874    $  23,332   $ 1,451,691   $        -   $ (2,135,581) $(660,473)


The accompanying notes are an integral part of these financial statements.

                                                                   F-22

                                                       UTAH CLAY TECHNOLOGY, INC.
                                                     (An exploration stage company)
                                        STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                           FROM INCEPTION (MARCH 1, 1994) TO SEPTEMBER 30, 2001

                                 Preferred Stock           Common Stock                                       Deficit
                           --------------------------------------------------    Additional     Stock       accumulated
                              Number of                Number of                  Paid-In    subscription      from         Total
                               Shares       Amount      Shares       Amount       Capital     receivable     inception
                           -------------   --------   ----------   ----------   -----------   -----------   -----------   ---------
Balance December 31, 1999       84,817     $     85   23,331,874   $   23,332   $ 1,451,691   $       -     $(2,135,581) $(660,473)

Share issued for cash
in 2000                           -               -      260,000          260        89,740           -              -       90,000

Share issued for debt
cancellation in 2000              -               -      100,000          100        24,900           -              -       25,000

Shares issued for service
in 2000                           -               -    1,070,000        1,070       366,873           -              -      367,943

Shares issued for Subscription
Receivable                        -               -      200,000          200       129,800           -              -      130,000

Net loss for the year ended
December 31, 2000                 -               -            -            -             -           -      (429,586)    (429,586)

Stock Subscription
Receivable                        -               -            -            -             -   (130,000)              -    (130,000)

Cash received                     -               -            -            -             -      70,120              -       70,120
                           -------------   --------   ----------   ----------   -----------   -----------   -----------   ---------

Balance December 31, 2000       84,817           85   24,961,874       24,962     2,063,004    (59,880)    (2,565,167)    (536,996)

Share issued for debt
cancellation in 2001              -               -    2,131,379        2,131       211,007           -              -      213,138

Shares issued for service
and prepaid expenses              -               -    1,127,000        1,127       218,973           -              -      220,100

Net loss for the period ended
September 30, 2001                -               -            -            -             -           -      (338,750)   $(338,750)
                           -------------   --------   ----------   ----------   -----------   -----------   -----------   ---------

Balance September 30, 2001      84,817     $     85   28,220,253   $   28,220   $ 2,492,984   $  (59,880)   $(2,903,917) $(442,508)
                           =============   ========   ==========   ==========   ===========   ===========   ===========   =========

The accompanying notes are an integral part of these financial statements.

                                                                       F-23

                                                          UTAH CLAY TECHNOLOGY, INC.
                                                        (An Exploration Stage Company)
                                                           STATEMENTS OF CASH FLOWS
                                                                  (Unaudited)

                                                                                                                Cumulative
                                                                              Nine months period              from inception
                                                                              ended September 30,           (March 1, 1994) to
                                                                              2001           2000           September 30, 2001
                                                                          ------------   ------------       ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Loss                                                            $    (338,750)   $  (274,534)     $     (2,903,917)
     Adjustments to reconcile net loss to net cash used in
     operating activities:
          Issuance of common stock for services                                154,100        367,943               842,153
          Increase in receivable                                                     -              -                  (350)
          Decrease in prepaid expenses                                               -        (82,595)                    -
          Increase / (decrease) in accounts payable & accrued expenses          84,992       (170,895)              327,294
                                                                          ------------   ------------       ------------------
     Total Adjustments                                                         239,092        114,453             1,169,097

          Net cash used in operating activities                                (99,658)      (160,081)           (1,734,820)

CASH FLOWS FROM INVESTING ACTIVITIES
          Decrease in mining leases                                             15,432         27,904                17,740
          Machine design & configuration                                             -              -              (130,484)
                                                                          ------------   ------------       ------------------
          Net cash provided by (used in) investing activities                   15,432         27,904              (112,744)

CASH FLOWS FROM FINANCING ACTIVITIES:
          Proceeds from loans from officers/directors                           33,800          3,600             1,098,513
          Proceeds from (payments of) notes payable                             50,426        (26,586)              228,908
          Issuance of shares                                                         -        155,420               520,143
                                                                          ------------   ------------       ------------------
          Net cash provided by financing activities                             84,226        132,434             1,847,564

       Net Increase (decrease) in cash & cash equivalents                            -            257                     -

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                           -            640                     -
                                                                          ------------   ------------       ------------------

CASH & CASH EQUIVALENTS, ENDING BALANCE                                  $           -    $       897      $              -
                                                                          ============   ============       ==================

The accompanying notes are an integral part of these financial statements.

                                                                        F-24

                                                            UTAH CLAY TECHNOLOGY, INC.
                                                         (An Exploration Stage Company)
                                                      STATEMENTS OF CASH FLOWS (CONTINUED)
                                                                  (Unaudited)

                                                                                                                Cumulative
                                                                              Nine months period              from inception
                                                                              ended September 30,           (March 1, 1994) to
                                                                              2001           2000           September 30, 2001
                                                                          ------------   ------------       ------------------
SUPPLEMENTAL DISCLOSURE:

Cash paid during the period for:

   Interest                                                              $       902      $         -       $        11,109

   Income tax                                                            $       272      $         -       $         1,222

Non-cash investing and financing activities:

   Issuance of common stock for service                                  $   154,100      $   367,943       $       842,153

   Issuance of preferred stock for debt                                  $         -      $         -       $       424,085

   Issuance of common stock for acquisition                              $         -      $         -       $        17,740
   of mining rights

   Issuance of common stock against
   cancellation of debt, Prepaid, Advances
   and accrued expenses                                                  $   279,138      $    25,000       $     1,106,373

   Subscription receivable                                               $         -      $   130,000       $       130,000
















                                                                        F-25


                          Utah Clay Technology, Inc.
                        (An Exploration Stage Company)
                   Notes to Unaudited Financial Statements

Note 1- Summary of significant accounting policies

Organization and nature of operations

Utah Clay Technology, Inc. (the "Company"), a Utah corporation, was incorporated on March 1, 1994. The planned operations of the Company are to engage in mining, processing and marketing of minerals. For the period from inception (March 1, 1994) to September 30, 2001, the Company had no revenues. The Company is classified as an exploration stage company because its principal activities involve obtaining the capital necessary to execute its strategic business plan.

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Issuance of share for services

Valuation of shares for services is based on the fair market value of services.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Equipment and mining properties

Equipment is recorded at cost. The Company has adopted the straight-line method in computing depreciation for financial reporting purposes and generally uses accelerated methods for income tax purposes. The annual provision for depreciation will be computed principally in accordance with the following ranges of asset lives: laboratory equipment- 3 to 5 years, processing equipment- 3 to 10 years. Equipment was acquired and set up in late 1997. No depreciation expense has been recorded in the financial statements, as the company is yet to use any of its equipment and mining properties.

Income taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or

                          Utah Clay Technology, Inc.
                        (An Exploration Stage Company)
                   Notes to Unaudited Financial Statements

deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income
(loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the company adopted the new fair value method. The company uses the intrinsic value method prescribed by APB25 and has opted for the disclosure provisions of SFAs No.123. The implementation of this standard did not have any impact on its financial statements.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying, as financial instruments are a reasonable estimate of fair value.

Accounting developments

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. SFAS

                          Utah Clay Technology, Inc.
                        (An Exploration Stage Company)
                   Notes to Unaudited Financial Statements

No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133, as amended by SFAS No. 137 and SFAS No. 138, is effective for fiscal quarters of fiscal years beginning after June 15, 2000. The impact of adopting this statement is not material to the financial statements of the Company.

In June 2000, the FASB issued Financial Accounting Standards (SFAS) No. 138, "Accounting for Certain Instruments and Certain Hedging Activities." The impact of adopting this statement is not material to the financial statements of the Company.

In June 2000, the FASB issued Financial Accounting Standards (SFAS) No. 139, "Rescission of FASB Statement No. 53 and Amendments to Statements No. 63, 89, and 121." The impact of adopting this statement is not material to the financial statements of the Company.

In September 2000, the FASB issued Financial Accounting Standards SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and a replacement of FASB Statement No. 125." The impact of adopting this statement is not material to the financial statements of the Company.

In December 1999, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 summarizes the SEC's views on the application of GAAP to revenue recognition. In June 2000, the SEC released SAB No. 101B that delays the implementation date of SAB 101 until no later than the fourth fiscal quarter of fiscal year beginning after December 15, 1999. The Company has reviewed SAB No. 101 and believes that it is in compliance with the SEC's interpretation of Revenue recognition.

In March 2000, the FASB issued Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation." This Interpretation clarifies (a) the definition of employee for purposes of applying APB Opinion No. 25, (b) the criteria for determining whether a plan qualifies as a no compensatory plan,
(c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. The adoption of this Interpretation has not had a material impact on the Company's financial position or operating results.

In January 2001, the Financial Accounting Standards Board Emerging Issues Task Force issued EITF 00-27 effective for convertible debt instruments issued after November 16, 2000. This pronouncement requires the use of the intrinsic value method for recognition of the detachable and imbedded equity features included with indebtedness, and requires amortization of the amount associated with the convertibility feature over the life of the debt instrument rather than the period for which the instrument first becomes convertible. The adoption of this pronouncement has not had a material impact on the Company's financial position or operating results.

                          Utah Clay Technology, Inc.
                        (An Exploration Stage Company)
                   Notes to Unaudited Financial Statements

On July 20, 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." These statements make significant changes to the accounting for business combinations, goodwill, and intangible assets.

SFAS No. 141 establishes new standards for accounting and reporting requirements for business combinations and will require that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited. This statement is effective for business combinations completed after June 30, 2001.

SFAS No. 142 establishes new standards for goodwill acquired in a business combination and eliminates amortization of goodwill and instead sets forth methods to periodically evaluate goodwill for impairment. Intangible assets with a determinable useful life will continue to be amortized over that period. This statement becomes effective January 1, 2002.

Management is in the process of evaluating the requirements of SFAS No. 141 and 142, but does not expect these pronouncements will materially impact the Company's financial position or results of operations.

Note 2- Income taxes

Since the Company has not generated taxable income since inception, no provision for income taxes has been provided (other than minimum franchise taxes paid to the state of Utah). The company has provided a 100% valuation allowance against the deferred income tax assets arisen due to net operating losses carried forward.

Note 3- An exploration stage company

An exploration stage company is one for which principal operations of mining have not commenced or principal operations have generated an insignificant amount of revenue. Management of an exploration stage company devotes most of its activities in conducting exploratory mining operations. Operating losses have been incurred through September 30, 2001, and the Company continues to use, rather than provide, working capital in this operation. Although management believes that it is pursuing a course of action that will provide successful future operations, the outcome of these matters is uncertain.

Note 4-Going Concern uncertainty

The company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The company incurred a net loss of $2,903,917 for the period from inception (March 1, 1994) to September 30, 2001. The company's current liabilities exceeded its current assets by $572,992 as of September 30, 2001. These factors, as well as the uncertain conditions that the company faces in its day-to-day operations, create an uncertainty as to the company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary should the company be unable to continue as a going concern. The company plans to finance the continued operations for the next year through private funding and funding from officers of the company.

                          Utah Clay Technology, Inc.
                        (An Exploration Stage Company)
                   Notes to Unaudited Financial Statements

Note 5- Issuance of stock

The Company issued 2,131,379 shares of common stock in exchange for debts to shareholders amounting $213,138 in the first quarter, 530,000 shares of common stock for services in the amount of $100,700 in the second quarter and 597,000 shares of common stock for services and prepaid expenses, in the amount of $119,400 in the third quarter of 2001.

Note-6 Basis of preparation

The accompanying unaudited condensed interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for the presentation of interim financial information, but do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. The audited financial statements for the two years ended December 31, 2000 and 1999 was filed on April 13, 2001 with the Securities and Exchange Commission and is hereby referenced. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2001.

Note 7- Commitments

On April 1, 2001, the Company entered into an agreement with certain officers of the Company whereby the Company will pay $13,000 per month in aggregate, to these officers for their services through December 31, 2001.

             PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

      The general corporation law of Utah and the bylaws of the Registrant provide certain indemnification rights for directors, officers and agents of the Registrant. These indemnification provisions are set forth in the Prospectus under "Indemnification."

Item 25.  Other Expenses of Issuance and Distribution

      The estimated expenses of this offering, other than brokers' commissions, are as follows:

                                                  Estimated
               Item                                 Amount
      -----------------------                   -------------

      Registration fees                         $   3,500
      Transfer agent's fees                         1,500
      Printing                                      2,000
      Legal                                        10,000
      Accounting                                    5,000
      EDGAR provider fees                           3,000
                                                -------------
                                                  $25,000

      The Registrant will pay all the above expenses. The selling stockholders will pay none of them.

Item 26.  Recent Sales of Unregistered Securities

      The following information is provided for all securities sold by the Registrant within the past three years without registering the securities under the Securities Act of 1933. All securities were shares of common stock. There were no underwriters involved in the sales.

                                                                                         Dollar Value of
                      No. of                                              Cash           Other Type of
    Date           Shares Sold                Purchasers              Consideration      Consideration
-----------      ----------------     --------------------------    -----------------   -----------------
12-99             17,739,500(1)       Utah Kaolin Corporation               -                17,740

03-20-00 to
04-03-00(2):

04-03-00              80,000(3)       McKay, Burton & Thurman               -                48,305

04-03-00              10,000(4)       James Groscost                        -                 6,038

                                                45

03-20-00              10,000(5)       Roger Huber                           -                 3,200

03-20-00              10,000(6)       J. W. Patterson                       -                 3,200

03-20-00             500,000(7)       E. G. Marchi                          -               160,000

03-20-00              60,000(8)       Robert J. Conley                      -                19,200

03-20-00             400,000(9)       Precision Systems                     -               128,000
                                      Engineering, Inc.

03-20-00            100,000(10)       Ron Ostler                            -                25,000

03-20-00            460,000(11)       Investors Advocate                    -               220,000

02-27-01             10,000(12)       Ryan Engh                             -                 1,000

02-27-01            443,773(12)       Thomas J. Kenan                       -                44,380

02-27-01            465,000(12)       Thomas F. Harrison                    -                46,500

02-27-01          1,162,606(12)       Dennis S. Engh                        -               116,260

04-10-01            530,000(13)       Securities Capital                    -                53,000
                                      Corporation

08-09-01            165,000(12)       Thomas J. Kenan                       -                14,850

08-09-01            165,000(14)       Marilyn C. Kenan Trust                -                14,850

08-09-01            100,000(15)       Kenneth Morrison                      -                 9,000

08-09-01            167,000(16)       Dorcas Engh                           -                15,030

11-30-01            321,420(17)       Dutchess Private Equities             -                22,500
                                      Fund, L.P.

11-30-01          1,285,700(17)       May Davis Group, Inc.                 -                90,000

11-30-01            964,428(17)       Dutchess Advisors, Ltd.               -                67,500

11-30-01            450,000(18)       Joseph B. LaRocco                     -                31,500

________________________


(1) These shares were issued to purchase the Oro Blanco mining lease. See "Certain Relationships and Related Transactions" in the Prospectus.
        The shares were issued pursuant to the exemption from registration provided by Regulation D, Rule 506. No public solicitation or public advertising was employed. The purchaser of the shares, Utah Kaolin Corporation, is an affiliate of the Registrant. Utah Kaolin's management is also the management of Utah Clay Technology. Utah Kaolin is owned by members of the Engh family - who are the majority shareholders of Utah Clay; Carmen J. (Tony) Lotito, an officer and director of Utah Clay; Dr. Kenneth Morrison, an accredited investor; and Thomas J. Kenan, an accredited investor. Each shareholder of Utah Kaolin Corporation was an accredited investor at the time of this transaction.

(2) During this period Utah Clay approached seven creditors of the company, listed below, and offered and sold them restricted common stock in exchange for the cancellation of indebtedness owed to them by the company. Two of the creditors were accredited, and five were non-accredited investors. The sales were made in reliance upon the Rule

        506 exemption from registration. All five non-accredited investors were sophisticated persons who had sufficient knowledge and experience in financial and business matters to allow them to evaluate the merits and risks of the investment. The offering materials provided each investor were current and contained what the company believed was all material information about the company required by Rule 502(b)(2) of Regulation D, which information had been prepared for an offering circular used in an unsuccessful Rule 506 offering attempted in December 1999. The financial statements provided were audited statements of 1998 and 1999.

(3) These shares were issued in exchange for legal services provided to Utah Clay during the period of March 1994 to September 1999 and were issued pursuant to the exemption from registration provided by Regulation D, Rule 506. No public solicitation or public advertising was employed. The beneficial owner of these shares is William H. Thurman, one of the partners of the law firm and an accredited investor. He was provided a copy of an offering circular that had been prepared for an unsuccessful Rule 506 offering conducted in December 1999 as well as financial statements for 1999 and 1998. He was given an opportunity to ask questions of management concerning Utah Clay's affairs.

(4) These shares were issued in exchange for the cancellation of indebtedness of Utah Clay that arose with regard to ore hauling services provided by a company owned by Mr. Groscost, an accredited investor. The shares were issued pursuant to the exemption from registration provided by Regulation D, Rule 506. No public solicitation or public advertising was employed. He was provided a copy of an offering circular that had been prepared for an unsuccessful Rule 506 offering conducted in December 1999 as well as financial statements for 1999 and 1998. He was given an opportunity to ask questions of management concerning Utah Clay's affairs.

(5) These shares were issued to this non-accredited investor to cancel indebtedness owed to this person for services rendered with regard to Utah Clay's mining properties. The shares were issued pursuant to the exemption from registration provided by Regulation D, Rule 506. No public solicitation or public advertising was employed. He was provided a copy of an offering circular that had been prepared for an unsuccessful Rule 506 offering conducted in December 1999 as well as financial statements for 1999 and 1998. He was given an opportunity to ask questions of management concerning Utah Clay's affairs. This investor was sophisticated and had sufficient knowledge and experience in financial and business matters to allow him to evaluate the merits and risks of the investment.


(6) These shares were issued to this non-accredited investor to cancel indebtedness owed to this person for his marketing services. The shares were issued pursuant to the exemption from registration provided by Regulation D, Rule 506. No public solicitation or public advertising was employed. He was provided a copy of an offering circular that had been prepared for an unsuccessful Rule 506 offering conducted in December 1999 as well as financial statements for 1999 and 1998. He was given an opportunity to ask questions of management concerning Utah Clay's affairs. This investor was sophisticated and had sufficient knowledge and experience in financial and business matters to allow him to evaluate the merits and risks of the investment.

(7) These shares were issued to this non-accredited investor to cancel indebtedness owed to this person for business planning consulting services rendered for one year. The shares were issued pursuant to the exemption from registration provided by Regulation D, Rule 506. No public solicitation or public advertising was employed. He was provided a copy of an offering circular that had been prepared for an unsuccessful Rule 506 offering conducted in December 1999 as well as financial statements for 1999 and 1998. He was given an opportunity to ask questions of management concerning Utah Clay's affairs. This investor was sophisticated and had sufficient knowledge and experience in financial and business matters to allow him to evaluate the merits and risks of the investment.

(8) These shares were issued to this non-accredited investor to cancel indebtedness owed to this person for technical services with regard to product development. The shares were issued pursuant to the exemption from registration provided by Regulation D, Rule 506. No public solicitation or public advertising was employed. He was provided a copy of an offering circular that had been prepared for an unsuccessful Rule 506 offering conducted in December 1999 as well as financial statements for 1999 and 1998. He was given an opportunity to ask questions of management concerning Utah Clay's affairs. This investor was sophisticated and had sufficient knowledge and experience in financial and business matters to allow him to evaluate the merits and risks of the investment.

(9) These shares were issued to this non-accredited investor to cancel indebtedness owed to this person for technical engineering services with regard to planning for processing plants. The shares were issued pursuant to the exemption from registration provided by Regulation D, Rule 506. No public solicitation or public advertising was employed. He was provided a copy of an offering circular that had been prepared for an unsuccessful Rule 506 offering conducted in December 1999 as well as financial statements for 1999 and 1998. He was given an opportunity to ask questions of management concerning Utah Clay's affairs. This investor was sophisticated and had sufficient knowledge and experience in financial and business matters to allow him to evaluate the merits and risks of the investment.


(10) These shares were issued to this non-accredited investor to cancel indebtedness owed to this person for a $25,000 loan he made to the company in November 1999. The shares were issued pursuant to the exemption from registration provided by Regulation D, Rule 506. No public solicitation or public advertising was employed. He was provided a copy of an offering circular that had been prepared for an unsuccessful Rule 506 offering conducted in December 1999 as well as financial statements for 1999 and 1998. He was given an opportunity to ask questions of management concerning Utah Clay's affairs. This investor was sophisticated and had sufficient knowledge and experience in financial and business matters to allow him to evaluate the merits and risks of the investment.

(11) These shares were issued to this non-accredited investor for subscriptions aggregating $220,000 to be paid in cash by December
        31, 2000. As of September 30, 2000 Utah Clay had received $155,420 of the subscribed amount and had a subscription receivable of $64,580. The shares were issued pursuant to the exemption from registration provided by Regulation D, Rule 506. No public solicitation or public advertising was employed. It was provided a copy of an offering circular that had been prepared for an unsuccessful Rule 506 offering conducted in December 1999 as well as financial statements for 1999 and 1998. It was given an opportunity to ask questions of management concerning Utah Clay's affairs. This investor was sophisticated and had sufficient knowledge and experience in financial and business matters to allow it to evaluate the merits and risks of the investment.

(12) These shares were issued to these persons for personal services provided to the issuer - non-executive services by Ryan Engh, legal services by Thomas J. Kenan, legal counsel to the issuer, and executive services by Thomas Harrison and Dennis Engh, officers and directors of the issuer. They were issued pursuant to the exemption from registration provided by Regulation D, Rule 506.

(13) These shares were issued in exchange for financial public relations services pursuant to the exemption from registration provided by Regulation D, Rule 506.

(14) These shares were issued to this person by way of a gift from Thomas J. Kenan, legal counsel to the issuer, to his spouse's trust. The shares were issued in lieu of cash payment for Mr. Kenan's legal services.
        The shares were issued pursuant to the exemption from registration provided by Regulation D, Rule 506.

(15) These shares were issued in exchange for Mr. Morrison's facilitating a loan to the issuer by guaranteeing the loan. The shares were issued pursuant to the exemption from registration provided by Regulation D, Rule 506.

(16) These shares were issued to Mrs. Engh in consideration of her cancelling $15,030 of indebtedness of the company to her, which indebtedness represented a loan of money earlier made by her to the company. The shares were issued pursuant to the exemption from registration provided by Regulation D, Rule 506.

(17) These shares were issued in exchange for services rendered as a consultant to an investor in the issuer's Equity Line of Credit. The shares were issued pursuant to the exemption from registration provided by Regulation D, Rule 506.

(18) These shares were issued in exchange for legal services performed in connection with the issuer's Equity Line of Credit and $195,000 worth of 3-year, 5% convertible debentures. The shares were issued pursuant to the exemption from registration provided by Regulation D, Rule 506.

Exhibits

      The following exhibits are filed as part of this Registration Statement:

Exhibit
Number          Description of Exhibit
-------         -----------------------

3(i)      -     Articles of Incorporation of Utah Clay Technology, Inc. and
                amendments thereto.*

3(i).1    -     Amended Articles of Incorporation of Utah Clay Technology,
                Inc.***

3(ii)     -     Bylaws of Utah Clay Technology, Inc.*

5         -     Opinion of Thomas J. Kenan on the legality of the securities being registered.

9         -     2000 Stock Option Plan.*

10        -     White Mountain mining lease, consisting of Amendment Agreement of November 9, 1992; Mining Lease dated March 1, 1994;
                Addendum to Mining Lease dated March 15, 2000; and Addendum to
                Mining Lease dated March 27, 2000.*

10.1      -     Oro Blanco mining lease, consisting of Mining Lease dated
                December 31, 1999.*

10.2      -     Kimberly claims: Mining Lease Agreement (Fullmer-Engh), dated
                June 19, 1993; Addendum to Fullmer-Engh Mining Lease, dated

                March 15, 2000; Option (Engh-Kaolin of the West)to Enter Into Mining Lease, dated September 30, 1996; Option (Kaolin of the West-Utah Clay) to Enter Into Mining Lease, dated September 30, 1996, to which is attached an unexecuted Mining Lease;
                Addendum to Engh-Kaolin of the West Option to Enter Into Mining Lease, dated March 27, 2000; and Addendum to Kaolin of the West-Utah Clay Option to Enter Into Mining Lease dated March 27, 2000.*

10.3      -     Koosharem claims: Mining Lease Agreement (Fullmer-Engh), dated
                June 19, 1993; Addendum to Fullmer-Engh Mining Lease, dated
                March 15, 2000; Option (Engh-Kaolin of the West)to Enter Into
                Mining Lease, dated September 30, 1996; Option (Kaolin of the
                West-Utah Clay) to Enter Into Mining Lease, dated September 30,
                1996, to which is attached an unexecuted Mining Lease; Addendum to Engh-Kaolin of the West Option to Enter Into Mining Lease, dated March 27, 2000; and Addendum to Kaolin of the West-Utah
                Clay Option to Enter Into Mining Lease dated March 27, 2000.*

10.4      -     Topaz claims: Mining Lease Agreement (Fullmer-Engh), dated June
                19, 1993; Addendum to Fullmer-Engh Mining Lease, dated March 15,
                2000; Option (Engh-Kaolin of the West)to Enter Into Mining
                Lease, dated September 30, 1996; Option (Kaolin of the West-Utah
                Clay) to Enter Into Mining Lease, dated September 30, 1996, to which is attached an unexecuted Mining Lease; Addendum to Engh-Kaolin of the West Option to Enter Into Mining Lease, dated
                March 27, 2000; and Addendum to Kaolin of the West-Utah Clay
                Option to Enter Into Mining Lease dated March 27, 2000.*

10.7      -     Small Miner's Permit for White Mountain lease issued by Bureau of Land Management and Utah State Division of Oil, Gas and
                Mining.**

10.8      -     Subscription Agreement of November 30, 2001 between Utah Clay
                Technology, Inc. and the Purchasers of $200,000 of Convertible
                Debentures of Utah Clay Technology, Inc.

10.9      -     Form of Debenture of the convertible debentures described in
                Exhibit 10.8.

10.10     -     Security Agreement (Stock Pledge) of November 30, 2001 between
                Dennis S. Engh, Daniel Engh, Thomas Harrison (as Pledgors) and the Purchasers of the convertible debentures described in
                Exhibit 10.8.

10.11     -     Registration Rights Agreement of November 30, 2001 between Utah
                Clay Technology, Inc. and the Purchasers of the convertible debentures described in Exhibit 10.8.

10.12     -     Investment Agreement (Equity Line Financing) of November 30,
                2001 between Utah Clay Technology, Inc. and the Investors bound by the equity line financing.

10.13     -     Registration Rights Agreement of November 30, 2001 between Utah
                Clay Technology, Inc. and the Investors described in Exhibit
                10.12.

10.14     -     Escrow Agreement of November 30, 2001 among First Union
                National Bank of New York, New York; Utah Clay Technology,
                Inc.; and May Davis Group, Inc.

23        -     Consent of Thomas J. Kenan, to the reference to him as an
                attorney who has passed upon certain information contained in the Registration Statement.

23.1      -     Consent of Kabani & Company, Certified Public Accountants,
                independent auditors of the Registrant.

*Previously filed with Amendment No. 1 to Form SB-2 Commission file number
 333-34308; incorporated herein.

**Previously filed with Amendment No. 2 to Form SB-2 Commission file number
  333-34308; incorporated herein.

***Previously filed with Form 10-QSB Current Report for the Period Ended
   September 30, 2001 Commission file number 333-34308; incorporated herein.

Item 28.  Undertakings

      The Registrant will -

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah.

Date:  December 21, 2001               UTAH CLAY TECHNOLOGY, INC.


                                       By/s/Dennis S. Engh
                                         -----------------
                                       Dennis S. Engh, President, and
                                       individually as a Director

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.


Date:  December 21, 2001                 /s/ Darin D. Engh
                                         -------------------
                                       Darin D. Engh, Treasurer,
                                       Secretary and Director


Date:  December 21, 2001                 /s/ Thomas F. Harrison
                                         -------------------------
                                       Thomas F. Harrison, Vice President,
                                       Chief Financial Officer, Principal
                                       Accounting Officer and Director


Date:  December 21, 2001                 /s/ Daniel H. Engh
                                         ----------------------
                                       Daniel H. Engh, Vice President
                                       and Director

PROSPECTUS DELIVERY OBLIGATION. Until ________, 2002 (90 days after the effective date of this Prospectus), all dealers effecting transactions in these securities may be required to deliver a Prospectus. Further, all dealers or brokers that effect transactions in these securities for the selling stockholders are required to deliver a Prospectus.

                        Utah Clay Technology, Inc.
                        Commission File 333-34308


               Exhibits to Form SB-2 Registration Statement
               --------------------------------------------

Number          Description of Exhibit
------          ----------------------

3(i)      -     Articles of Incorporation of Utah Clay Technology, Inc. and
                amendments thereto.*

3(i).1    -     Amended Articles of Incorporation of Utah Clay Technology,
                Inc.***

3(ii)     -     Bylaws of Utah Clay Technology, Inc.*

5         -     Opinion of Thomas J. Kenan on the legality of the securities being registered.

9         -     2000 Stock Option Plan.*

10        -     White Mountain mining lease, consisting of Amendment Agreement of November 9, 1992; Mining Lease dated March 1, 1994;
                Addendum to Mining Lease dated March 15, 2000; and Addendum to
                Mining Lease dated March 27, 2000.*

10.1      -     Oro Blanco mining lease, consisting of Mining Lease dated
                December 31, 1999.*

10.2      -     Kimberly claims: Mining Lease Agreement (Fullmer-Engh), dated
                June 19, 1993; Addendum to Fullmer-Engh Mining Lease, dated
                March 15, 2000; Option (Engh-Kaolin of the West)to Enter Into
                Mining Lease, dated September 30, 1996; Option (Kaolin of the
                West-Utah Clay) to Enter Into Mining Lease, dated September

                30, 1996, to which is attached an unexecuted Mining Lease; Addendum to Engh-Kaolin of the West Option to Enter Into Mining Lease, dated March 27, 2000; and Addendum to Kaolin of the West-Utah Clay Option to Enter Into Mining Lease dated March 27, 2000.*

10.3      -     Koosharem claims: Mining Lease Agreement (Fullmer-Engh), dated
                June 19, 1993; Addendum to Fullmer-Engh Mining Lease, dated
                March 15, 2000; Option (Engh-Kaolin of the West)to Enter Into
                Mining Lease, dated September 30, 1996; Option (Kaolin of the
                West-Utah Clay) to Enter Into Mining Lease, dated September
                30, 1996, to which is attached an unexecuted Mining Lease;
                Addendum to Engh-Kaolin of the West Option to Enter Into
                Mining Lease, dated March 27, 2000; and Addendum to Kaolin of the West-Utah Clay Option to Enter Into Mining Lease dated
                March 27, 2000.*

10.4      -     Topaz claims: Mining Lease Agreement (Fullmer-Engh), dated
                June 19, 1993; Addendum to Fullmer-Engh Mining Lease, dated
                March 15, 2000; Option (Engh-Kaolin of the West)to Enter Into
                Mining Lease, dated September 30, 1996; Option (Kaolin of the
                West-Utah Clay) to Enter Into Mining Lease, dated September
                30, 1996, to which is attached an unexecuted Mining Lease;
                Addendum to Engh-Kaolin of the West Option to Enter Into
                Mining Lease, dated March 27, 2000; and Addendum to Kaolin of the West-Utah Clay Option to Enter Into Mining Lease dated
                March 27, 2000.*

10.7      -     Small Miner's Permit for White Mountain lease issued by Bureau of Land Management and Utah State Division of Oil, Gas and
                Mining.**

10.8      -     Subscription Agreement of November 30, 2001 between Utah Clay
                Technology, Inc. and the Purchasers of $200,000 of Convertible
                Debentures of Utah Clay Technology, Inc.

10.9      -     Form of Debenture of the convertible debentures described in
                Exhibit 10.8.

10.10     -     Security Agreement (Stock Pledge) of November 30, 2001 between
                Dennis S. Engh, Daniel Engh, Thomas Harrison (as Pledgors) and the Purchasers of the convertible debentures described in
                Exhibit 10.8.

10.11     -     Registration Rights Agreement of November 30, 2001 between
                Utah Clay Technology, Inc. and the Purchasers of the convertible debentures described in Exhibit 10.8.

10.12     -     Investment Agreement (Equity Line Financing) of November 30,
                2001 between Utah Clay Technology, Inc. and the Investors bound by the equity line financing.

10.13     -     Registration Rights Agreement of November 30, 2001 between
                Utah Clay Technology, Inc. and the Investors described in
                Exhibit 10.12.

10.14     -     Escrow Agreement of November 30, 2001 among First Union
                National Bank of New York, New York; Utah Clay Technology,
                Inc.; and May Davis Group, Inc.

23        -     Consent of Thomas J. Kenan, to the reference to him as an
                attorney who has passed upon certain information contained in the Registration Statement.

23.1      -     Consent of Kabani & Company, Certified Public Accountants,
                independent auditors of the Registrant.

*Previously filed with Amendment No. 1 to Form SB-2 Commission file number
 333-34308; incorporated herein.

** Previously filed with Amendment No. 2 to Form SB-2 Commission file number
  333-34308; incorporated herein.

*** Previously filed with Form 10-QSB Current Report for the Period Ended
  September 30, 2001 Commission file number 333-34308; incorporated herein.

                     FULLER, TUBB, POMEROY & STOKES
                       A PROFESSIONAL CORPORATION
                           ATTORNEYS AT LAW
                201 ROBERT S. KERR AVENUE, SUITE 1000
                       OKLAHOMA CITY, OK 73102

G. M. FULLER (1920-1999)                                 TELEPHONE 405-235-2575
JERRY TUBB                                               FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES
     _____

OF COUNSEL:
MICHAEL A. BICKFORD
THOMAS J. KENAN
ROLAND TAGUE
BRADLEY D. AVEY

                            December 10, 2001






Dennis Engh, President
Utah Clay Technology, Inc.
3985 South 2000 East
Salt Lake City, UT   84124

                            Re:     Utah Clay Technology, Inc.

Dear Mr. Engh:

     I have reviewed the Form SB-2 Registration Statement of Utah Clay Technology, Inc. and am of the opinion that the securities being registered on the Form SB-2 have been legally issued, are fully paid, and are non-assessable.

                                   Sincerely,


                                   /s/ Thomas J. Kenan

                                   Thomas J. Kenan









                                                                      Exhibit 5
                                                               Page 1 of 1 Page

                             ____________________

                          UTAH CLAY TECHNOLOGY, INC.
                             ____________________





     This offering consists of up to $200,000 of the Company's Convertible
                        Debentures convertible into the
                            Company's Common Stock.



                             ____________________



                            SUBSCRIPTION AGREEMENT



                             ____________________


















                                                                   Exhibit 10.8
                                                             Page 1 of 42 Pages

                             SUBSCRIPTION PROCEDURES


     Convertible Debentures of Utah Clay Technology, Inc. (the "Company") are being offered (the "Debentures"). This offering is being made in accordance with the exemptions from registration provided for under Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act") and Rule 506 of Regulation D promulgated under the 1933 Act.

     In order to purchase Debentures, each subscriber must complete and execute a questionnaire (the "Questionnaire") and a subscription agreement (the "Subscription Agreement"). In addition, the subscriber must make a payment to an escrow fund for the amount being purchased. All subscriptions are subject to acceptance by the Company, which shall not occur until the Company has returned the signed Company Signature Page.

          The Questionnaire is designed to enable the Purchaser to demonstrate the minimum legal requirements under federal and state securities laws to purchase the Debentures. The Signature Page for the Questionnaire and the Subscription Agreement contain representations relating to the subscription and should be reviewed carefully by each subscriber.

     If you are a foreign person or foreign entity, you may be subject to a withholding tax equal to 30% of any dividends paid by the Company. In order to eliminate or reduce such withholding tax you must submit a properly executed I.R.S. Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or I.R.S. Form 1001 (Ownership Exemption or Reduced Trade Certificate), claiming exemption from withholding or eligibility for treaty benefits in the form of a lower rate of withholding tax on interest or dividends.

     Payment  must be made by wire transfer to First Union National Bank
(the "Escrow Agent") per the wire instructions that will be established. In the event of a termination of the offering or the rejection of a subscription, subscription funds will be returned by the Escrow Agent without interest or charges.










                                                                   Exhibit 10.8
                                                             Page 2 of 42 Pages

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH
LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF
THE OFFERING MATERIALS.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                         SUBSCRIPTION AGREEMENT
                        ------------------------


To:     UTAH CLAY TECHNOLOGY, INC.
        --------------------------

     This Subscription Agreement is made between UTAH CLAY TECHNOLOGY, INC., a Utah corporation, (the "Company"), and the undersigned prospective purchaser ("Purchaser") who is subscribing hereby for the Company's convertible debentures (the "Debentures"). This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement, together with any Exhibits thereto, relating to an offering (the "Offering") of up to $200,000 of Debentures. The Offering is limited to accredited investors and is made in accordance with the exemptions from registration provided for under Section 4(2) of the 1933 Act and Rule 506 of Regulation D promulgated under the 1933 Act ("Regulation D").

1.     SUBSCRIPTION.
       -------------

     (a) The Purchaser hereby irrevocably subscribes for and agrees to purchase that amount of Debentures as stated on the signature page upon the terms set forth in this Subscription Agreement. The Debentures shall pay a 5% cumulative interest, payable in arrears at the time of each conversion, in cash or in common stock of the Company, $.001 par value ("Common Stock"), at the Company's option. If paid in Common Stock, the number of shares of the Company's Common Stock to be received shall be determined pursuant to the conversion terms of the Debenture. If the dividend is to be paid in cash, the Company shall make such payment within five (5) business days of the conversion date. If the dividend is to be paid in Common Stock, said Common Stock shall be delivered to the Purchaser, or per Purchaser's instructions, within five (5) business days of the conversion date. The Debentures are subject to automatic conversion at the end of three (3) years from the date of issuance at which time all Debentures outstanding will be automatically converted based upon the terms set forth in the Debenture. The closing shall be deemed to have occurred on the date funds, less placement fees, escrow fees


                                                                   Exhibit 10.8
                                                             Page 3 of 42 Pages
and attorney fees, are received by the Company (the "Closing Date"). Funds shall be disbursed from escrow as follows: $100,000 to be paid from escrow upon the execution and delivery of all Transaction Documents, including a Security Agreement and Escrow Agreement for 12,000,000 shares of Common Stock securing the debenture loan. Delivery may be made of the Transaction
Documents by e-mail, and execution may be evidenced by faxed signature pages. Up to an additional $100,000 shall be paid from escrow upon the filing of a registration statement covering the common stock underlying the Debentures.

     (b) Upon receipt by the Company of the requisite payment for the Debentures being purchased, the Debentures so purchased will be forwarded by the Escrow Agent to the Purchaser or its broker, as listed on the signature page, and the name of such Purchaser will be registered on the Debenture transfer books of the Company as the record owner of such Debentures. The Escrow Agent shall not be liable for any action taken or omitted by him in good faith and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct.
The Escrow Agent has made no representations or warranties in connection with this transaction and has not been involved in the negotiation of the terms of this Agreement or any matters relative thereto. The Company and Purchaser each agree to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement.

     (c) As long as the Purchaser owns the Debenture, the Purchaser shall have the right to change the terms for the balance of the Debenture it then holds, to match the terms of any other debenture offering made by the Company.

     (d)     Conditions Precedent.     The following shall be conditions
precedent to closing and release of funds from escrow: (i) the Company and an investor(s) have signed documentation for an $6,000,000 equity credit line financing; (ii) the Company arranges to have 12,000,000 shares of its Common Stock placed into escrow as a stock pledge and the majority of the shares were issued not less then one (1) year ago; and (iv) the Company has increased its authorized shares to not less than 100,000,000.

2.     REPRESENTATIONS AND WARRANTIES.
       -------------------------------

     The Purchaser hereby represents and warrants to, and agrees with, the Company as follows:

     (a) The Purchaser has been furnished with, and has carefully read the applicable form of Registration Rights Agreement annexed hereto as Exhibit B (the "Registration Rights Agreement"), and the Debenture annexed hereto as Exhibit C and is familiar with and understands the terms of the Offering. With respect to tax and other economic considerations involved in his investment, the Purchaser is not relying on the Company. The Purchaser has carefully considered and has, to the extent the Purchaser believes such discussion necessary, discussed with the Purchaser 's professional legal, tax,


                                                                   Exhibit 10.8
                                                             Page 4 of 42 Pages
accounting and financial advisors the suitability of an investment in the Company, by purchasing the Debentures, for the Purchaser 's particular tax and financial situation and has determined that the investment being made by the Purchaser is a suitable investment for the Purchaser.

     (b) The Purchaser acknowledges that all documents, records, and books pertaining to this investment which the Purchaser has requested have been made available for inspection or the Purchaser has had access thereto.

     (c) The Purchaser has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering and if such opportunity was taken, all such questions have been answered to the full satisfaction of the Purchaser.

     (d) The Purchaser will not sell or otherwise sell the Debentures or the Common Stock issued upon conversion of the Debentures without registration under the 1933 Act or applicable state securities laws or compliance with an exemption therefrom. The Debentures have not been registered under the 1933 Act or under the securities laws of any state. Resales of the Common Stock underlying the Debentures or issued in payment of accrued interest on the Debentures are to be registered by the Company pursuant to the terms of the Registration Rights Agreement attached hereto as Exhibit B and incorporated herein and made a part hereof. The Purchaser represents that the Purchaser is purchasing the Debentures for the Purchaser's own account, for investment and not with a view to resale or distribution except in compliance with the 1933 Act. The Purchaser has not offered or sold any portion of the Debentures being acquired nor does the Purchaser have any present intention of dividing the Debentures with others or of selling, distributing or otherwise disposing of any portion of the Debentures either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance in violation of the 1933 Act. Except as provided in the Registration Rights Agreement, the Company has no obligation to register the Common Stock underlying Debentures and the Common Stock that may be issued in lieu of cash dividends.

     (e) The Purchaser recognizes that an investment in the Debentures involves substantial risks, including loss of the entire amount of such investment. Further, the Purchaser has carefully read and considered the schedule entitled Pending Litigation matters attached hereto as Schedule 3(h).

     (f) The Purchaser acknowledges that each certificate representing the Debentures (and the shares of Common Stock issued upon conversion of the Debentures, unless registered) or in payment of dividends on the Debentures shall be stamped or otherwise imprinted with a legend substantially in the following form:


                                                                   Exhibit 10.8
                                                             Page 5 of 42 Pages

       THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

      If Purchaser sends a Notice of Conversion and indicates on said notice that the conversion is for an immediate sale, then in such event the Company shall have its transfer agent send Purchaser the appropriate number of shares of Common Stock without restrictive legends and not subject to stop transfer instructions.

     (g) The Purchaser acknowledges and agrees that it shall not be entitled to seek any remedies with respect to the Offering from any party other than the Company.

     (h) If this Subscription Agreement is executed and delivered on behalf of a corporation: (i) such corporation has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Subscription Agreement and all other instruments (including, without limitation, the Registration Rights Agreement) executed and delivered by or on behalf of such corporation in connection with the purchase of the Debentures and (b) to purchase and hold the Debentures; and (ii) the signature of the party signing on behalf of such corporation is binding upon such corporation.

     (i) The Purchaser is not subscribing for the Debentures as a result of, or pursuant to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting.

     (j) The Purchaser is purchasing the Debentures for its own account for investment, and not with a view toward the resale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Debentures for any minimum or other specific term and reserves the right to dispose of the Debentures at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Purchaser is neither an underwriter of, nor a dealer in, the Debentures or the Common Stock issuable upon conversion thereof or upon the


                                                                   Exhibit 10.8
                                                             Page 6 of 42 Pages
payment of dividends thereon and is not participating in the distribution or resale of the Debentures or the Common Stock issuable upon conversion or exercise thereof.

     (k) The Purchaser or the Purchaser's representatives, as the case may be, has such knowledge and experience in financial, tax and business matters so as to enable the Purchaser to utilize the information made available to the Purchaser in connection with the Offering to evaluate the merits and risks of an investment in the Debentures and to make an informed investment decision with respect thereto. Thomas J. Kenan, Esq. has acted as attorney for the Company and Joseph B. LaRocco has acted as attorney for May Davis Group, Inc. and neither has acted as counsel to the Purchaser.

3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
       ---------------------------------------------

     Except as set forth in the Schedules attached hereto, the Company represents and warrants to the Purchaser that:

     a. Organization and Qualification. The Company and its "SUBSIDIARIES" (which for purposes of this Subscription Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) (a complete list of which is set forth in
Schedule 3(a)) are corporations duly organized and validly existing in good standing under the laws of the respective jurisdictions of their incorporation, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Subscription Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined in Section 3(b)below).

     b.      Authorization; Enforcement; Compliance with Other Instruments.
(i) The Company has the requisite corporate power and authority to enter into and perform this Subscription Agreement, the Registration Rights Agreement and the Escrow Agreement, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Subscription Agreement (collectively, the "TRANSACTION DOCUMENTS"), and to


                                                                   Exhibit 10.8
                                                             Page 7 of 42 Pages
issue the Debentures in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the reservation for issuance and the issuance of the Debentures pursuant to this Subscription Agreement, have been duly and validly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or its shareholders, (iii) the Transaction Documents have been duly and validly executed and delivered by the Company, and (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

     c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of the date hereof approximately 28,220,253 shares are issued and outstanding, 10,000,000 shares of Preferred Stock, of which as of the date hereof 84,817 shares of non-voting, non-convertible Series A Preferred Stock are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c) which is attached hereto and made a part hereof,
(i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement), (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Subscription Agreement, (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement and (viii) there is no dispute as to the class of any shares of the Company's capital stock. The Company has furnished to the Purchaser, or the Purchaser has had access through EDGAR to, true and correct copies of the Company's Articles of Incorporation, as in effect on the date hereof (the "ARTICLES OF INCORPORATION"), and the Company's By-laws, as in effect on the date hereof (the "BY-LAWS '), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

     d.     Issuance of Debentures.     A sufficient number of Debentures


                                                                   Exhibit 10.8
                                                             Page 8 of 42 Pages
issuable pursuant to this Subscription Agreement, but not more than 19.99% of the shares of Common Stock outstanding as of the date hereof (if the Company becomes listed on Nasdaq or the American Stock Exchange), has been duly authorized and reserved for issuance pursuant to this Subscription Agreement. Upon issuance in accordance with this Subscription Agreement, the Debentures will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. In the event the Company cannot register a sufficient number of shares of Common Stock, due to the remaining number of authorized shares of Common Stock being insufficient, the Company will use its best efforts to register the maximum number of shares it can based on the remaining balance of authorized shares and will use its best efforts to increase the number of its authorized shares as soon as reasonably practicable.

     e. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree, including United States federal and state securities laws and regulations and the rules and regulations of the principal securities exchange or trading market on which the Common Stock is traded or listed (the "Principal Market"), applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 3(e), neither the Company nor its Subsidiaries is in violation of any term of, or in default under, the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or their organizational charter or by-laws, respectively, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in the aggregate have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Subscription Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization, permit or order of, or make any filing or registration (except the filing of a registration statement) with, any court, governmental authority or agency, regulatory or self-regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations,


                                                                   Exhibit 10.8
                                                             Page 9 of 42 Pages
permits, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and are in full force and effect as of the date hereof. Except as disclosed in Schedule 3(e), the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not, and will not be, in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting of the Common Stock by the Principal Market in the foreseeable future.

     f. SEC Documents; Financial Statements. Since January 1, 2001, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Securities and Exchange Act of 1934 ("1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to the Purchaser or its representatives, or they have had access through EDGAR, to true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Purchaser which is not included in the SEC Documents, including, without limitation, information referred to in Section 3(d) of this Subscription Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Purchaser with any material, nonpublic information which was not publicly disclosed prior to the date hereof and any material, nonpublic information provided to the Purchaser by the Company or its Subsidiaries or any of their officers, directors, employees or agents prior to any Closing Date shall be publicly disclosed by the Company prior to such Closing Date.


                                                                   Exhibit 10.8
                                                            Page 10 of 42 Pages

     g. Absence of Certain Changes. Except as disclosed in Schedule 3(g) or the SEC Documents filed at least five (5) days prior to the date hereof, since May 15, 2001, there has been no change or development in the business, properties, assets, operations, financial condition, results of operations or prospects of the Company or its Subsidiaries which has had or reasonably could have a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

     h. Absence of Litigation. Except as set forth in Schedule 3(h), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, in which an adverse decision could have a Material Adverse Effect.

     i. Acknowledgment Regarding the Purchase of Debentures. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of arm's length investor with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchaser's purchase of the Debentures. The Company further represents to the Purchaser that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

     j.      No Undisclosed Events, Liabilities, Developments or
Circumstances. No event, liability, development or circumstance has occurred or exists, or to its knowledge is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, assets, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

     k. Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company's employ or otherwise terminate such officer's employment with the Company.


                                                                   Exhibit 10.8
                                                            Page 11 of 42 Pages

     l. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(l), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights necessary to conduct its business as now or as proposed to be conducted have expired or terminated, or are expected to expire or terminate within two years from the date of this Subscription Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3(l), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

     m. Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

     n. Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(n) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.


                                                                   Exhibit 10.8
                                                            Page 12 of 42 Pages

     o. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

     p. Regulatory Permits. The Company and its Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from the appropriate federal, state, local or foreign regulatory authorities and comparable foreign regulatory agencies, necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits which if not obtained, or such revocations or modifications which, would not have a Material Adverse Effect.

     q. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     r. No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

     s. Tax Status. The Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be


                                                                   Exhibit 10.8
                                                            Page 13 of 42 Pages
due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

     t. Certain Transactions. Except as set forth on Schedule 3(t) and in the SEC Documents filed at least ten days prior to the date hereof and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     u. Dilutive Effect. The Company understands and acknowledges that the number of shares of Common Stock issuable upon purchases pursuant to this Subscription Agreement will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines following the effective date of the registration statement covering the Common Stock underlying the Debentures (the "Effective Date"). The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Subscription Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the Transaction Documents, its obligation to issue shares of Common Stock upon purchases pursuant to this Subscription Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

     v. Right of First Refusal. The Company shall not, directly or indirectly, without the prior written consent of May Davis Group, Inc., offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its Common Stock or securities convertible into Common Stock at a price that is less than the market price of the Common Stock at the time of issuance of such security or investment (a "SUBSEQUENT FINANCING") for a period of one year after the Effective Date, except (i) the granting of options or warrants to employees, officers, directors and consultants, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or


                                                                   Exhibit 10.8
                                                            Page 14 of 42 Pages
hereinafter duly adopted by the Company, (ii) shares issued upon exercise of any currently outstanding warrants or options and upon conversion of any currently outstanding convertible debenture or convertible preferred stock, in each case disclosed pursuant to Section 3(c), (iii) securities issued in connection with the capitalization or creation of a joint venture with a strategic partner, (iv) shares issued to pay part or all of the purchase price for the acquisition by the Company of another entity (which, for purposes of this clause (iv), shall not include an individual or group of individuals), and (v) shares issued in a bona fide public offering by the Company of its securities, and (vi) shares that may be issued as a result of any outstanding rights offering between the Company and its current stockholder, unless (A) the Company delivers to May Davis Group, Inc. a written notice (the
"SUBSEQUENT FINANCING NOTICE") of its intention to effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the person with whom such Subsequent Financing shall be effected, and attached to which shall be a term sheet or similar document relating thereto and (B) May Davis Group, Inc.
shall not have notified the Company by 5:00 p.m. (New York time) on the fifth
(5th) business day after its receipt of the Subsequent Financing Notice of its willingness to provide, subject to completion of mutually acceptable documentation, financing to the Company on substantially the terms set forth in the Subsequent Financing Notice. If May Davis Group, Inc. shall fail to notify the Company of its intention to enter into such negotiations within such time period, then the Company may effect the Subsequent Financing substantially upon the terms set forth in the Subsequent Financing Notice; PROVIDED THAT the Company shall provide May Davis Group, Inc. with a second Subsequent Financing Notice, and May Davis Group, Inc. shall again have the right of first refusal set forth above in this Section, if the Subsequent Financing subject to the initial Subsequent Financing Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) business days after the date of the initial Subsequent Financing Notice. The rights granted to May Davis Group, Inc. in this Section are not subject to any prior right of first refusal given to any other person except as disclosed on Schedule 3(c).

     (w) The Company represents and warrants that it is aware of the Security Agreement being entered into between certain shareholders as pledgors of 12,000,000 shares of the Company's common stock and the Purchasers as the secured parties The Company understands that the Purchasers relying on the security agreement and the stock being pledged in the event the Company defaults in the terms of the Subscription Agreement, Registration Rights Agreement or Debentures being entered into between the Company and Purchasers. Furthermore, the Company understands that were it not for this accommodation pledge being made by certain shareholders, the Purchasers would not be subscribing for the Debentures. Therefore, the Company represents and warrants that in the event it defaults by failing to have the registration statement covering this Offering declared effective that it will cooperate with the Purchasers and do everything necessary to have the legend removed from the pledged shares to facilitate their sale pursuant to the terms of the Security Agreement. The Company also represents and acknowledges that the Debenture is a full recourse loan being made by the Purchasers and that in the event the 12,000,000 shares are not sufficient to cover 125% of Principal plus liquidated damages that the Company shall be completely liable and


                                                                   Exhibit 10.8
                                                            Page 15 of 42 Pages
responsible to pay any deficiency to the Purchasers included liquidated damages as stated in this Subscription Agreement or the Debentures, and reasonable attorney's fees and costs.

4.     COVENANTS OF THE COMPANY
       ------------------------

     a. Best Efforts. The Company shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in this Subscription Agreement.

     b. Blue Sky. The Company shall, at its sole cost and expense take such action as the Company shall reasonably determine is necessary to qualify the Common Stock underlying the shares for, or obtain exemption for the same for, sale to the Purchaser under applicable securities or "Blue Sky" laws of such states of the United States, as specified by Purchaser. The Company shall, at its sole cost and expense, make all filings and reports relating to the offer and sale of the Common Stock underlying the Debentures as required under the applicable securities or "Blue Sky" laws of such states of the United States as specified by the Purchaser.

     c. Reporting Status. Until the earlier of (i) the date that the Purchaser may sell all of the Common Stock underlying the shares acquired pursuant to this Subscription Agreement without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which the Purchaser shall have sold all the Common Stock underlying the Debentures, the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as a reporting company under the 1934 Act.

     d. Use of Proceeds. The Company will use the proceeds from the sale of the Debentures (excluding amounts paid by the Company for fees as set forth in the Transaction Documents) for general corporate and working capital purposes.

     e. Financial Information. The Company agrees to make available to the Purchaser via EDGAR or other electronic means the following: (i) within five (5) business days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-KSB, its Quarterly Reports on Form 10-QSB, any Current Reports on Form 8-K and any Registration Statements or amendments filed pursuant to the 1933 Act; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders and (iv) within two (2) calendar days of filing or delivery thereof, copies of all documents filed with, and all correspondence sent to, the Principal Market, any securities exchange or market, or the National Association of Securities Dealers, Inc.

     f. Reservation of Common Stock. Subject to the following sentence, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the issuance of the Common Stock underlying the


                                                                   Exhibit 10.8
                                                            Page 16 of 42 Pages

Debentures. In the event that the Company determines that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance, the Company shall use its best efforts to increase the number of authorized shares of Common Stock by seeking shareholder approval by calling a shareholder's meeting within thirty (30) days of their being such deficiency for the authorization of such additional shares.

     g. Listing. The Company shall promptly secure the listing of all of the Common Stock underlying the Debentures upon the Principal Market and each other national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, such listing. The Company shall maintain the Common Stock's authorization for quotation on the Principal Market, unless the Purchaser and the Company agree otherwise. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market (excluding suspensions of not more than one trading day resulting from business announcements by the Company). The Company shall promptly provide to the Purchaser copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.

     h. Transactions With Affiliates. The Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, shareholders who beneficially own 5% or more of the Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "RELATED PARTY"), except for (i) customary employment arrangements and benefit programs on reasonable terms, (ii) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, or (iii) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "AFFILIATE" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity,
(ii) has 5% or more common ownership with that person or entity, (iii) Controls that person or entity, or (iv) shares common control with that person or entity. "CONTROL" or "CONTROLS" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

     i.      Intentionally deleted.


                                                                   Exhibit 10.8
                                                            Page 17 of 42 Pages

     j. Corporate Existence. The Company shall use its best efforts to preserve and continue the corporate existence of the Company.

     k. Notice of Certain Events Affecting Registration. The Company shall promptly notify Purchaser upon the occurrence of any of the following events in respect of a registration statement or related prospectus covering the Common Stock underlying the Debentures: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus;
(ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Stock underlying the Debentures for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of a registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate, and the Company shall promptly make available to Purchaser any such supplement or amendment to the related prospectus.

     l. Indemnification. In consideration of the Purchaser's execution and delivery of the this Agreement and the Registration Rights Agreement and acquiring the Debentures hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Purchaser and all of their shareholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to
(i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant,


                                                                   Exhibit 10.8
                                                            Page 18 of 42 Pages
agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (iv) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Debentures or
(v) the status of the Purchaser as an investor in the Company, except insofar as any such untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by the Purchaser which is specifically intended by the Purchaser for use in the preparation of any such Registration Statement, preliminary prospectus or prospectus. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights the Purchaser may have, and any liabilities to which the Purchaser may be subject.

     m. Reimbursement. If (i) Purchaser, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Purchaser is impleaded in any such action, proceeding or investigation by any person, or (ii) Purchaser, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Purchaser is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company will reimburse Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which Purchaser is a named party, the Company will pay to Purchaser the charges, as reasonably determined by Purchaser, for the time of any officers or employees of Purchaser devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Subscription Agreement. The reimbursement obligations of the Company under this section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of Purchaser that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees, attorneys, accountants, auditors and controlling persons (if any), as the case may be, of Purchaser and any such affiliate, and shall be binding upon and inure to the benefit of any successors of the Company, Purchaser and any such affiliate and any such person.


                                                                   Exhibit 10.8
                                                            Page 19 of 42 Pages

5.     LIMITATION ON AMOUNT OF CONVERSION AND OWNERSHIP.
       ------------------------------------------------

           Notwithstanding anything to the contrary in this Agreement, in no event shall the Purchaser be entitled to convert any of the Debentures to the extent that, after such conversion, that number of shares of Common Stock, which when added to the sum of the number of Debentures beneficially owned, (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange Act of 1934 (the "1934 ACT")), by the Purchaser, would exceed 4.99% of the number of shares of Common Stock outstanding on the Conversion Date
(as that term is defined in the Debenture), as determined in accordance with Rule 13d-1(j) of the 1934 Act. In no event shall the Purchaser purchase shares of the Common Stock other than pursuant to this Subscription Agreement and the Debenture until such date as the Purchaser has fully converted the Debentures into Common Stock.

6.     OPINION LETTER/BOARD RESOLUTION
       -------------------------------

     Prior to or on the Closing Date the Company shall deliver to the Escrow Agent an opinion letter signed by counsel for the Company in the form attached hereto as Exhibit D. Also, prior to or on the Closing Date the Company shall deliver to the Escrow Agent a signed Board Resolution authorizing this Offering, which shall be attached hereto as Exhibit E.

7.     DELIVERY INSTRUCTIONS; FEES
       ---------------------------

     The Debentures being purchased hereunder shall be delivered to First Union National Bank as Escrow Agent, who will hold them in escrow until the Closing Date at which time funds (less escrow fees, attorneys fees and placement fees) will be wired to the Company and the Debentures will be delivered to the Purchaser, per the Purchaser's instructions.
     May Davis Group, Inc. shall receive a cash fee equal to ten percent (10%) of the gross proceeds on each Closing Date, which amount shall be paid upon closing directly from escrow. Upon closing of the offering the Company shall also issue to May Davis Group a Warrant to purchase 200,000 shares of the Company's Common Stock. At 101% of the closing bid price on the Closing Date. The Warrant shall survive for a period of (5) five years from the date of issuance and will be exercisable at the holder's discretion. The Warrant will also have "piggy-back" registration rights and be exercisable on a "cashless" basis. On the Closing Date Joseph B. LaRocco, Esq. shall receive 450,000 shares of the common stock of the Company for his services related to document preparation and escrow related to this Offering, which shares shall be registered in the registration statement covering this Offering, and on each closing of $100,000, Joseph B. LaRocco, Esq. shall receive from escrow the sum of $5,000 for document preparation related to the equity line financing.

8.     UNDERSTANDINGS.
       --------------


                                                                   Exhibit 10.8
                                                            Page 20 of 42 Pages

     The undersigned understands, acknowledges and agrees with the Company as follows:

FOR ALL SUBSCRIBERS:

     a. This Subscription may be rejected, in whole or in part, by the Company in its sole and absolute discretion at any time before the date set for closing unless the Company has given notice of acceptance of the undersigned's subscription by signing this Subscription Agreement and delivering it to Purchaser or May Davis Group, Inc.

     b. No U.S. federal or state agency or any agency of any other jurisdiction has made any finding or determination as to the fairness of the terms of the Offering for investment nor any recommendation or endorsement of the Debentures or the Company.

     c. The representations, warranties and agreements of the undersigned and the Company contained herein shall be true and correct in all material respects on and as of the date of the sale of the Debentures as if made on and as of such date and shall survive the execution and delivery of this Subscription Agreement and the purchase of the Debentures.

     d. In making an investment decision, purchasers must rely on their own examination of the company and the terms of the offering, including the merits and risks involved. The shares have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

     e. The Offering is intended to be exempt from registration by virtue of Section 4(2) of the 1933 Act and the provisions of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the undersigned herein and in the Questionnaire.

     f. It is understood that in order not to jeopardize the Offering's exempt status under Section 4(2) of the 1933 Act and Regulation D, any purchaser may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

     g. The shares may not be resold except as permitted under the securities act and applicable state securities laws, pursuant to registration or exemption therefrom. Purchasers should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

9.     SUBMISSION TO JURISDICTION
       --------------------------

     a. Forum Selection and Consent to Jurisdiction. Any litigation based thereon, or arising out of, under, or in connection with, this Agreement or any course of conduct, course of dealing, statements (whether oral or written)


                                                                   Exhibit 10.8
                                                            Page 21 of 42 Pages
or actions of the Company or Purchaser shall be brought and maintained exclusively in the courts of the state of New York. The Company hereby expressly and irrevocably submits to the jurisdiction of the state and federal Courts of the state of New York for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property. The Company hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other loan documents.

     b.     Waiver of Jury Trial.      The Purchaser and the Company hereby
knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Purchaser or the Company. The Company acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Purchaser entering into this agreement.

     c. Submission To Jurisdiction. Any legal action or proceeding in connection with this Agreement or the performance hereof may be brought in the state and federal courts located in New York, and the parties hereby irrevocably submit to the non-exclusive jurisdiction of such courts for the purpose of any such action or proceeding.

10.     MISCELLANEOUS.
        -------------

     a. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Subscription Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

      Utah Clay Technology, Inc.
      3985 South 200 East
      Salt Lake City, Utah 84124
      Attention: Dennis S. Engh, President
      Telephone:     801-424-0223
      Facsimile:     801-274-7804


                                                                   Exhibit 10.8
                                                            Page 22 of 42 Pages

      With a copy to:
      Thomas J. Kenan, Esq.
      Fuller, Tubb, Pomeroy & Stokes
      201 Robert S. Kerr Avenue, Suite 1000
      Oklahoma City, OK 73102
      Telephone:     405-235-2575
      Facsimile:     405-232-8384
      E-Mail:     kenan@ftpslaw.com

If to the Investor:

      At the address listed in the Questionnaire.

If to May Davis Group, Inc.:
      c/o Joseph B. LaRocco, Esq.
      49 Locust Avenue, Suite 107
      New Canaan, CT 06840
      Tel.:      203-966-0566
      Fax:       203-966-0363

     Each party shall provide five (5) business days prior notice to the other party of any change in address, phone number or facsimile number.

     b. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require.

     c. Neither this Subscription Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled, except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

     d. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by facsimile transmission: (i) if to the Company, at it's executive offices or (ii) if to the Purchaser, at the address for correspondence set forth in the Questionnaire, or at such other address as may have been specified by written notice given in accordance with this paragraph.

     e. This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Utah, as such laws are applied by Utah courts to agreements entered into, and to be performed in, Utah by and between residents of Utah, and shall be binding upon the undersigned, the undersigned's heirs, estate and legal representatives and


                                                                   Exhibit 10.8
                                                            Page 23 of 42 Pages
shall inure to the benefit of the Company and its successors. If any provision of this Subscription Agreement is invalid or unenforceable under any applicable statue or rule of law, then such provisions shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

     f.     This Agreement shall not be assignable.

     g. This Subscription Agreement, together with Exhibits A, B, C, D and E attached hereto and made a part hereof, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto.

     h. This Subscription Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Subscription Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Subscription Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

          [BALANCE OF PAGE INTENTIONALLY LEFT BLANK)




























                                                                   Exhibit 10.8
                                                            Page 24 of 42 Pages

                               INVESTOR QUESTIONNAIRE


     The information contained in this Questionnaire is being furnished in order to determine whether the undersigned's subscription to purchase the Debentures described in the Subscription Agreement may be accepted.

     ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. The undersigned understands, however, that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the Securities is exempt from registration under the 1933 Act, as amended. Further, the undersigned understands that the offering is required to be reported to the Securities and Exchange Commission, NASDAQ and to various state securities and "blue sky" regulators.

     IN ADDITION TO SIGNING THE SIGNATURE PAGE, IF REQUESTED BY THE COMPANY, THE UNDERSIGNED MUST COMPLETE FORM W-9.

I.     PLEASE CHECK EACH OF THE STATEMENTS BELOW THAT APPLIES.

__          1.     The undersigned: (a) has total assets in excess of
       $5,000,000; (b) was not formed for the specific purpose of acquiring the securities and (c) has its principal place of business in _________.

__     2.     The undersigned is a natural person whose individual net worth*
       or joint net worth with his or her spouse exceeds $1,000,000.

__     3.     The undersigned is a natural person who had an individual income*
       in excess of $200,000 in each of the two most recent years and who reasonably expects an individual income in excess of $200,000 in the current year. Such income is solely that of the undersigned and excludes the income of the undersigned's spouse.

__ 4. The undersigned is a natural person who, together with his or her spouse, has had a joint income* in excess of $300,000 in each of the two most recent years and who reasonably expects a joint income in excess of $300,000 in the current year.

* For purposes of this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In determining "income", an investor should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to IRA or Keogh retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.


                                                                   Exhibit 10.8
                                                            Page 25 of 42 Pages

          5.     The undersigned is:

__              (a)     a bank as defined in Section 3(a)(2) of the 1933 Act;
                or

__              (b)     a savings and loan association or other institution as
                defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity; or

__              (c)     a broker or dealer registered pursuant to Section 15
                of the 1934 Act;  or

__              (d)     an insurance company as defined in Section 2(13) of
                the 1933 Act; or

__              (e)     An investment company registered under the Investment
                Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

__              (f)     a small business investment company licensed by the
                U.S. Small Business Administration under Section 301 (c) or
                (d) of the Small Business Investment Act of 1958; or

__        6.     The undersigned is an entity in which all of the equity
          owners are accredited investors.






















                                                                   Exhibit 10.8
                                                            Page 26 of 42 Pages

II.          INVESTOR INFORMATION.

     (a)     IF THE UNDERSIGNED IS AN INDIVIDUAL:

             Name ______________________________________________

             Street Address ____________________________________

             City, State, Zip Code _____________________________

             Phone ____________________ Fax ____________________

             Social Security Number  ___________________________

             Send Correspondence to:
             ___________________________________________________

             ___________________________________________________

             ___________________________________________________



     (b)     IF THE UNDERSIGNED IS NOT AN INDIVIDUAL:

             Name of Entity ____________________________________

             Person's Name ___________________ Title____________

             State of Organization _____________________________

             Principal Business Address ________________________

             City, State, Zip Code _____________________________

             Taxpayer Identification Number ____________________

             Phone ____________________ Fax ____________________

             Send Correspondence to:

             ___________________________________________________

             ___________________________________________________

             ___________________________________________________




                                                                   Exhibit 10.8
                                                            Page 27 of 42 Pages

                            INVESTOR SIGNATURE PAGE
                            -----------------------

     Your signature on this Signature Page evidences your agreement to be bound by the Questionnaire, Subscription Agreement and Registration Rights Agreement.

     1. The undersigned hereby represents that (a) the information contained in the Questionnaire is complete and accurate and (b) the undersigned will notify UTAH CLAY TECHNOLOGY, INC. immediately if any material change in any of the information occurs prior to the acceptance of the undersigned's subscription and will promptly send UTAH CLAY TECHNOLOGY, INC. written confirmation of such change.

     2. The undersigned signatory hereby certifies that he/she has read and understands the Subscription Agreement and Questionnaire, and the representations made by the undersigned in the Subscription Agreement and Questionnaire are true and accurate.

     3.     Upon closing please deliver the Debentures to May Davis Group, Inc.


___________________________________          _________________________
Amount of Debentures being purchased                    Date


                                             By: _____________________
                                                      (Signature)

                                             Name: ___________________
                                                 (Please Type or Print)

                                             Title: __________________
                                                 (Please Type or Print)














                                                                   Exhibit 10.8
                                                            Page 28 of 42 Pages

                                 COMPANY ACCEPTANCE PAGE
                                 -----------------------

This Subscription Agreement accepted and agreed to this ____ day of November, 2001.


UTAH CLAY TECHNOLOGY, INC.



By__________________________________
     Dennis S. Engh its President
































                                                                   Exhibit 10.8
                                                            Page 29 of 42 Pages

                                     Exhibit A

                               NOTICE OF CONVERSION
                               --------------------

       (To be Executed by the Registered Owner in order to Convert Debenture)

     The undersigned hereby irrevocably elects, as of ________________, to convert $________________ of its convertible debenture (the "Debenture") into Common Stock of UTAH CLAY TECHNOLOGY, INC. (the "Company") according to the conditions set forth in the Debenture issued by the Company. This conversion is being made for an immediate sale.

Date of Conversion_______________________________________________________


Applicable Conversion Price______________________________________________


Number of Debentures Issuable upon this Conversion_______________________


Name(Print)______________________________________________________________

Address__________________________________________________________________


Phone_____________________________ Fax___________________________________





                    By:_______________________________________











                                                                   Exhibit 10.8
                                                            Page 30 of 42 Pages

                                     EXHIBIT D


Purchasers of [Company] [Describe Securities]          _______________, 2001


                                 Re:     [Company]

Ladies and Gentlemen:

     We have acted as counsel to [Company], a corporation incorporated under the laws of the State of _________ (the "Company"), in connection with the proposed issuance and sale of convertible debentures (the "Securities") pursuant to the related Subscription Agreement (including all Exhibits and Appendices thereto) (collectively the "Agreements").

     In connection with rendering the opinions set forth herein, we have examined drafts of the Agreement, the Company's Certificate of Incorporation, and its Bylaws, as amended to date [other documents - describe], the proceedings of the Company's Board of Directors taken in connection with entering into the Agreements, and such other documents, agreements and records as we deemed necessary to render the opinions set forth below.

     In conducting our examination, we have assumed the following: (i) that each of the Agreements has been executed by each of the parties thereto in the same form as the forms which we have examined, (ii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity and accuracy of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies, (iii) that each of the Agreements has been duly and validly authorized, executed and delivered by the party or parties thereto other than the Company, and (iv) that each of the Agreements constitutes the valid and binding agreement of the party or parties thereto other than the Company, enforceable against such party or parties in accordance with the Agreements' terms.

     Based upon the subject to the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of __________, is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the Company owns or leases properties, maintains employees or conducts business, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company, and has all requisite corporate power and authority to own its properties and conduct its business.

     2. The authorized capital stock of the Company consists of _______ shares of Common Stock, ________ par value per share, ("Common Stock") and


                                                                   Exhibit 10.8
                                                            Page 31 of 42 Pages

______________ Preferred Stock, par value $________ per share; [describe classes if applicable]

     3.     The Common Stock is registered pursuant to Section 12(b) or
Section 12(g) of the Securities Exchange Act of 1934, as amended and the Company has timely filed all the material required to be filed pursuant to Sections 13(a) or 15(d) of such Act for a period of at least twelve months preceding the date hereof;

     4. When duly countersigned by the Company's transfer agent and registrar, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of the Agreements, the Securities [and any Common Stock to be issued upon the conversion of the Securities] as described in the Agreements represented thereby will be duly authorized and validly issued, fully paid and nonassessable;

     5      The Company has the requisite corporate power and authority to enter into the Subscription Agreement and to sell and deliver the Securities and the Common Stock to be issued upon the conversion of the Securities as described in the Agreements; each of the Agreements has been duly and validly authorized by all necessary corporate action by the Company to our knowledge, no approval of any governmental or other body is required for the execution and delivery of each of the Agreements by the Company or the consummation of the transactions contemplated thereby; each of the Agreements has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors rights generally, and except as to compliance with federal, state, and foreign securities laws, as to which no opinion is expressed;

     6. To the best of our knowledge, after due inquiry, the execution, delivery and performance of the Subscription Agreement and Securities by the Company and the performance of its obligations thereunder do not and will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with or violate any provision of (i) the Company's Certificate of Incorporation or By-Laws, (ii) any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is party or by which it or any of its property is bound, (iii) any applicable statute or regulation or as other, (iv) or any judgment, decree or order of any court or governmental body having jurisdiction over the Company or any of its property.

     7. The issuance of Common Stock upon conversion of the Securities in accordance with the terms and conditions of the Securities and the Subscription Agreement, will not violate the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed.


                                                                   Exhibit 10.8
                                                            Page 32 of 42 Pages

     8. To the best of our knowledge, after due inquiry, there is no pending or threatened litigation, investigation or other proceedings against the Company [except as described in Exhibit A hereto].

     9. The Company complies with the eligibility requirements for the use of [Form SB-3] [Form SB-2], under the Securities Act of 1933, as amended.

     This opinion is rendered only with regard to the matters set out in the numbered paragraphs above. No other opinions are intended nor should they be inferred. This opinion is based solely upon the laws of the United States and the State of _____________ and does not include an interpretation or statement concerning the laws of any other state or jurisdiction. Insofar as the enforceability of the Subscription Agreement and Securities may be governed by the laws of other states, we have assumed that such laws are identical in all respects to the laws of the State of ___________.

     The opinions expressed herein are given to you solely for your use in connection with the transaction contemplated by the Subscription Agreement and Securities and may not be relied upon by any other person or entity or for any other purpose without our prior consent.

                                            Very truly yours,




                                            By:     _____________________




















                                                                   Exhibit 10.8
                                                            Page 33 of 42 Pages

                               LIST OF EXHIBITS
                               ----------------


     EXHIBIT A               Notice of Conversion
     EXHIBIT B               Registration Rights Agreement
     EXHIBIT C               Debenture
     EXHIBIT D               Opinion of Company's Counsel
     EXHIBIT E               Board Resolution






                              LIST OF SCHEDULES
                              -----------------

     Schedule 3(a)           Subsidiaries
     Schedule 3(c)           Capitalization
     Schedule 3(e)           Conflicts
     Schedule 3(g)           Material Changes
     Schedule 3(h)           Litigation
     Schedule 3(l)           Intellectual Property
     Schedule 3(n)           Liens
     Schedule 3(t)           Certain Transactions





















                                                                   Exhibit 10.8
                                                            Page 34 of 42 Pages

                           SCHEDULE 3(a) SUBSIDIARIES



                                      None









































                                                                   Exhibit 10.8
                                                            Page 35 of 42 Pages

                            SCHEDULE 3(c) CAPITALIZATION


1. There are 500,000 warrants outstanding pursuant to a contract between Utah Clay Technology, Inc. and Securities Compliance Control ("SCC"), as follows:
   200,000 exercisable at $1 a warrant, 200,000 exercisable at $1.50 a warrant and 100,000 exercisable at $2 a warrant. Utah Clay has advised SCC that SCC failed to perform under the contract and that Utah Clay declares the contract rescinded.

2. Utah Clay has issued 530,000 shares of common stock to SCC, its affiliates and designees, which shares are restricted securities but carry with them "piggy-back" registration rights. Again, Utah Clay regards this contract as rescinded and regards the shares as not having been paid for.

3. In consideration of Dennis S. Engh, Daniel H. Engh and Thomas F. Harrison ("Pledgors").depositing an aggregate of 12 million shares of their holdings of Common Stock of UTCL pursuant to a Security Agreement, which shares are to serve as security for UTCL's performance under this Agreement which provides for the issuance of up to $200,000 in Three-Year, 5%, Convertible Debentures, UTCL granted options to each of the Pledgors to purchase, at $0.09 a share, that number of shares of Common Stock of UTCL that may be needed to replace any of such Pledgor's 12 million shares that may be sold by the pledgees of the Security Agreement pursuant to its terms.

4. The relations between Utah Clay and SCC have not reached the point of litigation but could. Utah Clay proposes to compromise the dispute, either before or after litigation may be filed.




















                                                                   Exhibit 10.8
                                                            Page 36 of 42 Pages

                              SCHEDULE 3(e) CONFLICTS

                                        NONE










































                                                                   Exhibit 10.8
                                                            Page 37 of 42 Pages

                            SCHEDULE 3(g) MATERIAL CHANGES

                                         NONE










































                                                                   Exhibit 10.8
                                                            Page 38 of 42 Pages

                            SCHEDULE 3(h) LITIGATION


 There is no filed or threatened litigation.  However, as described in
Schedule 3(c), there is a dispute with Securities Compliance Control that could develop into litigation.








































                                                                   Exhibit 10.8
                                                            Page 39 of 42 Pages

                       SCHEDULE 3(l) INTELLECTUAL PROPERTY

                                       NONE










































                                                                   Exhibit 10.8
                                                            Page 40 of 42 Pages

                                SCHEDULE 3(n) LIENS

                                        NONE









































                                                                   Exhibit 10.8
                                                            Page 41 of 42 Pages

                          SCHEDULE 3(t) CERTAIN TRANSACTIONS


                                         NONE






































                                                                   Exhibit 10.8
                                                            Page 42 of 42 Pages

                           FORM OF DEBENTURE


THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS OF TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

AMOUNT                                          $
DEBENTURE NUMBER                                NOVEMBER-2001-101
ISSUANCE DATE                                   NOVEMBER __, 2001
MATURITY DATE                                   MARCH __, 2002

     FOR VALUE RECEIVED, Utah Clay Technology, Inc., a Utah corporation (the "Company"), hereby promises to pay _________________________ (the "Holder") on March __, 2002, (the "Maturity Date"), the principal amount of ___________________________ Dollars ($_______) U.S., and to pay interest on the principal amount hereof, in such amounts, at such times and on such terms and conditions as are specified herein.

Article 1. Interest

     The Company shall pay interest on the unpaid principal amount of this Debenture (the "Debenture") at the time of each conversion until the principal amount hereof is paid in full or has been converted. The Debentures shall pay five percent (5%) cumulative interest, in cash or in shares of common stock, par value $.001 per share, of the Company ("Common Stock"), at the Company's option, at the time of each conversion. The closing shall be deemed to have occurred on the date the funds (less placement fees, escrow fees and attorney fees) are received by the Company (the "Closing Date"). If the interest is to be paid in cash, the Company shall make such payment within five (5) business
days of the date of conversion.   If the interest is to be paid in Common
Stock, said Common Stock shall be delivered to the Holder, or per Holder's instructions, within five (5) business days of the date of conversion. The Debentures are subject to automatic conversion at the end of three (3) years from the date of issuance at which time all Debentures outstanding will be automatically converted based upon the formula set forth in Section 3.2.

Article 2. Method of Payment; Secured Debenture


                                                                   Exhibit 10.9
                                                             Page 1 of 14 Pages

     The principal amount of this Debenture is secured by shares pledged as collateral pursuant to the terms of a Security Agreement. This Debenture is a full recourse loan being made by the Holder and the Company is liable for any deficiency.

     This Debenture must be surrendered to the Company in order for the Holder to receive payment of the principal amount hereof. The Company shall have the option of paying the interest on this Debenture in United States dollars or in Common Stock upon conversion pursuant to Article 1 hereof. The Company may draw a check for the payment of interest to the order of the Holder of this Debenture and mail it to the Holder's address as shown on the Register (as defined in Section 7.2 below). Interest and principal payments shall be subject to withholding under applicable United States Federal Internal Revenue Service Regulations.

Article 3.  Conversion

     Section 3.1.  Conversion Privilege

     (a) The Holder of this Debenture shall have the right to convert it into shares of Common Stock at any time and from time to time at the earlier of (i) ninety (90) calendar days after the Closing Date or after the effective date of the registration statement. The number of shares of Common Stock issuable upon the conversion of this Debenture is determined pursuant to Section 3.2 and rounding the result to the nearest whole share.

     (b) Less than all of the principal amount of this Debenture may be converted into Common Stock if the portion converted is $5,000 or a whole multiple of $5,000 and the provisions of this Article 3 that apply to the conversion of all of the Debenture shall also apply to the conversion of a portion of it. This Debenture may not be converted, whether in whole or in part, except in accordance with Article 3.

     (c) In the event all or any portion of this Debenture remains outstanding on the Maturity Date, the unconverted portion of such Debenture will automatically be converted into shares of Common Stock on such date in the manner set forth in Section 3.2.

     Section 3.2.  Conversion Procedure.

     (a) Debentures. Upon receipt by the Company or its designated attorney of a facsimile or original of Holder's signed Notice of Conversion (See Exhibit A attached hereto) preceded by, together with or followed by receipt of the original Debenture to be converted in whole or in part in the manner set forth in 3.2(b) below, the Company shall instruct its transfer agent to issue one or more Certificates representing that number of shares of Common Stock into which the Debenture is convertible. The Company shall act as Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture.

     (b) Conversion Procedures. The face amount of this Debenture may be converted, in whole or in part. Such conversion shall be effectuated by surrendering to the Company, or its attorney, this Debenture to be converted together with a facsimile or original of the signed Notice of Conversion which evidences Holder's intention to convert the Debenture indicated. The date on which the Notice of Conversion is effective ("Conversion Date") shall be deemed to be the date on which the Holder has delivered to the Company a


                                                                   Exhibit 10.9
                                                             Page 2 of 14 Pages
facsimile or original of the signed Notice of Conversion, as long as the original Debenture(s) to be converted are received by the Company within three
(3) business days thereafter. Notwithstanding the above, any Notice of Conversion not received by 5:00 P.M. EST, shall be deemed to have been received the next business day.

     (c) Common Stock to be Issued.     Upon the conversion of any Debentures
and upon receipt by the Company or its attorney of a facsimile or original of Holder's signed Notice of Conversion the Company shall instruct its transfer agent to issue stock certificates without restrictive legend or stop transfer instructions, if at that time the Registration Statement has been deemed effective (or with proper restrictive legend if the Registration Statement has not as yet been declared effective), in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. The Company warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely resold, except as may be set forth herein.

     (d) Conversion Rate. Holder is entitled to convert the face amount of this Debenture, plus accrued interest, anytime following the Closing Date but in accordance with paragraph 3.1 (a) above, at the lesser of (i) 120% of the closing bid price (as reported by Bloomberg) on the Closing Date or (ii) 75% of the average of the three (3) lowest closing bid prices (as reported by Bloomberg) during the ten (10) trading days immediately prior to the Conversion Date, each being referred to as the "Conversion Price". No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

     (e) Nothing contained in this Debenture shall be deemed to establish or require the payment of interest to the Holder at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Holder to the Company.

     (f) It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of any Debentures that are to be converted in part, the Company shall issue to the Holder a new Debenture equal to the unconverted amount, if so requested in writing by Holder.

     (g) Within five (5) business days after receipt of the documentation referred to above in Section 3.2(b), the Company shall deliver a certificate, in accordance with Section 3.2(c) for the number of shares of Common Stock issuable upon the conversion. In the event the Company does not make delivery of the Common Stock, as instructed by Holder, within five (5) business days after the Conversion Date, then in such event the Company shall pay to Holder one percent (1%) in cash, of the dollar value of the Debentures being converted per each day after the fifth (5th) business day following the Conversion Date


                                                                   Exhibit 10.9
                                                             Page 3 of 14 Pages
that the Common Stock is not delivered to the Purchaser.
     The Company acknowledges that its failure to deliver the Common Stock within five (5) business days after the Conversion Date will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Debenture a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Debenture.

      Failure to issue unrestricted, freely tradable Common Stock to the Holder(s) upon conversion shall be considered an Event of Default, which if not cured within 10 days, shall entitle the Holder(s) to accelerate full repayment of the Debentures then outstanding. The Company acknowledges that the failure to honor a Notice of Conversion, shall cause definable financial hardship on the Holder (s).

     To the extent that the failure of the Company to issue the Common Stock pursuant to this Section 3.2(g) is due to the unavailability of authorized but unissued shares of Common Stock, the provisions of this Section 3.2(g) shall not apply but instead the provisions of Section 3.2(h) shall apply.

     The Company shall make any payments incurred under this Section 3.2(g) in immediately available funds within five (5) business days from the date the Common Stock is fully delivered. Nothing herein shall limit a Holder's right to pursue actual damages or cancel the conversion for the Company's failure to issue and deliver Common Stock to the Holder within five (5) business days after the Conversion Date.

     (h) The Company shall at all times reserve (or make alternative written arrangements for reservation or contribution of shares) and have available all Common Stock necessary to meet conversion of the Debentures by all Holders of the entire amount of Debentures then outstanding. If, at any time Holder submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock (or alternative shares of Common Stock as may be contributed by Stockholders) available to effect, in full, a conversion of the Debentures (a "Conversion Default", the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to the Holder all of the shares of Common Stock which are available, and the Notice of Conversion as to any Debentures requested to be converted but not converted (the "Unconverted Debentures"), may be deemed null and void upon written notice sent by the Holder to the Company. The Company shall provide notice of such Conversion Default ("Notice of Conversion Default") to all existing Holders of outstanding Debentures, by facsimile, within three (3) business day of such default (with the original delivered by overnight or two day courier), and the Holder shall give notice to the Company by facsimile within five business days of receipt of the original Notice of Conversion Default (with the original delivered by overnight or two day courier) of its election to either nullify or confirm the Notice of Conversion.


                                                                   Exhibit 10.9
                                                             Page 4 of 14 Pages

     The Company agrees to pay to all Holders of outstanding Debentures payments for a Conversion Default ("Conversion Default Payments") in the amount of (N/365) x (.24) x the initial issuance price of the outstanding and/or tendered but not converted Debentures held by each Holder where
N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of all remaining Debentures.
The Company shall send notice ("Authorization Notice") to each Holder of outstanding Debentures that additional shares of Common Stock have been authorized, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default shall be paid in cash or shall be convertible into Common Stock at the Conversion Rate, upon written notice sent by the Holder to the Company, which Conversion Default shall be payable as follows: (i) in the event Holder elects to take such payment in cash, cash payments shall be made to such Holder of outstanding Debentures by the fifth day of the following calendar month, or (ii) in the event Holder elects to take such payment in stock, the Holder may convert such payment amount into Common Stock at the conversion rate set forth in section 3.2(d) at anytime after the 5th day of the calendar month following the month in which the Authorization Notice was received, until the expiration of the mandatory three (3) year conversion period.
     The Company acknowledges that its failure to maintain a sufficient number of authorized but unissued shares of Common Stock to effect in full a conversion of the Debentures will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Debenture. Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock.

     (i) If, by the fifth (5th) business day after the Conversion Date of any portion of the Debentures to be converted (the "Delivery Date"), the transfer agent fails for any reason to deliver the Common Stock upon conversion by the Holder and after such Delivery Date, the Holder purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") solely in order to make delivery in satisfaction of a sale of Common Stock by the Holder (the "Sold Shares"), which delivery such Holder anticipated to make using the Common Stock issuable upon conversion (a "Buy-In"), the Company shall pay to the Holder, in addition to any other amounts due to Holder pursuant to this Debenture, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Holder in immediately available funds within five (5) business days of written demand by the Holder. By way of illustration and not in limitation of the foregoing, if the Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to


                                                                   Exhibit 10.9
                                                             Page 5 of 14 Pages
shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which the Company will be required to pay to the Holder will be $1,000.

     (j) The Company shall furnish to Holder such number of prospectuses and other documents incidental to the registration of the shares of Common Stock underlying the Debentures, including any amendment of or supplements thereto.

     (k) Limitation on Issuance of Shares. If the Company's Common Stock becomes listed on the Nasdaq SmallCap Market after the issuance of the Debentures, the Company may be limited in the number of shares of Common
Stock it may issue by virtue of (X) the number of authorized shares or (Y) the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded, including, but not necessarily limited to, NASDAQ Rule 4310(c)(25)(H)(i) or Rule 4460(i)(1), as may be applicable (collectively, the "Cap Regulations"). Without limiting the other provisions thereof, the Debentures shall provide that (i) the Company will take all steps reasonably necessary to be in a position to issue shares of Common Stock on conversion of the Debentures without violating the Cap Regulations and (ii) if, despite taking such steps, the Company still cannot issue such shares of Common Stock without violating the Cap Regulations, the holder of a Debenture which cannot be converted as result of the Cap Regulations (each such Debenture, an "Unconverted Debenture") shall have the right to elect either of the following remedies:

     (x) if permitted by the Cap Regulations, require the Company to issue shares of Common Stock in accordance with such holder's Notice of Conversion at a conversion purchase price equal to the average of the closing bid price per share of Common Stock for any five (5) consecutive trading days (subject to certain equitable adjustments for certain events occurring during such period) during the sixty (60) trading days immediately preceding the Conversion Date; or

     (y) require the Company to redeem each Unconverted Debenture for an amount (the "Redemption Amount"), payable in cash, equal to the sum of (i) one hundred thirty-three percent (133%) of the principal of an Unconverted Debenture, plus (ii) any accrued but unpaid interest thereon through and including the date (the "Redemption Date") on which the Redemption Amount is paid to the holder.

     A holder of an Unconverted Debenture may elect one of the above remedies with respect to a portion of such Unconverted Debenture and the other remedy with respect to other portions of the Unconverted Debenture. The Debentures shall contain provisions substantially consistent with the above terms, with such additional provisions as may be consented to by the Holder. The provisions of this section are not intended to limit the scope of the provisions otherwise included in the Debentures.

     (l) Limitation on Amount of Conversion and Ownership. Notwithstanding anything to the contrary in this Debenture, in no event shall the Holder be entitled to convert that amount of Debenture, and in no event shall the Company permit that amount of conversion, into that number of shares, which when added to the sum of the number of shares of Common Stock beneficially


                                                                   Exhibit 10.9
                                                             Page 6 of 14 Pages
owned, (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange Act of 1934, as may be amended, (the "1934 Act")), by the Holder, would exceed 4.99% of the number of shares of Common Stock outstanding on the Conversion Date, as determined in accordance with Rule 13d-1(j) of the 1934 Act. In the event that the number of shares of Common Stock outstanding as determined in accordance with Section 13(d) of the 1934 Act is different on any Conversion Date than it was on the Closing Date, then the number of shares of Common Stock outstanding on such Conversion Date shall govern for purposes of determining whether the Holder would be acquiring beneficial ownership of more than 4.99% of the number of shares of Common Stock outstanding on such Conversion Date.

     (m) Legend. The Holder acknowledges that each certificate representing the Debentures, and the Common Stock unless registered pursuant to the Registration Rights Agreement, shall be stamped or otherwise imprinted with a legend substantially in the following form:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) IF AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

     (n) Prior to conversion of all the Debentures and exercise of all the Warrants, if at anytime the conversion of all the Debentures and exercise of all the Warrants outstanding would result in an insufficient number of authorized shares of Common Stock being available to cover all the conversions, then in such event, the Company will move to call and hold a shareholder's meeting or have shareholder action with written consent of the proper number of shareholders within thirty (30) days of such event, or such greater period of time if statutorily required or reasonably necessary as regards standard brokerage house and/or SEC requirements and/or procedures, for the purpose of authorizing additional shares of Common Stock to facilitate the conversions.
In such an event management of the Company shall recommend to all shareholders to vote their shares in favor of increasing the authorized number of shares of Common Stock. Management of the Company shall vote all of its shares of Common Stock in favor of increasing the number of shares of authorized Common Stock. Company represents and warrants that under no circumstances will it deny or prevent Holder's right to convert the Debentures as permitted under the terms of this Subscription Agreement or the Registration Rights Agreement. Nothing in this Section shall limit the obligation of the Company to make the payments set forth in Section 3.2(g). In the event the Company's shareholder's meeting does not result in the necessary authorization, the Company shall redeem the outstanding Debentures for an amount equal to (x) the sum of the principal of the outstanding Debentures plus accrued interest thereon multiplied by (y) 133%.

     (o) Redemption. The Company shall be entitled to redeem the unconverted portion of the Debentures by giving the Holder at least ten (10) calendar day written notice. The Holder shall be entitled to convert the balance of the Debentures not being converted at anytime prior to the date of redemption.


                                                                   Exhibit 10.9
                                                             Page 7 of 14 Pages

The redemption amount shall be 125% of the principal amount being redeemed, plus and additional 1% for each 30 day period after the 90th calendar day following the Closing Date.

     Section 3.3. Fractional Shares. The Company shall not issue fractional shares of Common Stock, or scrip representing fractions of such shares, upon the conversion of this Debenture. Instead, the Company shall round up or down, as the case may be, to the nearest whole share.

     Section 3.4. Taxes on Conversion. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion of this Debenture. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than its name.

     Section 3.5. Company to Reserve Stock. The Company shall reserve the number of shares of Common Stock required pursuant to and upon the terms set forth in the Subscription Agreement to permit the conversion of this Debenture. All shares of Common Stock which may be issued upon the conversion hereof shall upon issuance be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

     Section 3.6. Restrictions on Sale. This Debenture has not been registered under the Securities Act of 1933, as amended, (the "Act") and is being issued under Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. This Debenture and the Common Stock issuable upon the conversion thereof may only be sold pursuant to registration under or an exemption from the Act.

     Section 3.7. Mergers, Etc. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee shall amend this Debenture to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable to adjustments provided for in this
Article 3.

Article 4.  Mergers

     The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes in writing the obligations of the Company under this Debenture and immediately after such transaction no Event of Default exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such written assumption.


                                                                   Exhibit 10.9
                                                             Page 8 of 14 Pages

Article 5.  Reports

     The Company will mail to the Holder hereof at its address as shown on the Register a copy of any annual, quarterly or current report that it files with the Securities and Exchange Commission promptly after the filing thereof and a copy of any annual, quarterly or other report or proxy statement that it gives to its shareholders generally at the time such report or statement is sent to shareholders.

Article 6.  Defaults and Remedies

     Section 6.1. Events of Default. An "Event of Default" occurs if (a) the Company does not pay the principal amount of this Debenture in full on or before the one hundred twentieth (120th) calendar day following the Closing Date and the registration statement covering the Common Stock underlying this offering is not declared effective on or before the one hundred twentieth (120th) calendar day following the Closing Date (it shall not be considered an "Event of Default" if the registration statement covering the Common Stock underlying this offering is declared effective on or before the one hundred twentieth (120th) calendar day following the Closing Date), (b) any of the Company's representations or warranties contained in the Subscription Agreement or this Debenture were false when made or the Company fails to comply with any of its other agreements in the Subscription Agreement or this Debenture and such failure continues for the period and after the notice specified below, (c) the Company pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for sixty (60) calendar days, (e) the Company's Common Stock is suspended or no longer listed on any recognized exchange including electronic over-the-counter bulletin board for in excess of five (5) consecutive trading days. As used in this Section 6.1, the term "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
A default under clause (c) above is not an Event of Default until the holders of at least 25% of the aggregate principal amount of the Debentures outstanding notify the Company of such default and the Company does not cure it within thirty (30) business days after the receipt of such notice, unless the Company commences to cure such default within such period, which must specify the default, demand that it be remedied and state that it is a "Notice of Default".

     Section 6.2. Acceleration. If an Event of Default occurs and is continuing, the Holder hereof by notice to the Company, may declare the remaining principal amount of this Debenture, together with all accrued interest and any liquidated damages, to be due and payable. Upon such declaration, the remaining principal amount shall be due and payable immediately.

     Section 6.3 Concerning Seniority. Except as disclosed in the Company's SEC filings, no indebtedness of the Company is senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise.


                                                                   Exhibit 10.9
                                                             Page 9 of 14 Pages

     Section 6.4  Liquidation Value.   The liquidation value of this Debenture
shall be equal to 125% of the outstanding balance remaining on this Debenture plus accrued but unpaid interest and liquidated damages.

Article 7.  Registered Debentures

     Section 7.1. Series. This Debenture is one of a numbered series of Debentures which are identical except as to the principal amount and date of issuance thereof. Such Debentures are referred to herein collectively as the "Debentures". The Debentures shall be issued in whole multiples of $5,000.

     Section 7.2. Record Ownership. The Company, or its attorney, shall maintain a register of the holders of the Debentures (the "Register") showing their names and addresses and the serial numbers and principal amounts of Debentures issued to them. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Debenture in the Register as the sole owner of this
Debenture.   The Holder of this Debenture is the person exclusively entitled to receive payments of interest on this Debenture, receive notifications with respect to this Debenture, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

          Section 7.3. Worn or Lost Debentures. If this Debenture becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Debenture in lieu hereof upon its surrender. Where the Holder of this Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a new Debenture in place of the original Debenture if the Holder so requests by written notice to the Company actually received by the Company before it is notified that the Debenture has been acquired by a bona fide purchaser and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.

Article 8.  Notice.

     Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Debenture must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

      Utah Clay Technology, Inc.
      3985 South 200 East
      Salt Lake City, Utah 84124
      Attention: Dennis S. Engh, President
      Telephone:     801-424-0223
      Facsimile:     801-274-7804


                                                                   Exhibit 10.9
                                                            Page 10 of 14 Pages

     With a copy to:
     Thomas J. Kenan, Esq.
     Fuller, Tubb, Pomeroy & Stokes
     201 Robert S. Kerr Avenue, Suite 1000
     Oklahoma City, OK 73102
     Telephone:     405-235-2575
     Facsimile:     405-232-8384
     E-Mail:     Kenan@ftpslaw.com

If to the Investor:

     At the address listed in the Questionnaire.

If to May Davis Group, Inc.:
     c/o Joseph B. LaRocco, Esq.
     49 Locust Avenue, Suite 107
     New Canaan, CT 06840
     Telephone:  203-966-0566
     Facsimile:  203-966-0363

     Each party shall provide five (5) business days prior notice to the other party of any change in address, phone number or facsimile number.

Article 9.  Time

     Where this Debenture authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Debenture. A "business day" shall mean a day on which the banks in New York are not required or allowed to be closed.

Article 10.  No Assignment

     This Debenture shall not be assignable.

Article 11.  Rules of Construction.


                                                                   Exhibit 10.9
                                                            Page 11 of 14 Pages

     In this Debenture, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in the Debenture are inserted for convenience of reference only, and they neither form a part of this Debenture nor are they to be used in the construction or interpretation hereof.
Wherever, in this Debenture, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Debenture.

Article 12.  Governing Law

     The validity, terms, performance and enforcement of this Debenture shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Utah applicable to agreements that are negotiated, executed, delivered and performed solely in the State of Utah.

Article 13.     Litigation

     (a) Forum Selection and Consent to Jurisdiction. Any litigation arising out of, under, or in connection with, this Debenture or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Holder shall be brought and maintained exclusively in the courts of the State of New York. The Company hereby expressly and irrevocably submits to the jurisdiction of the state and federal courts of the State of New York for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Debenture.

     (b) Waiver of Jury Trial. The Holder and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this Debenture, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Holder or the Company. The Company acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Holder purchasing this Debenture.

     (c) Governing Law. The terms of this Debenture shall be governed by and construed and enforced in accordance with the laws of the State of Utah without regard to the conflicts of laws principles thereof.


                                                                   Exhibit 10.9
                                                            Page 12 of 14 Pages

     IN WITNESS WHEREOF, the Company has duly executed this Debenture as of the date first written above.

                                        UTAH CLAY TECHNOLOGY, INC.

                                        By _______________________________
                                        Name:    Dennis S. Engh
                                        Title:        President












































                                                                   Exhibit 10.9
                                                            Page 13 of 14 Pages

                                     EXHIBIT C
                                     ---------

                               NOTICE OF CONVERSION
                               --------------------


  (To be Executed by the Registered owner in order to Convert the Debentures.)


     The undersigned hereby irrevocably elects, as of ______________, 200_ to convert $__________ of Convertible Debentures into Common Stock of Utah Clay Technology, Inc. (the "Company") according to the conditions set forth in the Debenture dated November of 2001, and issued by the Company.

This conversion is being made for an immediate sale.


Date of Conversion_____________________________________________________

Applicable Conversion Price____________________________________________

Number of Shares Issuable upon this conversion_________________________

Name (Print) __________________________________________________________

Address________________________________________________________________

_______________________________________________________________________

Phone___________________________   Fax_________________________________



                                    By: _______________________________
















                                                                   Exhibit 10.9
                                                            Page 14 of 14 Pages

                                 SECURITY AGREEMENT
                                   (STOCK PLEDGE)

     This Security Agreement (the "Agreement") is made as of November __, 2001, between Dennis S. Engh, Daniel Engh and Thomas Harrison ("Pledgors"), and ________ _______ _________ _______ ("Secured Parties") (singly a "Party" and cumulatively the "Parties").

     For good and valuable consideration, receipt of which is hereby acknowledged, Pledgors and Secured Parties hereby agree as follows:

     1.     Grant of Security Interest.     Pledgors hereby grants to Secured
Parties a security interest in 12,000,000 shares of Utah Clay Technology, Inc. common stock (the "Shares" also referred to as the "Collateral"), currently issued in the name of Pledgors, and in all proceeds thereof, including, without limitation: (a) any and all shares issued in replacement thereof; (b) any and all shares issued as a stock dividend or issued in connection with any increase or decrease of capital, reclassification, reorganization, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off; (c) any and all options, warrants or rights, whether as an addition to, or in substitution or exchange for any of said stock or otherwise; and (d) any and all dividends or distributions, whether payable in cash or in property.

     Pledgors and Secured Parties acknowledge their mutual intent that all security interests contemplated herein are given as a contemporaneous exchange for new value to Pledgors.

     2. Debts Secured. The security interest granted by this Agreement shall secure the following obligations, which is a full recourse obligation of Utah Clay Technology, Inc. convertible debentures ("Debentures") issued in favor of Secured Parties dated November ___ 2001, in the aggregate principal amount of up to Two Hundred Thousand Dollars ($200,000), any and all renewals, extensions, replacements, modifications and amendments thereof (including any which increase the original principal amount).

     3. Perfection Security Interest. Pledgors agrees to deliver any and all stock certificates, or similar instruments evidencing the Collateral, to Secured Parties or an escrow agent to be designated by Pledgors and Secured Parties, at the time of execution of this Agreement. Pledgors agree to give good faith, diligent cooperation to Secured Parties and to perform such other acts as reasonably requested by Secured Parties for perfection and enforcement of said security interest. Pledgors will promptly deliver to Secured Parties all written notices, dividends, stock certificates, or other documents constituting or relating to the Collateral, which are received in the future and will promptly give Secured Parties written notice of any other notices which are received in the future by Pledgors with respect to the Collateral.

     4.     No Transfer of Ownership Prior to Default.     Pledgors do hereby
make, constitute and appoint Secured Parties and their designees, as Pledgors' true and lawful attorney in fact, with full power of substitution, to transfer

                                                                 Exhibit 10.10
                                                             Page 1 of 9 Pages
the Collateral on the books of the issuing corporation, or any transfer agent, to the name of Secured Parties or such other name as designated by Secured Parties. Such power may be exercised in the sole discretion of Secured Parties, but only upon a default under the terms of this Agreement.

     Pledgors agree to give full cooperation and to use their best efforts to cause any issuer, transfer agent, or registrar of the Collateral to take all such actions and to execute all such documents as may be necessary or appropriate to effect any sale, transfer or other disposition of the Collateral, upon a default pursuant to the terms of the Debenture.

     Pledgors agree to pay any and all expenses and out of pocket costs, including, reasonably attorney's fees and legal expenses, incurred by Secured Parties in connection with this Section and the payment thereof shall be secured by the Collateral.

     5. Voting Rights. The voting rights with regard to the Collateral shall be with the record owner.

     6.     Exercise of Options.      In the event that during the term of this
Agreement subscription warrants or any other rights or options shall be issued in connection with the Collateral, such warrants, rights and options shall constitute part of the Collateral, Secured Parties may elect (without any duty to do so) to exercise such warrants, rights and options on behalf of Pledgors. Payment of all costs and expenses incurred by Secured Parties in such exercise, including sums paid to exercise such options or warrants and reasonable attorneys fees and legal expenses, shall be payable by Pledgors and the payment thereof shall be secured by the Collateral. If Secured Parties elect not to exercise such warrants, rights and options on behalf of Pledgors. Pledgors may elect to exercise such warrants, rights and options at their cost and expense. All new shares of stock or other interests so acquired shall be subject to and held under the terms hereof as Collateral.

     7. Duty of Secured Parties. Beyond the exercise of reasonable care to assure safe custody of the certificates evidencing the collateral while held hereunder, Secured Parties shall have no duty or liability to preserve rights pertaining to the Collateral and shall be relieved of all responsibility for the Collateral upon surrendering the certificates or tendering surrender of the certificates to Pledgors or the agreed upon escrow agent, as the case may be.

     8. Representations and Warranties Concerning Collateral. Pledgors represents and warrants that:

          a.     Pledgors are the sole owners of the Collateral.

          b. The Collateral is not subject to any security interest, lien, prior assignment, or other encumbrance of any nature whatsoever except for current taxes and assessments which are not delinquent and the security interest created by this Agreement.

                                                                 Exhibit 10.10
                                                             Page 2 of 9 Pages

     9.     Covenants Concerning Collateral.     Pledgors covenant that:

          a. Pledgors will keep the Collateral free and clear of any and all security interests, liens, assignments or other encumbrances, except those for current taxes and assessments which are not delinquent and those arising from this Agreement.

          b. Pledgors agree to promptly execute and deliver any other documents reasonably requested by Secured Parties for perfection or enforcement of this Agreement and the security interests created hereby, and to give good faith, diligent cooperation to Secured Parties and to perform such other acts reasonably requested by Secured Parties for perfection and enforcement of said security interests.

     10.     Right to Perform for Pledgors.     Secured Parties may, in their
sole discretion and without any duty to do so, elect to discharge taxes, tax liens, security interests, or any other encumbrance upon the Collateral, perform any duty or obligation of Pledgors, pay filing, recording, insurance and other charges payable by Pledgors, or provide insurance as provided herein if Pledgors fail to do so. Any such payments advanced by Secured Parties shall be repaid by Pledgors upon demand, together with interest thereon from the date of advance until repaid at the rate of ten percent (10%) per annum.

     11. Possession of Collateral. All Collateral shall be held by an escrow agent to be agreed upon by Pledgors and Secured Parties, who shall act as Secured Parties agent for the purpose of perfecting their security interest in the Collateral.

      12.     Default.     Time is of the essence of this Agreement.  The
occurrence of any of the following events shall constitute a default under this
Agreement:

          a. Any representation or warranty made by or on behalf of Pledgors in this Agreement is materially false or materially misleading when made;

          b. Pledgors fail in the payment or performance of any obligation, covenant, agreement or liability created by or contemplated by this Agreement or secured by this Agreement;

          c. Any default in the payment or performance of any amounts, obligation, covenant, agreement or liability under the terms of the Debentures or this Agreement; or

     No course of dealing or any delay or failure to assert any default shall constitute a waiver of that default or of any prior or subsequent default.

     13.     Remedies.     Upon the occurrence of any default under this
Agreement, Secured Parties shall have the following rights and remedies, in addition to all other rights and remedies existing at law, in equity, or by

                                                                 Exhibit 10.10
                                                             Page 3 of 9 Pages
statute or provided in the Debentures;

          a. If Pledgors fail to cure any default within five (5) business days after Pledgors's receipt of written notice of default from Secured Parties, Secured Parties may sell, assign, deliver or otherwise dispose of any or all of the Collateral for cash and/or credit and upon such terms and at such place or places, and at such time or times, and to such person, firms, companies or corporation as Secured Parties reasonably believes expedient, without any advertisement whatsoever, and, after deducting the reasonable costs and out-of-pocket expenses incurred by Secured Parties, including, without limitation, (i) reasonable attorneys fees and legal expenses, (ii) advertising of sale of the Collateral, (iii) sale commissions, (iv) sales tax, and (v) costs for preservation and protection of the Collateral, apply the remainder to pay, or to hold as a reserve against, the obligations secured by this Agreement.

          b. Secured Parties and Pledgors agree to enter into an escrow agreement with Secured Parties' counsel as escrow agent that shall provide in the event Pledgors are unable to cure any default within five (5) business days, then escrow agent shall release that number of the Shares being held in escrow, equal to $300,000 based on the closing bid price of Utah Clay Technology, Inc.'s common stock on the trading day immediately preceding the default. The collateral shall not be used unless the registration statement covering the common stock underlying the Debentures has not been declared effective on or before the ninetieth (90th) calendar day following the first funding of $100,000, in which event, on the one hundred twentieth 120th calendar day following the first funding of $100,000, if the registration statement has still not been declared effective (a "Default"), that number of shares equal to $300,000 based on the closing bid price of the Company's common stock on the trading day immediately preceding the default shall be released by the escrow agent to the Secured Parties, less that amount of the Debentures already converted by the Secured Parties, if any. Once the Secured Parties have recovered 125% of their principal, net of customary brokerage commissions and expenses, plus any liquidated damages for failure of the registration statement to be declared effective on or before the ninetieth (90th) calendar day following the first funding of $100,000, the balance of the remaining common stock they received shall be returned to the escrow agent. In the event that the Secured Parties do not recover 125% of their principal, net of customary brokerage commissions and expenses, plus any liquidated damages for failure of the registration statement to be declared effective on or before the ninetieth (90th) calendar day following the first funding of $100,000, the escrow agent shall release additional shares to make up the shortfall, based on the closing bid price for the trading day immediately preceding the date the escrow agent receives trade confirmations from the Secured Parties' broker showing the amount received from the sale of the shares. The process shall be repeated until the Secured Parties have recovered 125% of their principal, plus applicable liquidated damages. Each of the Secured Parties may elect at their sole option to decline to use the collateral and instead use the conversion feature of the Debentures. Secured Parties shall provide a weekly accounting to Escrow Agent and Pledgors of the sales. In the event that the Common Stock is not sufficient to pay the balance of the loan in full, the Pledgors agree to forward additional shares of Common Stock to the Secured Parties each calendar week until Secured Parties are able to recover the full balance of 125% of their principal, plus 2% for each thirty (30) calendar day period ninety (90) calendar days after the Closing Date that the registration statement was not declared effective.

                                                                 Exhibit 10.10
                                                             Page 4 of 9 Pages

          c. The rights and remedies herein conferred are cumulative and not exclusive of any other rights and remedies and shall be in addition to every other right, power and remedy herein specifically granted or hereafter existing at law, in equity, or by statute which Secured Parties might otherwise have, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Secured Parties may deem expedient. No delay or omission in the exercise of any such right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver thereof or of any default or to be an acquiescence therein.

          d. In the event of breach or default under the terms of this Agreement by Pledgors, Pledgors agree to pay all reasonable attorneys fees and legal expenses incurred by or on behalf of Secured Parties in enforcement of this Agreement, in exercising any remedy arising from such breach or default, or otherwise related to such breach or default. Pledgors additionally agree to pay all reasonable costs and out-of-pocket expenses, including, without limitation, (i) reasonable attorneys fees and legal expenses, (ii) advertising of sale of the Collateral, (iii) sale commissions, (iv) sales tax, and (v) costs for preservation and protection of the Collateral, incurred by Secured Parties in obtaining possession of Collateral, preparation for sale, sale or other disposition, and otherwise incurred in foreclosing upon the Collateral. Any and all such costs and out-of-pocket expenses shall be payable by Pledgors upon demand, together with interest thereon at ten percent (10.0%) per annum.

          e. Regardless of any breach or default, Pledgors agree to pay all expenses, including reasonable attorneys fees and legal expenses, incurred by Secured Parties in any bankruptcy proceeding of any type involving Pledgors, the Collateral, or this Agreement, including, without limitation, expenses incurred in modifying or lifting the automatic stay, determining adequate protection, use of cash collateral, or relating to any plan of reorganization.

            f. If Pledgors shall be in default under the terms of the Debentures or this Agreement, Secured Parties, immediately and at any time thereafter, may declare all of the indebtedness secured pursuant to this Agreement immediately due and payable, shall have all rights available in law or at equity, including, without limitation, specific performance of this Agreement or for an injunction against violations of any of the terms hereof, and the rights and all the remedies of a secured party under applicable law.
     14. Notices. Any notices or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been received (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending Party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses and facsimile numbers for such communications shall be:

     If to Pledgors to:

                                                                 Exhibit 10.10
                                                             Page 5 of 9 Pages

      If to Pledgors:

      Utah Clay Technology, Inc.
      3985 South 200 East
      Salt Lake City, Utah 84124
      Attention: Dennis S. Engh, President
     Telephone:  801-424-0223
     Facsimile:

With a copy to:

     Thomas J. Kenan, Esq.
     Fuller, Tubb, Pomeroy & Stokes
     201 Robert S. Kerr Avenue, Suite 1000
     Oklahoma City, OK 73102
     Telephone:     405-235-2575
     Facsimile:       405-232-8384
     E-Mail:     kenan@ftpslaw.com

If to Secured Parties:

     c/o Joseph B. LaRocco, Esq.
     49 Locust Avenue - Suite 107
     New Canaan, CT 06840
     Phone:  203-966-0566
     Fax 203-966-0363

     15.     Indemnification.     Pledgors agree to indemnify Secured Parties
for any and all claims and liabilities, and for damages which may be awarded against Secured Parties and for all reasonable attorneys fees, legal expenses, and other out-of-pocket expenses incurred in defending such claims, arising from or related in any manner to the negotiation, execution, or performance of this Agreement, excluding any claims and liabilities based upon breach or default by Secured Parties under this Agreement or upon the negligence or misconduct of Secured Parties. Secured Parties shall have sole and complete control of the defense of any such claims, and are hereby given the authority to settle or otherwise compromise any such claims as they in good faith determine shall be in their best interests.

     16.     General.     This     Agreement is made for the sole and exclusive
benefit of Pledgors and Secured Parties and is not intended to benefit any third party. No such third party may claim any right or benefit or seek to enforce any term or provision of this Agreement.

     In recognition of Secured Parties' right to have all its attorneys fees and expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of the obligations secured by the

                                                                 Exhibit 10.10
                                                             Page 6 of 9 Pages

Collateral, Secured Parties shall not be required to release, reconvey, or terminate any security interest in the Collateral unless and until Pledgors has executed and delivered to Secured Parties a general release in form and substance satisfactory to Secured Parties.

     Secured Parties and its officers, directors, employees, representatives, agents, attorneys, shall not be liable to Pledgors for consequential damages arising from or relating to any breach of contract, tort, or other wrong in connection with or relating to this Agreement or the Collateral.

     If the incurring of any debt by Pledgors or the payment of any money or transfer of property to Secured Parties by or on behalf of Pledgors should for any reason subsequently be determined to be "voidable" or avoidable" in whole or in part within the meaning of any state or federal law (collectively "voidable transfers"), including, without limitation, fraudulent conveyances or preferential transfers under the United States Bankruptcy Code or any other federal or state law, and Secured Parties are required to repay or restore any voidable transfers or the amount or any portion thereof, or upon the advice of Secured Parties' counsel are advised to do so, then, as to any such amount or property repaid or restored, including all reasonable costs, expenses, and attorneys fees of Secured Parties related thereto, the liability of Pledgors, and each of them, and this Agreement, shall automatically be revived, reinstated and restored and shall exist as though the voidable transfers had never been made.

     Pledgors represent that there are no actions, suits, investigations or proceedings pending or threatened against or affecting the validity or enforceability of the Debentures or this Agreement, any guaranty or any instrument, document or agreement concerning the Collateral or of which, if adversely determined, would have a material adverse effect on the financial condition, operations, business or properties of the Pledgors, and there are no outstanding orders or judgments of any court or governmental authority or awards of any arbitrator or arbitration board against the Pledgors.

     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     All references in this Agreement to the singular shall be deemed to include the plural if the context so requires and vice versa. Reference in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation.

     All agreements, representations, warranties and covenants made by Pledgors shall survive the execution and delivery of this Agreement, the filing and consummation of any bankruptcy proceedings, and shall continue in effect so long as any obligation to Secured Parties contemplated by this Agreement is outstanding and unpaid, notwithstanding any termination of this Agreement. All

                                                                 Exhibit 10.10
                                                             Page 7 of 9 Pages
agreements, representations, warranties and covenants in this Agreement shall bind the Party making the same and its heirs and successors, and shall be to the benefit of and be enforceable by each Party for whom made their respective heirs, successors and assigns.

     Pledgors waive presentment, demand for payment, notice of dishonor, protest and any other notices or demands in connections with the delivery, acceptance, performance, default and enforcement of any promissory note or instrument representing all or any part of the indebtedness.

      Pledgors will pay to Secured Parties on demand any costs, expenses, reasonable attorneys' fees and their reasonable disbursements incurred or paid by Secured Parties in protecting or enforcing its rights in the Collateral and in collecting any part of the indebtedness and such amounts extended pursuant to this section shall be added to the indebtedness.

      Any delay, failure or waiver by Secured Parties to exercise any right it may have under this Agreement is not a waiver of Secured Parties' right to exercise the same or any other right at any other time.

      If any provision of this Agreement or the application of any provision to any person or circumstance shall be invalid or unenforceable, neither the balance of this Agreement nor the application of the provision to other persons or circumstances shall be affected. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      In the interest of a speedy resolution of any lawsuit which may arise hereunder, Pledgors waives a trial by jury in any action with respect to this Agreement and as to any issues arising relating to this Agreement.

      If the incurring of any debt by Pledgors or the payment of any money or transfer of property to Secured Parties by or on behalf of Pledgors should for any reason subsequently be determined to be "voidable" or avoidable" in whole or in part within the meaning of any state or federal law of the United States, (collectively "voidable transfers"), including, without limitation, fraudulent conveyances or preferential transfers under the United States Bankruptcy Code or any other federal or state law, and Secured Parties are required to repay or restore any voidable transfers or the amount or any portion thereof, or upon the advice of Secured Parties' counsel is advised to do so, then, as to any such amount or property repaid or restored, including all reasonable costs, expenses, and attorneys fees of Secured Parties related thereto, the liability of Pledgors, shall automatically be revived, reinstated and restored and shall exist as though the voidable transfers had never been made.

                                                                 Exhibit 10.10
                                                             Page 8 of 9 Pages

      The Parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance of the laws of the State of Utah. Any action to enforce, arising out of, or relating in any way to, any provisions of this Agreement shall be brought in the federal courts for the State of Utah.

      All references in this Agreement to the singular shall be deemed to include the plural if the context so requires and vice versa. Reference in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

     This Agreement constitutes the entire agreement between Pledgors and Secured Parties as to the subject matter hereof and may not be altered or amended except by written agreement signed by Pledgors and Secured Parties. All other prior and contemporaneous understandings between the Parties hereto as to the subject matter hereof are rescinded.

     Dated:  November __, 2001

                              PLEDGORS:


                              By:_________________________________
                                  Dennis S. Engh individually

                              By:_________________________________
                                  Daniel Engh, individually

                              By:_________________________________
                                  Thomas Harrison, individually


                              SECURED PARTIES:


                              By: ________________________________

                              By:_________________________________

                              By:_________________________________


                                                                  Exhibit 10.10
                                                              Page 9 of 9 Pages

                        REGISTRATION RIGHTS AGREEMENT


     REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of November __, 2001, by and between Utah Clay Technology, Inc., a company organized under the laws of state of Utah, with its principal executive office at 3985 South 200 East, Salt Lake City, Utah 84124 (the "Company"), and the undersigned investor (the "Investor").

     WHEREAS, upon the terms and subject to the conditions of the Subscription Agreement between the Investor and the Company (the "Subscription Agreement"), the Company has agreed to issue and sell to the Investor convertible debentures of the Company (the "Debentures"), which will be convertible into shares of the common stock, $.001 par value per share (the "Common Stock"), of the Company upon the terms and subject to the conditions of such Debentures; and

     WHEREAS, to induce the Investor to execute and deliver the Subscription Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws, with respect to the shares of Common Stock issuable pursuant to the Subscription Agreement and Debentures.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained hereinafter and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:


           1.       DEFINITIONS.

     As used in this Agreement, the following terms shall have the following meanings:

a. "Closing Date" means the date funds are received by the Company pursuant to the Subscription Agreement.

b.  "Holder" means the Investor.

c. "Person" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

d. "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a Registration Statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the Registration Statement would be detrimental to the business


                                                                  Exhibit 10.11
                                                             Page 1 of 19 Pages
and affairs of the Company, or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a Registration
Statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the Registration Statement would be materially misleading absent the inclusion of such information.

e. "Principal Market" means either The American Stock Exchange, Inc., The New York Stock Exchange, Inc., the Nasdaq National Market, The Nasdaq SmallCap Market or the National Association of Securities Dealer's, Inc. OTC electronic bulletin board, whichever is the principal market on which the Common Stock is listed.

f. "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

g. "Registrable Securities" means the shares of Common Stock issued or issuable (i) upon conversion of the Debentures, (ii) upon exercise of the Warrants issuable to May Davis Group, Inc. and (iii) any shares of capital stock issued or issuable with respect to the such Debentures and Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, which have not been (x) included in a Registration Statement that has been declared effective by the SEC or (y) sold under circumstances meeting all of the applicable conditions of Rule 144 (or any similar provision then in force) under the 1933 Act.

h. "Registration Statement" means a registration statement of the Company filed under the 1933 Act.

i. "Warrants" means those Warrants being issued to May Davis Group, Inc. pursuant to the Subscription Agreement.

     All capitalized terms used in this Agreement and not otherwise defined herein shall have the same meaning ascribed to them as in the Subscription Agreement.

            2.     REGISTRATION.

a. Mandatory Registration. The Company shall prepare, and, as soon as practicable file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form SB-2 (or, if such form is unavailable for such a registration, on such other form as is available for such a registration), covering the resale of all of the Registrable Securities, which Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become


                                                                  Exhibit 10.11
                                                             Page 2 of 19 Pages
issuable upon stock splits, stock dividends or similar transactions The
Company shall prepare and file with the SEC, as soon as possible after the Closing Date and no later than thirty (30) days following the Closing Date, either a Registration Statement or an amendment to an existing Registration Statement, in either event registering for resale by the Investors a sufficient number of shares of Common Stock for the Investors to sell the Registrable Securities (or such lesser number as may be required by the SEC) but in no event less than 400% of that number of shares of the Company's
Common Stock into which the relevant Debentures and all interest thereon through their respective Maturity Dates would be convertible at the time of filing of such Registration Statement (assuming for such purposes that all such Debentures had been eligible to be converted, and had been converted, into Common Stock in accordance with their terms, whether or not such accrual of interest, eligibility or conversion had in fact occurred as of such date). In the event the Company cannot register sufficient shares of Common Stock, due to the remaining number of authorized shares of Common Stock being insufficient, the Company will use its best efforts to register the maximum number of shares it can based on the remaining balance of authorized shares and will use its best efforts to increase the number of its authorized shares as soon as reasonably practicable.

b. The Company shall use its best efforts to have the Registration Statement filed with the SEC within thirty (30) calendar days after the Closing Date. If the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not filed within thirty (30) calendar days following the Closing Date, then the Company shall pay the Investor the sum of two percent (2%) of the face amount of the Debentures outstanding as liquidated damages, and not as a penalty, for the first thirty (30) calendar day period, pro rata, following the thirty (30) calendar day period until the Registration Statement is filed, and two percent (2%) for each successive thirty (30) calendar day period thereafter.

       Notwithstanding the foregoing, the amounts payable by the Company pursuant to this Section shall not be payable to the extent any delay in the filing of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Investor. The damages set forth in this Section shall continue until the obligation is fulfilled and shall be paid within three (3) business days after each thirty (30) day period, or portion thereof, until the Registration Statement is filed. Failure of the Company to make payment within said three (3) business days shall be considered a default.

       The Company acknowledges that its failure to have the Registration Statement filed within said thirty (30) calendar day period will cause the Investor to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to register the Common Stock and deliver the Common Stock pursuant to the terms of this Agreement, the Subscription Agreement and the Debenture.

                                                                  Exhibit 10.11
                                                             Page 3 of 19 Pages

c. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC within ninety (90) calendar days after the Closing Date. If the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not declared effective within ninety (90) calendar days following the Closing Date, then the Company shall pay the Investor the sum of two percent (2%) of the face amount of the Debentures outstanding as liquidated damages and not as a penalty for the first thirty (30) calendar day period, pro rata, following the ninety (90) calendar day period until the Registration Statement is declared effective, and two percent (2%) for each successive thirty (30) calendar day period thereafter.

       If the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is declared effective, but after the effective date the Investor's right to sell is suspended, then the Company shall pay the Investor the sum of 2% of the purchase price paid by the Investor for the Registrable Securities pursuant to the Subscription Agreement for each thirty (30) calendar day period, pro rata, following the suspension until such suspension ceases.

       Notwithstanding the foregoing, the amounts payable by the Company pursuant to this Section shall not be payable to the extent any delay in the effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Investor. The damages set forth in this Section shall continue until the obligation is fulfilled and shall be paid within three (3) business days after each thirty (30) day period, or portion thereof, until the Registration Statement is declared effective or such suspension is released. Failure of the Company to make payment within said three (3) business days shall be considered a default.

       The Company acknowledges that its failure to have the Registration Statement declared effective within said ninety (90) calendar day period or to permit the suspension of the effectiveness of the Registration Statement, will cause the Investor to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to register the Common Stock and deliver the Common Stock pursuant to the terms of this Agreement, the Subscription Agreement and the Debenture.

d. The Company agrees not to include any other securities, other than those for the equity credit line financing, in this Registration Statement without Investor prior written consent. Furthermore, the Company agrees that it will not file any other Registration Statement for other securities (other than those for the equity credit line financing, existing option holders, strategic partners or in connection with a merger or acquisition), until ninety (90) days after the Registration Statement for the Registrable Securities is declared effective.


                                                                  Exhibit 10.11
                                                             Page 4 of 19 Pages

e. Counsel. In connection with any offering pursuant to this Section 2, the Investor shall have the right to select one legal counsel to administer its interests in the Offering; provided, however, that the expenses and fees of such legal counsel shall be borne by the Investor. The Company shall reasonably cooperate with any such counsel.

          3.     RELATED OBLIGATIONS.

       At such time as the Company is obligated to prepare and file a Registration Statement with the SEC pursuant to Section 2(a), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, with respect thereto, the Company shall have the following obligations:

a. The Company shall use its best efforts to cause such Registration Statement relating to the Registrable Securities to become effective within ninety (90) days after the Closing Date and shall keep such Registration Statement effective pursuant to Rule 415 until the earlier of (i) the date as of which the Holders may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) or (ii) the date on which (A) the Holders shall have sold all the Registrable Securities and (B) the Investor has no right to convert the Debentures it owns into Common Stock under the Subscription Agreement respectively (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company shall respond to all SEC comments within seven (7) business days of receipt by the Company. If the Company fails to respond within seven (7) business days of receipt of SEC comments, the Company shall pay to the Investor a cash amount within three (3) business days of the end of the month equal to 2% per month, on a pro rata basis, of the amount paid to purchase the Debentures then outstanding, as liquidated damages and not as a penalty; provided that the seven (7) business day period provided herein shall be extended as may be required by delays caused by Holders' counsel pursuant to paragraph 3g below, and, provided further, that such seven (7) business day period shall be extended five (5) business days for responses to SEC staff accounting comments

b     The Company shall prepare and file with the SEC such amendments
(including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the Investor thereof as set forth in such Registration Statement. In the event the number of shares of Common Stock available under a Registration Statement filed


                                                                  Exhibit 10.11
                                                             Page 5 of 19 Pages
pursuant to this Agreement is at any time insufficient to cover all of the Registrable Securities, the Company shall amend such Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable, but in any event within thirty (30)
calendar days after the necessity therefor arises (based on the then Purchase Price of the Common Stock and other relevant factors on which the Company reasonably elects to rely), assuming the Company has sufficient authorized shares at that time, and if it does not, within thirty (30) calendar days after such shares are authorized. The Company shall use it best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.
      Prior to conversion of all the Shares, if at anytime the conversion of all the Shares outstanding would result in an insufficient number of authorized shares of Common Stock being available to cover all the conversions, then in such event, the Company will move to call and hold a shareholder's meeting within thirty (30) days of such event for the sole purpose of authorizing additional shares of Common Stock to facilitate the
conversions.   In such an event the Company shall recommend to all
shareholders and management of the Company to vote their shares in favor of increasing the authorized number of shares of Common Stock. The Company represents and warrants that under no circumstances will it deny or prevent Purchaser's right to convert the Shares as permitted under the terms of this Subscription Agreement or this Registration Rights Agreement.

c     The Company shall furnish to the Investor whose Registrable Securities are included in any Registration Statement and its legal counsel without charge (i) promptly after the same is prepared and filed with the SEC at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, the prospectus included in such Registration Statement (including each preliminary prospectus) and, with regards to such Registration Statement(s), any correspondence by or on behalf of the Company to the SEC or the staff of the SEC and any correspondence from the SEC or the staff of the SEC to the Company or its representatives, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities.

d. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of such states in the United States as any Holder reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other


                                                                  Exhibit 10.11
                                                             Page 6 of 19 Pages
actions reasonably necessary or advisable to qualify the Registrable
Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Holder who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

e. As promptly as practicable after becoming aware of such event, the Company shall notify each Holder in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, ("Registration Default") and use all diligent efforts to promptly prepare a supplement or amendment to such Registration Statement and take any other necessary steps to cure the Registration Default, (which, if such Registration Statement is on Form S-3, may consist of a document to be filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act (as defined below) and to be incorporated by reference in the prospectus) to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Holder (or such other number of copies as such Holder may reasonably request). Failure to cure the Registration Default within ten (10) business days shall result in the Company paying liquidated damages of 2.0% of the price paid to purchase the Shares then held by the Holders for each thirty (30) calendar day period or portion thereof, beginning on the date of suspension. The Company shall also promptly notify each Holder in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Holder by facsimile or e-mail on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate, (iv) in the event the Registration Statement is no longer effective or, (v) the Registration Statement is stale for a period of more than five (5) Trading Days as a result of the Company's failure to timely file its financials.
      The Company acknowledges that its failure to cure the Registration Default within ten (10) business days will cause the Investor to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty.


                                                                  Exhibit 10.11
                                                             Page 7 of 19 Pages

      It is the intention of the parties that interest payable under any of the terms of this Agreement shall not exceed the maximum amount permitted under any applicable law. If a law, which applies to this Agreement which sets the maximum interest amount, is finally interpreted so that the interest in connection with this Agreement exceeds the permitted limits, then: (1) any such interest shall be reduced by the amount necessary to reduce the interest to the permitted limit; and (2) any sums already collected (if any) from the Company which exceed the permitted limits will be refunded to the Company.
The Investor may choose to make this refund by reducing the amount that the Company owes under this Agreement or by making a direct payment to the Company. If a refund reduces the amount that the Company owes the Investor, the reduction will be treated as a partial payment. In case any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

f. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Holder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

g. The Company shall permit each Holder and a single firm of counsel, designated as selling shareholders' counsel by the Holders who hold a majority of the Registrable Securities being sold, to review and comment upon a Registration Statement and all amendments and supplements thereto at least three (3) business days prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects. The Company shall not submit to the SEC a request for acceleration of the effectiveness of a Registration Statement or file with the SEC a Registration Statement or any amendment or supplement thereto without the prior approval of such counsel, which approval shall not be unreasonably withheld.

h. At the request of any Holder, the Company shall cause to be furnished to such Holder, on the date of the effectiveness of a Registration Statement, an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in the form of Exhibit D attached to the Subscription Agreement.

i.     The Company shall make available for inspection by (i) any Holder and
(ii) one firm of attorneys and one firm of accountants or other agents retained by the Holders (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall hold in strict


                                                                  Exhibit 10.11
                                                             Page 8 of 19 Pages
confidence and shall not make any disclosure (except to a Holder) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

j. The Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement.
The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Holder and allow such Holder, at the Holder's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

k. The Company shall use its best efforts to secure designation and quotation of all the Registrable Securities covered by any Registration Statement on the Principal Market. If, despite the Company's best efforts, the Company is unsuccessful in satisfying the preceding sentence, it shall use its best efforts to cause all the Registrable Securities covered by any Registration Statement to be listed on each other national securities exchange and automated quotation system, if any, on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or system. If, despite the Company's best efforts, the Company is unsuccessful in satisfying the two preceding sentences, it will use its best efforts to secure the inclusion for quotation on the Nasdaq SmallCap Market for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

l. The Company shall cooperate with the Investor to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend)


                                                                  Exhibit 10.11
                                                             Page 9 of 19 Pages
representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and registered in such names of the Persons who shall acquire such Registrable Securities from the Holders, as the Holders may request.

m. The Company shall provide a transfer agent for all the Registrable Securities not later than the effective date of the first Registration Statement filed pursuant hereto.

n. If requested by the Holders holding a majority of the Registrable Securities, the Company shall (i) as soon as reasonably practical incorporate in a prospectus supplement or post-effective amendment such information as such Holders reasonably determine should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by such Holders.

o. The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

p. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

q. Within one (1) business day after the Registration Statement which includes Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities, with copies to the Investor, confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

r. At such times as the Holders may reasonably request, the Company shall cause to be delivered, letters from the Company's independent certified public accountants (i) addressed to the Holders that such accountants are independent public accountants within the meaning of the 1933 Act and the applicable published rules and regulations thereunder, and (ii) in customary form and covering such financial and accounting matters as are customarily covered by letters of independent certified public accountants delivered to underwriters in connection with public offerings.

s. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Holders of Registrable Securities pursuant to a Registration Statement.

          4.     OBLIGATIONS OF THE HOLDERS.


                                                                  Exhibit 10.11
                                                            Page 10 of 19 Pages

a. At least five (5) calendar days prior to the first anticipated filing date of a Registration Statement the Company shall notify each Holder in writing of the information the Company requires from each such Holder if such Holder elects to have any of such Holder's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall reasonably be required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. Each Holder covenants and agrees that, in connection with any sale of Registrable Securities by it pursuant to a Registration Statement, it shall comply with the "Plan of Distribution" section of the current prospectus relating to such Registration Statement.

b. Each Holder, by such Holder's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder's election to exclude all of such Holder's Registrable Securities from such Registration Statement.

c. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e), such Holder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or the first sentence of 3(e).

          5.     EXPENSES OF REGISTRATION.

       All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printing and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company.

          6.     INDEMNIFICATION.

       In the event any Registrable Securities are included in a Registration Statement under this Agreement:


a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Holder who holds such Registrable Securities, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls, any Holder within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended


                                                                  Exhibit 10.11
                                                            Page 11 of 19 Pages

(the "1934 Act"), (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "Claims"), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Holders and each such controlling person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus were timely made available by the Company pursuant to Section 3(c);
(ii) shall not be available to the extent such Claim is based on (a) a failure of the Holder to deliver or to cause to be delivered the prospectus made available by the Company or (b) the Indemnified Person's use of an incorrect prospectus despite being promptly advised in advance by the Company in writing not to use such incorrect prospectus; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the sale of the Registrable Securities by the Holders pursuant to the Registration Statement.


                                                                  Exhibit 10.11
                                                            Page 12 of 19 Pages

b. In connection with any Registration Statement in which a Holder is participating, each such Holder agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Holder will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld; provided, further, however, that the Holder shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the sale of the Registrable Securities by the Holders pursuant to the Registration Statement. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus were corrected on a timely basis in the prospectus, as then amended or supplemented. This indemnification provision shall apply separately to each Investor and liability hereunder shall be several and not joint.

c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding.
The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such counsel shall be selected by Holders holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates, if the Holders are entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully appraised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified


                                                                  Exhibit 10.11
                                                            Page 13 of 19 Pages

Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim. Following indemnification as provided for hereunder, the indemnifying party shall be surrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

          7.     CONTRIBUTION.

      To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (ii) no seller of Registrable Securities guilty of


                                                                  Exhibit 10.11
                                                            Page 14 of 19 Pages
fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

          8.     REPORTS UNDER THE 1934 ACT.

       With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Subscription Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c. furnish to the Investor, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

         9.     ASSIGNMENT OF REGISTRATION RIGHTS.

     The rights under this Agreement shall not be assignable.

         10.    AMENDMENT OF REGISTRATION RIGHTS.

     Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders who hold two-thirds (2/3) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Holder and the Company. No such amendment shall be effective to the extent that it applies to less than all of the Holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.


                                                                  Exhibit 10.11
                                                            Page 15 of 19 Pages

         11.     MISCELLANEOUS.

a. A Person is deemed to be a Holder of Registrable Securities whenever such Person owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

      Utah Clay Technology, Inc.
      3985 South 200 East
      Salt Lake City, Utah 84124
      Attention: Dennis S. Engh, President
      Telephone:  801-424-0223
      Facsimile:   801-274-7804

      With a copy to:
      Attention:  Thomas J. Kenan, Esq.
      Fuller Tubb Pomeroy & Stokes
      201 Robert S. Kerr Avenue, Suite 1000
      Oklahoma City, OK 73102
      Telephone:  405-235-2575
      Facsimile:  405-232-8384
      E-mail: kenan@ftpslaw.com

      If to the Investor:
      At the address listed in the Questionnaire.

      If to May Davis Group, Inc.:
      c/o Joseph B. LaRocco, Esq.
      49 Locust Avenue, Suite 107
      New Canaan, CT 06840
      Telephone:  203-966-0566
      Facsimile:  203-966-0363


                                                                  Exhibit 10.11
                                                            Page 16 of 19 Pages

      Each party shall provide five (5) business days prior notice to the other party of any change in address, phone number or facsimile number.

c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. The laws of the State of New York shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e. This Agreement and the Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.

f. This Agreement and the Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.


                                                                  Exhibit 10.11
                                                            Page 17 of 19 Pages

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. All consents and other determinations to be made by the Holders pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Holders holding a majority of the Registrable Securities.

k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the day and year first above written.


                           UTAH CLAY TECHNOLOGY, INC.



                           By:     ____________________________________
                           Name:     Dennis S. Engh
                           Title:    President




                           By:     ____________________________________
                           Name:
                           Title:









                                                                  Exhibit 10.11
                                                            Page 18 of 19 Pages

                                     EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT
                                                              Date: __________
[TRANSFER AGENT]

            Re:     Utah Clay Technology, Inc.

Ladies and Gentlemen:

     We are counsel to Utah Clay Technology, Inc., a Utah corporation (the "Company"), and have represented the Company in connection with that certain Subscription Agreement (the "Subscription Agreement") entered into by and among the Company and _________________________ (the "Investor") pursuant to which the Company has agreed to issue to the Investor shares of the Company's common stock, $.001 par value per share (the "Common Stock") on the terms and conditions set forth in the Subscription Agreement. Pursuant to the Subscription Agreement, the Company also has entered into a Registration Rights Agreement with the Investor (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issued or issuable under the Subscription Agreement and upon exercise of warrants issued or issuable pursuant to the Subscription Agreement, under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 2001, the Company filed a Registration Statement on Form S- ___ (File No. 333-________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names the Investor as a selling shareholder thereunder.

     In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [enter the time of effectiveness] on [enter the date of effectiveness] and to the best of our knowledge, after telephonic inquiry of a member of the SEC's staff, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                          Very truly yours,

                                          [Company Counsel]

                                          By:   ____________________
cc:     [Investor]

                                                                  Exhibit 10.11
                                                            Page 19 of 19 Pages

                                  INVESTMENT AGREEMENT


     INVESTMENT AGREEMENT (this "AGREEMENT"), dated as of November __, 2001 by and among Utah Clay Technology, Inc., a Utah corporation with offices located at 3985 South 200 East, Salt Lake City, UT 84124 (the "COMPANY"), and the undersigned investor (the "INVESTOR").

      WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Investor shall invest up to $6,000,000 to purchase the Company's common stock, $.001 par value per share (the "COMMON STOCK");

     WHEREAS, such investments will be made in reliance upon the provisions of
Section 4(2) under the Securities Act of 1933, as amended (the "1933 ACT"), Rule 506 of Regulation D, and the rules and regulations promulgated thereunder, and/or upon such other exemption from the registration requirements of the 1933 Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

     NOW THEREFORE, the Company and the Investor hereby agree as follows:

     1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings specified or indicated, and such meanings shall be equally applicable to the singular and plural forms of the defined terms.

"1933 ACT" shall mean the Securities Act of 1933, as it may be amended.

"1934 ACT" shall mean the Securities Exchange Act of 1934, as it may be amended.

"AFFILIATE" shall have the meaning specified in Section 5(h).

"AGREED UPON PROECEDURES REPORT" shall have the meaning specified in Section
2(o).

"AGREEMENT" shall mean this Investment Agreement.

"BUY-IN" shall have the meaning specified in Section 6.

"BUY-IN ADJUSTMENT AMOUNT" shall have the meaning specified in Section 6.

                                                                 Exhibit 10.12
                                                             Page 1 of 54 Pages

"CLOSING" shall have the meaning specified in Section 2(h).

"CLOSING DATE" shall mean, as defined in Section 2(h), the date which is three
(3) Trading Days following the expiration of the related Purchase Period.

"COMMON STOCK" shall mean the Common Stock of the Company.

"CONTROL" or "CONTROLS" shall have the meaning specified in Section 5(h).

"COVERING SHARES" shall have the meaning specified in Section 6.

"DOLLAR AMOUNT" shall mean the Dollar Amount of shares of common stock the Company requests Investor to purchase.

 "EFFECTIVE DATE" shall mean the date the SEC declares effective the Registration Statement covering the transactions described in the Agreement.

"ENVIRONMENTAL LAWS" shall have the meaning specified in Section 4(m).

"ESCROW AGENT" shall mean First Union National Bank.

"ESCROW AGREEMENT" shall mean the Escrow Agreement entered into between the Company, Investor and Escrow Agent and attached as Exhibit C.

"EXECUTION DATE" shall mean the date all Transaction Documents are executed by the Company and Investor.

 "INDEMNITEES" shall have the meaning specified in Section 10.

"INDEMNIFIED LIABILITIES" shall have the meaning specified in Section 10.

"INEFFECTIVE PERIOD" shall mean any period of time that the Registration Statement or any Supplemental Registration Statement (as defined in the Registration Rights Agreement) becomes ineffective or unavailable for use for the sale or resale, as applicable, of any or all of the Registrable Securities (as defined in the Registration Rights Agreement) for any reason (or in the event the prospectus under either of the above is not current and deliverable) during any time period required under the Registration Rights Agreement.

"MAJOR TRANSACTION" shall have the meaning specified in Section 2(g).

"MATERIAL ADVERSE EFFECT" shall have the meaning specified in Section 4(a).

"MATERIAL FACTS" shall have the meaning specified in Section 2(m).

                                                                 Exhibit 10.12
                                                             Page 2 of 54 Pages

"MAXIMUM COMMON STOCK ISSUANCE" shall have the meaning specified in Section
2(j).

"MAXIMUM PUT AMOUNT" shall be $1,000,000.

 "OPEN PERIOD" shall mean the period beginning on and including the Trading Day immediately following the Effective Date and ending on the earlier of (i) the date which is twenty-four (24) months from the Effective Date and (ii) termination of the Agreement in accordance with Section 9.

"PAYMENT AMOUNT" shall have the meaning specified in Section 2(p).

"PARTIAL RELEASE FORM"  shall have the meaning specified in Section 2(i).

"PRINCIPAL MARKET" shall have the meaning specified in Section 2(f).

"PROSPECTUS" shall mean the prospectus, preliminary prospectus and supplemental prospectus used in connection with the Registration Statement.

"PURCHASE AMOUNT" shall mean the amount being paid by Investor on a particular Closing Date to purchase the Shares.

"PURCHASE PERIOD" shall mean the period beginning on the Put Notice Date and ending on and including the date which is ten (10) Trading Days after such Put Notice Date.

"PURCHASE PRICE" shall mean 85% of the average of the lowest three (3) closing bid prices of the Company's common stock during the specified Purchase Period.

"PUT NOTICE" shall mean a written notice sent to the Investor by the Company stating the Dollar Amount of Shares the Company intends to sell to the Investor pursuant to the terms of the Agreement and stating the current number of Shares issued and outstanding on such date.

"PUT NOTICE DATE" shall mean the Trading Day immediately following the day on which the Investor receives a Put Notice, however a Put Notice shall be deemed delivered on (x) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon Eastern Time (receipt being deemed to occur if the Company possess a facsimile confirmation showing completed transmission by such time), or (y) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon Eastern Time on a Trading Day (receipt being documented as described in (x) above). No Put Notice may be deemed delivered on a day that is not a Trading Day.

"REGISTRATION OPINION" shall have the meaning specified in Section 2(m).

                                                                 Exhibit 10.12
                                                             Page 3 of 54 Pages

"REGISTRATION OPINION DEADLINE" shall mean the date that is three (3) Trading Days prior to each Put Notice Date.

"REGISTRATION PERIOD" shall have the meaning specified in Section 5(c).

"REGISTRATION RIGHTS AGREEMENT" shall mean the Agreement entered into by the Company with Investor for the registration of this transaction.

"REGISTRATION STATEMENT" means the registration statement of the Company filed under the 1933 Act covering this transaction.

"RELATED PARTY" shall have the meaning specified in Section 5(h).

"REPURCHASE EVENT" shall have the meaning specified in Section 2(i).

"RESOLUTION" shall have the meaning specified in Section 8(f).

"SEC" shall mean the Securities & Exchange Commission.

"SEC DOCUMENTS" shall have the meaning specified in Section 4(f).

"SECURITIES" shall mean the shares of common stock and warrants issued pursuant to the terms of the Agreement.

"SHARES" shall mean the shares of common stock of the Company having a par value of $.001 per share.

"SIGNING SHARES" shall have the meaning specified in Section 2(c)(i).

"SOLD SHARES" shall have the meaning specified in Section 6.

"SUBSIDIARIES" shall have the meaning specified in Section 4(a).

"TRADING DAY" shall mean any day on which the Principal Market for the Company's common stock is open for trading.

"TRANSACTION DOCUMENTS" shall mean the Agreement, Registration Rights Agreement, Escrow Agreement, Signing Warrant and each of the other agreements entered into by the parties hereto in connection with the Agreement.

"VALUATION EVENT" shall have the meaning specified in Section 2(k).

"VOLUME WEIGHTED AVERAGE PRICE" shall be as reported by Bloomberg Financial Markets ("BLOOMBERG"), or if not available through Bloomberg because of delisting, then the average of the bid prices of any market makers for the Company's Common Stock as reported in the "pink sheets" by the National Quotation Bureau, Inc.

                                                                 Exhibit 10.12
                                                             Page 4 of 54 Pages

     2.        PURCHASE AND SALE OF COMMON STOCK

     a. Purchase and Sale of Common Stock. Upon the terms and conditions set forth herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, up to that number of Shares having an aggregate Purchase Price of $6,000,000.

     b.     Delivery of Put Notices.     Subject to the terms and conditions of
the Transaction Documents, and from time to time during the Open Period the Company may, in its sole discretion, deliver a Put Notice to the Investor which states the Dollar Amount of Shares which the Company intends to sell to the Investor during the Purchase Period. In addition, the Dollar Amount designated by the Company in a Put Notice shall be equal to one hundred fifty percent (150%) of the average daily volume (U.S. market only) for the forty (40) Trading Days prior to the applicable Put Notice Date multiplied by the average of the three (3) daily closing bid prices immediately preceding the Put Date, but in no event more than $1,000,000. Once the Put Notice is received by the Investor the Put Notice shall not be terminated, withdrawn or otherwise revoked by the Company except in accordance with the terms of this Agreement. During the Open Period, the Company shall not be entitled to submit a Put Notice until after the previous closing has been completed and Put Notice may not be given more than once each thirteen (13) Trading Days. The Purchase Price shall be 85% of the average of the lowest three (3) closing bid prices of the Common Stock during the Purchase Period.

     The Company shall be entitled to withdraw a portion of the Put Notice amount, if the Purchase Price with respect to that Put Notice does not meet the Minimum Acceptable Price. The Minimum Acceptable Price is defined as 80% of the lowest closing bid price of the Common Stock for the fifteen (15) Trading Days prior to the Put Notice Date. The Company reserves the right to withdraw that portion of the Put Notice amount, if the Purchase Price is not equal to or greater than 80% of the lowest closing bid price during the Purchase Period.
In the event that the Purchase Price for the applicable Purchase Period shall be less than the Minimum Acceptable Price, the Company may elect, by sending written notice to the Investors via facsimile, to cancel that portion of the Put Notice remaining for that number of Trading Days remaining after the written cancellation notice is deemed received by the Investors. The written notice shall be deemed received by the Investors on (i) the Trading Day it is received by facsimile or otherwise by the Investors if such notice is received on or prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile after 12:00 noon New York time on a Trading Day or at anytime on a day which is not a Trading Day. The Company shall still be responsible however, for delivering that number of shares of Common Stock to the Escrow Agent that were sold by the Investors through and including the Trading Day the written cancellation notice is deemed received by the Investors.

      Within ten (10) calendar days after the commencement of each calendar quarter occurring subsequent to the commencement of the Open Period, the Company undertakes to notify Investor as to its reasonable expectations as to the Dollar Amount it intends to raise during such calendar quarter, if any,

                                                                 Exhibit 10.12
                                                             Page 5 of 54 Pages
through the issuance of Put Notices. Such notification shall constitute only the Company's good faith estimate with respect to such calendar quarter and shall in no way obligate the Company to raise such amount during such calendar quarter or otherwise limit its ability to deliver Put Notices during such calendar quarter. The failure by the Company to comply with this provision can be cured by the Company's notifying Investor at any time as to its reasonable expectations with respect to the current calendar quarter.

     c. Interest. It is the intention of the parties that only interest that may be payable under this Agreement shall not exceed the maximum amount permitted under any applicable law. If a law, which applies to this Agreement which sets the maximum interest amount, is finally interpreted so that the interest in connection with this Agreement exceeds the permitted limits, then:
(1) any such interest shall be reduced by the amount necessary to reduce the interest to the permitted limit; and (2) any sums already collected (if any) from the Company which exceed the permitted limits will be refunded to the Company. The Investor may choose to make this refund by reducing the amount that the Company owes under this Agreement or by making a direct payment to the Company. If a refund reduces the amount that the Company owes the Investor, the reduction will be treated as a partial payment. In case any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

     d. Investor's Obligation to Purchase Shares. Subject to the conditions set forth in this Agreement, following the Investor's receipt of a validly delivered Put Notice, the Investor shall be required to purchase from the Company during the related Purchase Period that number of Shares having an aggregate Purchase Price equal to the lesser of (i) the Dollar Amount set forth in the Put Notice (subject to reduction during the Purchase Period as may be provided pursuant to the terms of this Agreement), and (ii) 15% of the aggregate trading volume during the applicable Purchase Period times (x) the average of the three (3) lowest closing bid prices of the Company's Common Stock during the specified Purchase Period, but only if said Shares bear no restrictive legend, are not subject to stop transfer instructions and are being held in escrow, pursuant to Section 2(h), prior to the applicable Closing Date. The Company acknowledges that there are two entities that will sign as Investor and that each Put Notice will be divided between them equally. Dutchess Private Equities Fund, L.P., a Delaware limited partnership shall be obligated to provide fifty percent (50%) of the Put Amount of each Put Notice and DRH Investment Company, LLC, a Delaware limited liability company, shall be obligated to provide fifty percent (50%) of the Put Amount of each Put Notice. The two Investors shall be severally and not jointly responsible for funding.

     e. Limitation on Investor's Obligation to Purchase Shares. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be required to purchase, and the Company shall in no event sell to the Investor, that number of Shares, which when added to the sum of the number of Shares beneficially owned, (as such term is defined under Section 13(d) and

                                                                 Exhibit 10.12
                                                             Page 6 of 54 Pages

Rule 13d-3 of the Securities Exchange Act of 1934, as may be amended, (the "1934 ACT")), by the Investor, would exceed 4.99% of the number of Shares outstanding on the Put Notice Date for such Purchase Period, as determined in accordance with Rule 13d-1(j) under the 1934 Act. In no event shall the Investor purchase Shares of the Common Stock other than pursuant to this Agreement until such date as this Agreement is terminated. Each Put Notice shall include a representation of the Company as to the number of Shares of Common Stock outstanding on the related Put Notice Date as determined in accordance with Section 13(d) of the 1934 Act. In the event that the number of Shares of Common Stock outstanding as determined in accordance with Section 13(d) of the 1934 Act is different on any date during a Purchase Period than on the Put Notice Date associated with such Purchase Period, then the number of Shares of Common Stock outstanding on such date during such Purchase Period shall govern for purposes of determining whether the Investor would be acquiring beneficial ownership of more than 4.99% of the number of Shares of Common Stock outstanding during such period.

     f. Conditions to Investor's Obligation to Purchase Shares. Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to deliver a Put Notice and require the Investor to purchase any Shares at a Closing (as defined in Section 2(h)) unless each of the following conditions are satisfied:

          (i) a Registration Statement shall have been declared effective and shall remain effective and available for the resale of all the Registrable Securities (as defined in the Registration Rights Agreement) at all times during the Purchase Period;

          (ii) at all times during the period beginning on the related Put Notice Date and ending on and including the related Closing Date, the Common Stock shall have been listed on The American Stock Exchange, Inc. or The New York Stock Exchange, Inc. or designated on the Nasdaq National Market, The Nasdaq SmallCap Market, or the National Association of Securities Dealer's, Inc. OTC electronic bulletin board (the "PRINCIPAL MARKET") and shall not have been suspended from trading thereon for a period of five (5) consecutive Trading Days during the Open Period and the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock;

          (iii) the Company has complied with its obligations and is otherwise not in breach of a material provision, or in default under, this Agreement, the Registration Rights Agreement or any other agreement executed in connection herewith which has not been corrected prior to delivery of the Put Notice Date;

          (iv) no injunction shall have been issued, or action commenced by a governmental authority, prohibiting the purchase or the issuance of the Common Stock;

                                                                 Exhibit 10.12
                                                             Page 7 of 54 Pages

          (v) the issuance of the Common Stock will not violate the shareholder approval requirements of Nasdaq; and

          (vi) for the ten (10) Trading Days immediately preceding the Put Notice, the Volume Weighted Average Price for the Common Stock shall be not less than $5,000.

          If any of the events described in clauses (i) through (vi) above occurs during a Purchase Period, then the Investor shall have no obligation to purchase the Dollar Amount of Common Stock set forth in the applicable Put Notice.

     g. For purposes of this Agreement, a "MAJOR TRANSACTION" shall be deemed to have occurred at the closing of any of the following events: (i) the consolidation, merger or other business combination of the Company with or into another person (other than pursuant to a migratory merger effected solely for the purposes of changing the jurisdiction of incorporation of the Company) (ii) the sale or transfer of all or substantially all of the Company's assets; or
(iii) the consummation of a purchase, tender or exchange offer made to, and accepted by, the holders of more than 30% of the economic interest in, or the combined voting power of all classes of voting stock of, the Company.

      h. Mechanics of Purchase of Shares by Investor. Subject to the satisfaction of the conditions set forth in Sections 2(f), 7 and 8, the closing of the purchase by the Investor of Shares (a "CLOSING") shall occur on the date which is three (3) Trading Days following the expiration of the related Purchase Period (a "CLOSING DATE"). Prior to each Closing Date, (i) the Company shall deliver to the Escrow Agent pursuant to the Escrow Agreement, annexed hereto as Exhibit C, certificates representing the Shares to be issued to the Investor on such date and registered in the name of the Investor, or deposit such Shares into the account(s) (with the Investor receiving confirmation that the Shares are in such account(s)) designated by the Investor for the benefit of the Investor and (ii) the Investor shall deliver to the Escrow Agent the Purchase Price to be paid for such Shares (after receipt of confirmation of delivery of such Shares), determined as aforesaid, by wire transfer. In the alternative to physical delivery of certificates for Common Stock to the Escrow Agent, if delivery of the Shares may be effectuated by electronic book-entry through The Depository Trust Company ("DTC"), then delivery of the Shares pursuant to such purchase shall, unless requested otherwise by such Investor (or holder of such Shares), settle by book-entry transfer through DTC by the Closing Date. The parties agree to coordinate with DTC to accomplish this objective. In addition, each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered by either of them to the Escrow Agent pursuant to this Agreement at or prior to each Closing.

      i.     Partial Release of Shares.       After Investor has received a Put
Notice, but prior to the related Closing Date, the Investor, may authorize the Escrow Agent to release, every five (5) Trading Days, a portion of the Purchase Amount from escrow to the Company in exchange for a fixed number of Shares,

                                                                 Exhibit 10.12
                                                             Page 8 of 54 Pages
subject to the following conditions:

          (i) The Investor shall fill out and sign a Partial Release of Purchase Amount and Shares (the "Partial Release Form"). The Partial Release Form shall set forth the number of Shares to be released to Investor and the dollar amount the Escrow Agent shall wire to the Company.

          (ii) The Partial Release Form shall be filled out and signed by the appropriate Investor and faxed to the Company prior to 12:00 p.m. New York City time.

      The number of Shares stated in the Partial Release Form shall be equal to the dollar amount to be released divided by 85% of the lowest three (3) closing bid prices during that number of Trading Days of the Pricing Period that have expired.

      The Company and Investor agree that on the related Closing Date, an adjustment shall be made so that the terms set forth in the Investment Agreement shall be honored with the balance of the Purchase Amount being released to the Company and the balance of the Shares owed to Investor being released to Investor.

     j. Overall Limit on Common Stock Issuable. Notwithstanding anything contained herein to the contrary, if during the Open Period the Company becomes listed on an exchange that limits the number of shares of Common Stock that may be issued without shareholder approval, then the number of Shares issuable by the Company and purchasable by the Investor, including the shares of Common Stock issuable to the Investors pursuant to Section 11(b), shall not exceed that number of the shares of Common Stock that may be issuable without shareholder approval, subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalization affecting the Common Stock (the "MAXIMUM COMMON STOCK ISSUANCE"), unless the issuance of Shares, including any Common Stock to be issued to the Investors pursuant to Section 11(b), in excess of the Maximum Common Stock Issuance shall first be approved by the Company's shareholders in accordance with applicable law and the By-laws and Articles of Incorporation of the Company, if such issuance of shares of Common Stock could cause a delisting on the Principal Market. The parties understand and agree that the Company's failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Shares hereunder or the Investor's obligation in accordance with the terms and conditions hereof to purchase a number of Shares in the aggregate up to the Maximum Common Stock Issuance limitation, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation provided in this Section 2(j).

     k. "VALUATION EVENT" shall mean an event in which the Company at any time during a "Purchase Period" takes any of the following actions:

          (i)     subdivides or combines its Common Stock;

                                                                 Exhibit 10.12
                                                             Page 9 of 54 Pages

          (ii) pays a dividend in Common Stock or makes any other distribution of its Common Stock, except for dividends paid with respect to the Preferred Stock;
          (iii) issues any options or other rights to subscribe for or purchase Common Stock and the price per share for which Common Stock may at any time thereafter be issuable pursuant to such options or other rights shall be less than the Bid Price in effect immediately prior to such issuance;
          (iv) issues any securities convertible into or exchangeable for Common Stock and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Bid Price in effect immediately prior to such issuance;
          (v) issues shares of Common Stock otherwise than as provided in the foregoing subsections (i) through (iv), at a price per share less, or for other consideration lower, than the Bid Price in effect immediately prior to such issuance, or without consideration;
          (vi) makes a distribution of its assets or evidences of indebtedness to the holders of Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (i) through (v); or
          (vii) takes any action affecting the number of shares of Common Stock outstanding, other than an action described in any of the foregoing subsections (i) through (vi) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a materially adverse effect upon the rights of Investor at the time of a Put Notice is delivered to Investor.

      l. The Company agrees that it shall not take any action that would result in a Valuation Event occurring during a Purchase Period.

      m. Accountant's Letter and Registration Opinion. Whenever reasonably requested by Investor, the Company shall cause to be delivered to the Investor, on or prior to each Registration Opinion Deadline, an opinion of the Company's independent counsel, (the "REGISTRATION OPINION"), addressed to the Investor stating, inter alia, that no facts ("MATERIAL FACTS") have come to such counsel's attention that have caused it to believe that the Registration Statement is subject to an Ineffective Period or to believe that the Registration Statement, any supplemental Registration Statement (as each may be amended, if applicable), and any related prospectuses, contain an untrue statement of material fact or omits a material fact required to make the statements contained therein, in light of the circumstances under which they were made, not misleading. If a Registration Opinion cannot be delivered by the

                                                                 Exhibit 10.12
                                                             Page 10 of 54 Pages

Company's independent counsel to the Investor on the Registration Opinion Deadline due to the existence of Material Facts or an Ineffective Period, the Company shall promptly notify the Investor and as promptly as possible amend each of the Registration Statement and any supplemental Registration Statements, as applicable, and any related prospectus or cause such Ineffective Period to terminate, as the case may be, and deliver such Registration Opinion and updated prospectus as soon as possible thereafter. If at any time after a Put Notice shall have been delivered to Investor but before the related Closing Date, the Company acquires knowledge of such Material Facts or any Ineffective Period occurs, the Company shall promptly notify the Investor and the balance of the Purchase Period shall be canceled and the Investor shall only be responsible for that portion of the Purchase Amount up to the beginning of the Ineffective Period.

      n. (i) Whenever reasonably requested by Investor, the Company shall engage its independent auditors to perform the procedures in accordance with the provisions of Statement on Auditing Standards No. 71, as amended, as agreed to by the parties hereto, and reports thereon (the "BRING DOWN COLD COMFORT LETTERS") as shall have been reasonably requested by the Investor with respect to certain financial information contained in the Registration Statement and shall have delivered to the Investor such a report addressed to the Investor, on or prior to each Registration Opinion Deadline;

            (ii) in the event that the Investor shall have requested delivery of an Agreed Upon Procedures Report pursuant to Section 2(o), the Company shall engage its independent auditors to perform certain agreed upon procedures and report thereon as shall have been reasonably requested by the Investor with respect to certain financial information of the Company and the Company shall deliver to the Investor a copy of such report addressed to the Investor. In the event that the report required by this Section 2(n) cannot be delivered by the Company's independent auditors, the Company shall, if necessary, promptly revise the Registration Statement and the Company shall not deliver a Put Notice to Investor until such report is delivered.

     o. Procedure if Material Facts are Reasonably believed to be untrue or are omitted. In the event after such consultation the Investor or the Investor's counsel reasonably believes that the Registration Statement contains an untrue statement or a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading, (i) the Company shall file with the SEC an amendment to the Registration Statement responsive to such alleged untrue statement or omission and provide the Investor, as promptly as practicable, with copies of the Registration Statement and related Prospectus, as so amended, or (ii) if the Company disputes the existence of any such material misstatement or omission,
(x) the Company's independent counsel shall provide the Investor's counsel with a Registration Opinion and (y) in the event the dispute relates to the adequacy of financial disclosure and the Investor shall reasonably request, the Company's independent auditors shall provide to the Company a letter ("AGREED UPON PROCEDURES REPORT") outlining the performance of such "agreed upon procedures" as shall be reasonably requested by the Investor and the Company shall provide the Investor with a copy of such letter.

                                                                 Exhibit 10.12
                                                             Page 11 of 54 Pages

           p. Delisting; Suspension. If at any time during the Open Period or within thirty (30) calendar days after the end of the Open Period,
(i) the Registration Statement, after it has been declared effective, shall not remain effective and available for sale of all the Registrable Securities, (ii) the Common Stock shall not be listed on the Principal Market or shall have been suspended from trading thereon (excluding suspensions of not more than one trading day resulting from business announcements by the Company) or the Company shall have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock, (iii) there shall have occurred a Major Transaction (as defined in Section 2(g)) or the public announcement of a pending Major Transaction which has not been abandoned or terminated, or (iv) the Registration Statement is no longer effective or stale for a period of more than five (5) Trading Days as a result of the Company to timely file its financials, the Company shall repurchase within thirty (30) calendar days of the occurrence of one of the events listed in clauses (i),
(ii), (iii) or (iv)above (each a "REPURCHASE EVENT") and subject to the limitations imposed by applicable federal and state law, all or any part of the Shares issued to the Investor within the sixty (60) Trading Days preceding the occurrence of the Repurchase Event and then held by the Investor at a price per Share equal to the highest Volume Weighted Average Price during the period beginning on the date of the Repurchase Event and ending on and including the date on which the Investor is paid by the Company for the repurchase of the Shares (the "PAYMENT AMOUNT"). If the Company fails to pay to the Investor the full aggregate Payment Amount within ten (10) calendar days of the occurrence of a Repurchase Event, the Company shall pay to the Investor, on the first Trading Day following such tenth (10th) calendar day, in addition to and not in lieu of the Payment Amount payable by the Company to the Investor an amount equal to 2% of the aggregate Payment Amount then due and payable to the Investor, in cash by wire transfer, plus compounded annual interest of 18% on such Payment Amount during the period, beginning on the day following such tenth calendar day, during which such Payment Amount, or any portion thereof, is outstanding.

3.     INVESTOR'S REPRESENTATIONS AND WARRANTIES.

     The Investor represents and warrants to the Company that:

     a. Sophisticated Investor. The Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities.

     b.      Authorization; Enforcement.     This Agreement has been duly and
validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies..

                                                                 Exhibit 10.12
                                                             Page 12 of 54 Pages

     c. Section 9 of the 1934 Act. During the Open Period, the Investor will comply with the provisions of Section 9 of the 1934 Act, and the rules promulgated thereunder, with respect to transactions involving the Common Stock.

     d. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation or the By-laws or (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Investor or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Investor or any of its Subsidiaries or by which any property or asset of the Investor or any of its Subsidiaries is bound or affected. The business of the Investor and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect.

     4.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     Except as set forth in the Schedules attached hereto, the Company represents and warrants to the Investor that:

     a. Organization and Qualification. The Company and its "SUBSIDIARIES" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) (a complete list of which is set forth in Schedule 4(a)) are corporations duly organized and validly existing in good standing under the laws of the respective jurisdictions of their incorporation, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined in Section 1 and 4(b)below).

     b.      Authorization; Enforcement; Compliance with Other Instruments.
(i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Signing Warrant, and each of the other agreements entered into

                                                                 Exhibit 10.12
                                                             Page 13 of 54 Pages
by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS"), and to issue the Shares and the Signing Warrant in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the reservation for issuance and the issuance of the Shares and the Signing Warrant pursuant to this Agreement, have been duly and validly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or its shareholders, (iii) the Transaction Documents have been duly and validly executed and delivered by the Company, and (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

     c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of the date hereof approximately 28,220,253 shares are issued and outstanding, 10,000,000 shares of Preferred Stock, of which as of the date hereof 84,817 shares of non-voting, non-convertible Series A Preferred Stock are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 4(c) which is attached hereto and made a part hereof,
(i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement),
(v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement, (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement and (viii) there is no dispute as to the class of any shares of the Company's capital stock. The Company has

                                                                 Exhibit 10.12
                                                             Page 14 of 54 Pages
furnished to the Investor, or the Investor has had access through EDGAR to, true and correct copies of the Company's Articles of Incorporation, as in effect on the date hereof (the "ARTICLES OF INCORPORATION"), and the Company's By-laws, as in effect on the date hereof (the "BY-LAWS '), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

     d.     Issuance of Shares.     A sufficient number of Shares issuable
pursuant to this Agreement has been duly authorized and reserved for issuance (subject to adjustment pursuant to the Company's covenant set forth in Section 5(f) below) pursuant to this Agreement. Upon issuance in accordance with this Agreement, the Securities will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. In the event the Company cannot register a sufficient number of Shares, due to the remaining number of authorized shares of Common Stock being insufficient, the Company will use its best efforts to register the maximum number of shares it can based on the remaining balance of authorized shares and will use its best efforts to increase the number of its authorized shares as soon as reasonably practicable.

     e. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the Principal Market or principal securities exchange or trading market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 4(e), neither the Company nor its Subsidiaries is in violation of any term of, or in default under, the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or their organizational charter or by-laws, respectively, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in the aggregate have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required

                                                                 Exhibit 10.12
                                                             Page 15 of 54 Pages
under the 1933 Act, the Company is not required to obtain any consent, authorization, permit or order of, or make any filing or registration (except the filing of a registration statement) with, any court, governmental authority or agency, regulatory or self-regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, permits, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and are in full force and effect as of the date hereof. Except as disclosed in Schedule 4(e), the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not, and will not be, in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting of the Common Stock by the Principal Market in the foreseeable future.

     f. SEC Documents; Financial Statements. Since February 1999, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to the Investor or its representatives, or they have had access through EDGAR, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents, including, without limitation, information referred to in Section 4(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Investor with any material, nonpublic information which was

                                                                 Exhibit 10.12
                                                             Page 16 of 54 Pages
not publicly disclosed prior to the date hereof and any material, nonpublic information provided to the Investor by the Company or its Subsidiaries or any of their officers, directors, employees or agents prior to any Closing Date shall be publicly disclosed by the Company prior to such Closing Date.

     g. Absence of Certain Changes. Except as disclosed in Schedule 4(g) or the SEC Documents filed at least five (5) days prior to the date hereof, since June 1, 2000, there has been no change or development in the business, properties, assets, operations, financial condition, results of operations or prospects of the Company or its Subsidiaries which has had or reasonably could have a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

     h. Absence of Litigation. Except as set forth in Schedule 4(h), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, in which an adverse decision could have a Material Adverse Effect.

     i. Acknowledgment Regarding Investor's Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Securities. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

     j. No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or to its knowledge is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, assets, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

     k. Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of

                                                                 Exhibit 10.12
                                                             Page 17 of 54 Pages
the Company or any of its Subsidiaries, is any such dispute threatened.
Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company's employ or otherwise terminate such officer's employment with the Company.

     l. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 4(l), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights necessary to conduct its business as now or as proposed to be conducted have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 4(l), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

     m. Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

     n. Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property except as described in the Company's Form 10-SB and Form 10-KSB filings with the SEC and available through EDGAR, and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free

                                                                 Exhibit 10.12
                                                             Page 18 of 54 Pages
and clear of all liens, encumbrances and defects except such as are described in Schedule 4(n) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

     o. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

     p. Regulatory Permits. The Company and its Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from the appropriate federal, state, local or foreign regulatory authorities and comparable foreign regulatory agencies, necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits which if not obtained, or such revocations or modifications which, would not have a Material Adverse Effect.

     q. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     r. No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

                                                                 Exhibit 10.12
                                                             Page 19 of 54 Pages

     s. Tax Status. The Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

     t. Certain Transactions. Except as set forth on Schedule 4(t) and in the SEC Documents filed at least ten days prior to the date hereof and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 4(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     u. Dilutive Effect. The Company understands and acknowledges that the number of shares of Common Stock issuable upon purchases pursuant to this Agreement will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the Open Period. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the Transaction Documents, its obligation to issue shares of Common Stock upon purchases pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

     v. Right of First Refusal. The Company shall not, directly or indirectly, without the prior written consent of Investor offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its Common Stock

                                                                 Exhibit 10.12
                                                             Page 20 of 54 Pages
or securities convertible into Common Stock at a price that is less than the market price of the Common Stock at the time of issuance of such security or investment (a "SUBSEQUENT FINANCING") for a period of one year after the Effective Date, except (i) the granting of options or warrants to employees, officers, directors and consultants, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company, (ii) shares issued upon exercise of any currently outstanding warrants or options and upon conversion of any currently outstanding convertible debenture or convertible preferred stock, in each case disclosed pursuant to Section 4(c), (iii) securities issued in connection with the capitalization or creation of a joint venture with a strategic partner,
(iv) shares issued to pay part or all of the purchase price for the acquisition by the Company of another entity (which, for purposes of this clause (iv), shall not include an individual or group of individuals), and (v) shares issued in a bona fide public offering by the Company of its securities, unless (A) the Company delivers to Investor a written notice (the "SUBSEQUENT FINANCING NOTICE") of its intention to effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the person with whom such Subsequent Financing shall be effected, and attached to which shall be a term sheet or similar document relating thereto and (B) Investor shall not have notified the Company by 5:00 p.m. (New York time) on the fifth (5th) Trading Day after its receipt of the Subsequent Financing
Notice of its willingness to provide, subject to completion of mutually acceptable documentation, financing to the Company on substantially the terms set forth in the Subsequent Financing Notice. If Investor shall fail to notify the Company of its intention to enter into such negotiations within such time period, then the Company may effect the Subsequent Financing substantially upon the terms set forth in the Subsequent Financing Notice; PROVIDED THAT the Company shall provide Investor with a second Subsequent Financing Notice, and Investor shall again have the right of first refusal set forth above in this Section, if the Subsequent Financing subject to the initial Subsequent
Financing Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Financing Notice within fifteen (15) Trading Days after the date of the initial Subsequent Financing Notice. The rights granted to Investor in this Section are not subject to any prior right of first refusal given to any other person except as disclosed on Schedule 4(c).

     5.     COVENANTS OF THE COMPANY

     a. Best Efforts. The Company shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.

     b. Blue Sky. The Company shall, at its sole cost and expense, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Investor at each of the Closings pursuant to this Agreement under applicable securities or "Blue Sky" laws of such states of the United States, as specified by Investor, and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date. The Company shall, at its sole cost and expense, make all filings

                                                                 Exhibit 10.12
                                                             Page 21 of 54 Pages
and reports relating to the offer and sale of the Securities required under the applicable securities or "Blue Sky" laws of such states of the United States following each of the Closing Dates.

     c. Reporting Status. Until the earlier of (i) the first date which is after the date this Agreement is terminated pursuant to Section 9 and on which the Holders (as that term is defined in the Registration Rights Agreement) may sell all of the Securities acquired pursuant to this Agreement without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Holders shall have sold all the Securities issuable hereunder and (B) this Agreement has been terminated pursuant to Section 9 (the "REGISTRATION PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as a reporting company under the 1934 Act.

     d. Use of Proceeds. The Company will use the proceeds from the sale of the Shares (excluding amounts paid by the Company for fees as set forth in the Transaction Documents) for general corporate and working capital purposes.

     e. Financial Information. The Company agrees to make available to the Investor via EDGAR or other electronic means the following to the Investor during the Registration Period: (i) within five (5) Trading Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any Registration Statements or amendments filed pursuant to the 1933 Act; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders and (iv) within two (2) calendar days of filing or delivery thereof, copies of all documents filed with, and all correspondence sent to, the Principal Market, any securities exchange or market, or the National Association of Securities Dealers, INC.

     f. Reservation of Shares. Subject to the following sentence, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the issuance of the Securities hereunder. In the event that the Company determines that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance as described in this Section 5(f), the Company shall use its best efforts to increase the number of authorized shares of Common Stock by seeking shareholder approval for the authorization of such additional shares.

     g. Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon the Principal Market and each other national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the

                                                                 Exhibit 10.12
                                                             Page 22 of 54 Pages

Transaction Documents. The Company shall maintain the Common Stock's authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market (excluding suspensions of not more than one trading day resulting from business announcements by the Company). The Company shall promptly provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(g).

     h. Transactions With Affiliates. The Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, shareholders who beneficially own 5% or more of the Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "RELATED PARTY"), except for (i) customary employment arrangements and benefit programs on reasonable terms, (ii) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, or
(iii) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "AFFILIATE" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "CONTROL" or "CONTROLS" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

     i. Filing of Form 8-K. On or before the date which is three (3) Trading Days after the Execution Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transaction contemplated by the Transaction Documents in the form required by the 1934 Act, if such filing is required.

     j. Corporate Existence. The Company shall use its best efforts to preserve and continue the corporate existence of the Company.

     k. Notice of Certain Events Affecting Registration; Suspension of Right to Make a Put. The Company shall promptly notify Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of the Shares: (i)

                                                                 Exhibit 10.12
                                                             Page 23 of 54 Pages
receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to Investor any Put Notice during the continuation of any of the foregoing events.

     l. Reimbursement. If (i) Investor, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Investor is impleaded in any such action, proceeding or investigation by any person, or (ii) Investor, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Investor is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company will reimburse Investor for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which Investor is a named party, the Company will pay to Investor the charges, as reasonably determined by Investor, for the time of any officers or employees of Investor devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of Investor that are actually named in such action, proceeding or investigation, and partners, directors, agents,

                                                                 Exhibit 10.12
                                                             Page 24 of 54 Pages
employees, attorneys, accountants, auditors and controlling persons (if any), as the case may be, of Investor and any such affiliate, and shall be binding upon and inure to the benefit of any successors of the Company, Investor and any such affiliate and any such person.

      6. COVER. If, the number of Shares represented by any Put Notices become restricted or are no longer freely trading for any reason, and after the applicable Closing Date, the Investor purchases, in an open market transaction or otherwise, the Company's Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Investor (the "Sold Shares"), which delivery such Investor anticipated to make using the Shares represented by the Put Notice (a "Buy-In"), the Company shall pay to the Investor the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (a) the Investor's total purchase price (including brokerage commissions, if any) for the Covering Shares over (b) the net proceeds (after brokerage commissions, if any) received by the Investor from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Investor in immediately available funds immediately upon demand by the Investor. By way of illustration and not in limitation of the foregoing, if the Investor purchases Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to the Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which the Company will be required to pay to the Investor will be $1,000.

     7.     CONDITIONS OF THE COMPANY'S OBLIGATION TO SELL.

     The obligation hereunder of the Company to issue and sell the Shares to the Investor is further subject to the satisfaction, at or before each Closing Date, of each of the following conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

     a. The Investor shall have executed each of this Agreement and the Registration Rights Agreement and delivered the same to the Company.

     b. The Investor shall have delivered to the Company the Purchase Price for the Shares being purchased by the Investor at the Closing (after receipt of confirmation of delivery of such Shares) by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

     c. The representations and warranties of the Investor shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to such Closing Date.

                                                                 Exhibit 10.12
                                                             Page 25 of 54 Pages

     d. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     e. No Valuation Event shall have occurred since the applicable Put Notice Date.

     8.     FURTHER CONDITIONS OF THE INVESTOR'S OBLIGATION TO PURCHASE.

     The obligation of the Investor hereunder to purchase Shares is subject to the satisfaction, on or before each Closing Date, of each of the following conditions set forth below.

     a. The Company shall have executed each of the Transaction Documents and delivered the same to the Investor.

     b. The Common Stock shall be authorized for quotation on the Principal Market and trading in the Common Stock shall not have been suspended by the Principal Market or the SEC, at any time beginning on the date hereof and through and including the respective Closing Date (excluding suspensions of not more than one Trading Day resulting from business announcements by the Company, provided that such suspensions occur prior to the Company's delivery of the Put Notice related to such Closing).

     c. The representations and warranties of the Company shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for (i) representations and warranties that speak as of a specific date and (ii) with respect to the representations made in Sections 4(g), (h) and (j) and the third sentence of Section 4(k) hereof, events which occur on or after the date of this Agreement and are disclosed in SEC filings made by the Company at least ten (10) Trading Days prior to the applicable Put Notice Date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company on or before such Closing Date. The Investor may request an update as of such Closing Date regarding the representation contained in Section 4(c) above.

     d. Investor shall have received an opinion letter of the Company's counsel on or before the Execution Date.

     e. The Company shall have executed and delivered to the Escrow Agent or Investor the certificates representing, or have executed electronic book-entry transfer of, the Shares, (in such denominations as such Investor shall request) being purchased by the Investor at such Closing.

     f. The Board of Directors of the Company shall have adopted resolutions consistent with Section 4(b)(ii) above and in a form reasonably acceptable to the Investor (the "RESOLUTIONS") and such Resolutions shall not

                                                                 Exhibit 10.12
                                                             Page 26 of 54 Pages
have been amended or rescinded prior to such Closing Date.

     g. If requested by the Investor, the Investor shall receive a letter of the type, in the form and with the substance of the letter described in
Section 3(s) of the Registration Rights Agreement from the Company's auditors.

     h. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     i. The Registration Statement shall be effective on each Closing Date and no stop order suspending the effectiveness of the Registration statement shall be in effect or shall be pending or threatened. Furthermore, on each Closing Date (i) neither the Company nor Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action),and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

     j. At the time of each Closing, the Registration Statement (including information or documents incorporated by reference therein) and any amendments or supplements thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which would require public disclosure or an update supplement to the prospectus.

     k. There shall have been no filing of a petition in bankruptcy, either voluntarily or involuntarily, with respect to the Company and there shall not have been commenced any proceedings under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors, and there shall have been no calling of a meeting of creditors of the Company or appointment of a committee of creditors or liquidating agents or offering of a composition or extension to creditors by, for, with or without the consent or acquiescence of the Company.

     l. If applicable, the shareholders of the Company shall have approved the issuance of any Shares in excess of the Maximum Common Stock Issuance in accordance with Section 2(j).

     m. The conditions to such Closing set forth in Section 2(f) shall have been satisfied on or before such Closing Date.

                                                                 Exhibit 10.12
                                                             Page 27 of 54 Pages

     n. The Company shall have certified to the Investor the number of shares of Common Stock outstanding as of a date within five (5) Trading Days prior to such Closing Date.

     o. The Company shall have delivered to such Investor such other documents relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request upon reasonable advance notice.

     9.     TERMINATION.

     a. Termination. The representations, warranties and covenants contained in or incorporated into this Agreement, insofar as applicable to the transactions consummated hereunder prior to such termination, shall survive its termination for the period of any applicable statute of limitations.

     b. Termination. This Agreement shall terminate upon occurrence of any one of the following events:

          (i) when the Investor has purchased an aggregate of $6,000,000 in the Common Stock of the Company pursuant to this Agreement; provided that the representations, warranties and covenants contained in this Agreement insofar as applicable to the transactions consummated hereunder prior to such termination, shall survive the termination of this Agreement for the period of any applicable statute of limitations,

          (ii) on the date which is twenty-four (24) months after the Effective Date;

          (iii) if the Company shall file or consent by answer or otherwise to the entry of an order for relief or approving a petition for relief, reorganization or arrangement or any other petition in bankruptcy for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or shall make an assignment for the benefit of its creditors, or shall consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, or shall be adjudicated a bankrupt or insolvent, or shall take corporate action for the purpose of any of the foregoing, or if a court or governmental authority of competent jurisdiction shall enter an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any substantial part of its property or an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law, or an order for the dissolution, winding up or liquidation of the Company, or if any such petition shall be filed against the Company;

                                                                 Exhibit 10.12
                                                             Page 28 of 54 Pages

          (iv) if the Company shall enter into an equity credit line financing facility during the Open Period ;

          (v) the trading of the Common Stock is suspended by the SEC, the Principal Market or the NASD for a period of five (5) consecutive Trading Days during the Open Period;

          (vi) the Company shall not have filed with the SEC the initial Registration Statement with respect to the resale of the Registrable Securities in accordance with the terms of the initial Registration Rights Agreement within sixty (60) calendar days of the date hereof or the Registration Statement has not been declared effective within one hundred eighty (180) calendar days of the date hereof; or

          (vii)      the Common Stock ceases to be registered under the 1934
          Act.

          (viii) The Securities cease to be registered under the 1934 Act or listed or traded on the Nasdaq National Market, American Stock Exchange or Nasdaq Small Cap Market or the OTC Bulletin Board; or

          (ix) The Company requires shareholder approval under Nasdaq rules to issue additional shares and such approval is not obtained within 60 days from the date when the Company has issued its 19.9% maximum allowable shares.

Upon the occurrence of one of the above-described events, the Company shall send written notice of such event to the Investor.

     10. INDEMNIFICATION. In consideration of the Investor's execution and delivery of the this Agreement and the Registration Rights Agreement and acquiring the Shares hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of their shareholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs,

                                                                 Exhibit 10.12
                                                             Page 29 of 54 Pages
penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES'), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby (ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (iv) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Shares or (v) the status of the Investor or holder of the Shares as an investor in the Company, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by the Investor which is specifically intended by the Investor for use in the preparation of any such Registration Statement, preliminary prospectus or prospectus. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights the Investor may have, and any liabilities the Investor may be subject to.

     11.     GOVERNING LAW; MISCELLANEOUS.

     a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

      b. Fees and Expenses.

          (i) As an inducement to Dutchess Private Equities, L.P. to enter into this Agreement, the Company has agreed to issue to Dutchess Private Equities, L.P. as a commitment fee that number of shares of Common Stock equal to $22,500 divided by the closing bid price of the Company's Common Stock on the Execution Date. These shares will be registered in the current offering and shall be issued to Dutchess Private Equities, L.P. in certificate form no later than two (2)

                                                                 Exhibit 10.12
                                                             Page 30 of 54 Pages

          Trading Days after the Execution Date.

          (ii) The Company has agreed to issue to May Davis Group, Inc., as part of its placement fee, that number of shares of Common Stock equal to $90,000 divided by the closing bid price of the Company's Common Stock on the Execution Date. These shares will be registered in the current offering and shall issuable to May Davis Group, Inc. in certificate form no later than two (2) Trading Days following the Execution Date. Additionally, on each Closing Date the Company shall pay to May Davis Group, Inc., as part of its placement fee an amount equal to 5.0% of the Purchase Amount being paid by DRH Investment Company, LLC, which amount shall be deducted from the Purchase Amount by the Escrow Agent and paid directly to May Davis Group, Inc.

          (iii) Dutchess Advisors, Ltd. is acting in an advisory capacity to one of the investors, Dutchess Private Equities Fund, L.P., and the Company has agreed to pay an amount in cash and Common Stock for the advisory services being rendered to that Investor. On each Closing Date the Company shall pay to Dutchess Advisors, Ltd., as part of its advisory fee, an amount equal to 5.0% of the Purchase Amount being paid by Dutchess Private Equities Fund, L.P., which amount shall be deducted from the Purchase Amount by the Escrow Agent and paid directly to Dutchess Advisors, Ltd. The Company shall also issue to Dutchess Advisors, Ltd., as part of its advisory fee, that number of shares of Common Stock equal to $67,500 divided by the closing bid price of the Company's Common Stock on the Execution Date. These shares will be registered in the current offering and shall be issued to Dutchess Advisors, Ltd. in certificate form no later than two (2) Trading Days after the Execution Date.

          (iv) On each debenture closing of $100,000, Joseph B. LaRocco, Esq. shall receive from escrow the sum of $5,000 for document preparation related to the equity line financing.

          (vi) Except as otherwise set forth herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Any attorneys' fees and expenses incurred by either the Company or by the Investor in connection with the preparation, negotiation, execution and delivery of any amendments to this Agreement or relating to the enforcement of the rights of any party, after the occurrence of any breach of the terms of this Agreement by another party or any default by another party in respect of the transactions contemplated hereunder, shall be paid on demand by the party which breached the Agreement and/or defaulted, as the case may be. The Company shall pay all stamp and other taxes and

                                                                 Exhibit 10.12
                                                             Page 31 of 54 Pages
          duties levied in connection with the issuance of any Securities issued pursuant hereto.

     c. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

     d. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     e. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

     f. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

     g. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

     If to the Company:

     UTAH CLAY TECHNOLOGY, INC.
     Dennis S. Engh, President
     3985 South 2000 East
     Salt Lake City, UT 84124
     Telephone:      801-424-0223

                                                                 Exhibit 10.12
                                                             Page 32 of 54 Pages

     Facsimile:   801-274-7804

And
     Thomas J. Kenan, Esq.
     Fuller, Tubb, Pomeroy & Stokes
     201 Robert S. Kerr Avenue, Suite 1000
     Oklahoma City, OK 73102
     Telephone:      405-235-2575
     Facsimile:      405-232-8384
     E-mail:  kenan@ftpslaw.com

     If to the Investor at the address listed in the Questionnaire:

And
     Joseph B. LaRocco, Esq.
     49 Locust Avenue, Suite 107
     New Canaan, CT 06840
     Telephone:  203-966-0566
     Facsimile:  203-966-0363

     Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

     h. Assignment. This Agreement may not be assigned. Notwithstanding anything to the contrary contained in the Transaction Documents, the Investor shall be entitled to pledge the Shares in connection with a bona fide margin account.

     i. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     j. Survival. The representations and warranties of the Company and the Investor contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 5, and the indemnification provisions set forth in
Section 10, shall survive each of the Closings. The Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

     k. Publicity. The Company and Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Investor without the prior written consent of such

                                                                 Exhibit 10.12
                                                             Page 33 of 54 Pages

Investor, except to the extent required by law. Investor acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be "material contracts" as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities 1933 Act or the 1934 Act. Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

     l. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     m. Placement Agent. Except as set forth in this Agreement, no fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person or entity, with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons or entities for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents. The Company shall indemnify and hold harmless the Investor, their employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses incurred in respect of any such claimed or existing fees, as such fees and expenses are incurred.

     n. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     o. Remedies. The Investor and each holder of the Shares shall have all rights and remedies set forth in this Agreement and the Registration Rights Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any default or breach of any provision of this Agreement, including the recovery of reasonable attorneys fees and costs, and to exercise all other rights granted by law.

     p. Payment Set Aside. To the extent that the Company makes a payment or payments to the Investor hereunder or the Registration Rights Agreement or the Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be

                                                                 Exhibit 10.12
                                                             Page 34 of 54 Pages
refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

q. The Company agrees that the Investors shall be severally and not jointly liable for the representations, covenants and warranties made in this Agreement. Also, the Company agrees that the Investors shall be severally and not jointly liable for any breaches of this Agreement, and each Investor shall bear its own liability based on which Investor caused such breach.

[Balance of this page intentionally left blank.]








































                                                                 Exhibit 10.12
                                                             Page 35 of 54 Pages

                          UTAH CLAY TECHNOLOGY, INC.
                               QUESTIONNAIRE

     The information contained in this Questionnaire is being furnished in order to determine whether the undersigned's subscription to purchase the Shares described in the Investment Agreement may be accepted.

     ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. The undersigned understands, however, that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the Securities is exempt from registration under the 1933 Act, as amended. Further, the undersigned understands that the offering is required to be reported to the Securities and Exchange Commission, NASDAQ and to various state securities and "blue sky" regulators.

     IN ADDITION TO SIGNING THE SIGNATURE PAGE, THE UNDERSIGNED MUST COMPLETE FORM W-9 ATTACHED HERETO.

I.     PLEASE CHECK EACH OF THE STATEMENTS BELOW THAT APPLIES.


__       1.     The undersigned: (a) has total assets in excess of $5,000,000;
         (b) was not formed for the specific purpose of acquiring the securities and (c) has its principal place of business in ___________.

__       2.     The undersigned is a natural person whose individual net worth*
         or joint net worth with his or her spouse exceeds $1,000,000.

__       3.     The undersigned is a natural person who had an individual
         income* in excess of $200,000 in each of 1999 and 2000 and who reasonably expects an individual income in excess of $200,000 in 2001. Such income is solely that of the undersigned and excludes the income of the undersigned's spouse.

__ 4. The undersigned is a natural person who, together with his or her spouse, has had a joint income* in excess of $300,000 in each of 1999 and 2000 and who reasonably expects a joint income in excess of $300,000 during 2001.

* For purposes of this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In determining "income", an investor should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to IRA or Keogh retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

                                                                 Exhibit 10.12
                                                             Page 36 of 54 Pages

__       5.     The undersigned is:

                (a)     a bank as defined in Section 3(a)(2) of the 1933 Act;
                or

                (b) a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity; or

                (c) a broker or dealer registered pursuant to Section 15 of the 1934 Act; or

                (d) an insurance company as defined in Section 2(13) of the 1933 Act; or

                (e) An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

                (f) a small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958; or

__       6.     The undersigned is an entity in which all of the equity owners are accredited investors.
























                                                                 Exhibit 10.12
                                                             Page 37 of 54 Pages

II.     INVESTOR INFORMATION.

        If the undersigned is an individual:

        Name _______________________________________________

        Street Address _____________________________________

        City, State, Zip Code ______________________________

        Phone, Fax _________________________________________

        Social Security Number (or Taxpayer Identification Number)

        ____________________________________________________

        Send Correspondence to:

        ____________________________________________________

        ____________________________________________________

        ____________________________________________________

        ____________________________________________________


        If the undersigned is a Partnership or Other Entity:

        Contact Name _______________________________________

        State of Organization ______________________________

        Principal Business Address _________________________

        City, State, Zip Code ______________________________

        Taxpayer Identification Number _____________________

        Phone, Fax _________________________________________


                                                                 Exhibit 10.12
                                                             Page 38 of 54 Pages

INVESTOR SIGNATURE PAGE

     Your signature on this Signature Page evidences your agreement to be bound by the Questionnaire, Investment Agreement and Registration Rights Agreement.

     1. The undersigned hereby represents that (a) the information contained in the Questionnaire is complete and accurate and (b) the undersigned will notify UTAH CLAY TECHNOLOGY, INC. immediately if any material change in any of the information occurs prior to the acceptance of the undersigned's subscription and will promptly send UTAH CLAY TECHNOLOGY, INC. written confirmation of such change.

     2. The undersigned signatory hereby certifies that he/she has read and understands the Investment Agreement and Questionnaire, and the representations made by the undersigned in the Investment Agreement and Questionnaire are true and accurate.

     3.     Upon closing please deliver the Shares to May Davis Group, Inc.



______________________________          ________________________
Number of Shares being purchased                    Date


                                     By: _______________________
                                             (Signature)

                                     Name: _____________________
                                          (Please Type or Print)

                                     Title: ____________________
                                          (Please Type or Print)

     THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED (THE "ACT"), AND MAY NOT BE RESOLD OR UNLESS SUCH SECURITIES ARE INCLUDED IN AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.











                                                                 Exhibit 10.12
                                                             Page 39 of 54 Pages

                              COMPANY ACCEPTANCE PAGE
                              _______________________

This Investment Agreement accepted and agreed to this ____ day of November, 2001.


UTAH CLAY TECHNOLOGY, INC.



By__________________________________
     Dennis S. Engh, its President





























                                                                 Exhibit 10.12
                                                             Page 40 of 54 Pages

                                LIST OF EXHIBITS
                                -----------------


EXHIBIT A               Registration Rights Agreement
EXHIBIT B               Opinion of Company's Counsel
EXHIBIT C               Escrow Agreement
EXHIBIT D               Broker Representation Letter
EXHIBIT E               Board Resolution
EXHIBIT F               Put Notice
EXHIBIT G               Partial Release of Purchase Amount and Shares






                                LIST OF SCHEDULES
                                -----------------

Schedule 4(a)                 Subsidiaries
Schedule 4(c)                 Capitalization
Schedule 4(e)                 Conflicts
Schedule 4(g)                 Material Changes
Schedule 4(h)                 Litigation
Schedule 4(l)                 Intellectual Property
Schedule 4(n)                 Liens
Schedule 4(t)                 Certain Transactions


















                                                                 Exhibit 10.12
                                                             Page 41 of 54 Pages

                                  EXHIBIT D

                            [BROKER'S LETTERHEAD]




Date
Via Facsimile

Attention:
______________________
______________________
______________________

Re: UTAH CLAY TECHNOLOGY, INC.

Dear __________________:

It is our understanding that the Form______ Registration Statement bearing SEC File Number ( ___-______) filed by UTAH CLAY TECHNOLOGY, INC. on Form _____ on __________, 2001 was declared effective on _________, 2001.

This letter shall confirm that ______________ shares of the common stock of UTAH CLAY TECHNOLOGY, INC. are being sold on behalf of __________________ and that we shall comply with the prospectus delivery requirements set forth in that Registration Statement by filing the same with the purchaser.

If you have any questions please do not hesitate to call.

Sincerely,



______________________

                                                                 Exhibit 10.12
                                                             Page 42 of 54 Pages
cc:  Joseph B. LaRocco, Esq.





































                                                                 Exhibit 10.12
                                                             Page 43 of 54 Pages

                                  EXHIBIT F

PUT NOTICE NO.   ______

UTAH CLAY TECHNOLOGY, INC.

     UTAH CLAY TECHNOLOGY, INC., a Utah corporation (the "Company"), hereby elects to exercise its right pursuant to the Investment Agreement to require
Investor to purchase shares of its common stock.   The Company hereby certifies
that:

     1.  The Dollar Amount is: $_______________.

     2. The Purchase Period runs from ____________________ to
        ____________________.

     3. The current number of shares of common stock issued and outstanding as of _____________ are __________________________.

     4. 85% of the average of the three (3) lowest closing bid prices ("Average3") for the Common Stock as reported by Bloomberg Financial LP during the ten (10) Trading Day Purchase Period is as follows:

   Average3     x    85%   =  Purchase Price  x  (15% of Volume) =   Total
___________     x    85%   =    __________    x  _____________   =  $__________
___________     x    85%   =    __________    x  _____________   =  $__________
___________     x    85%   =    __________    x  _____________   =  $__________
___________     x    85%   =    __________    x  _____________   =  $__________
___________     x    85%   =    __________    x  _____________   =  $__________
___________     x    85%   =    __________    x  _____________   =  $__________
___________     x    85%   =    __________    x  _____________   =  $__________
___________     x    85%   =    __________    x  _____________   =  $__________
___________     x    85%   =    __________    x  _____________   =  $__________
___________     x    85%   =    __________    x  _____________   =  $__________

                         GRAND TOTALS            _____________      $__________

Number of Shares being Purchased (total of 15% volume column) _______________


                                                                 Exhibit 10.12
                                                             Page 44 of 54 Pages

Aggregate Purchase Price of Shares __________________

                 Less Escrow Fee - __________________

Less Dutchess Advisors, Ltd. Fee - __________________

  Less May Davis Group, Inc. Fee - __________________

     Amount to be wired to Company ==================


The undersigned has executed this Put Notice as of this ___ day of _________, 200__.


UTAH CLAY TECHNOLOGY, INC.



By:_______________________________________
      Name and title:















                                                                 Exhibit 10.12
                                                             Page 45 of 54 Pages

                                  EXHIBIT G

                     PARTIAL RELEASE OF PURCHASE AMOUNT AND SHARES

      To:

      UTAH CLAY TECHNOLOGY, INC.
      Dennis S. Engh, President
      3985 South 2000 East
      Salt Lake City, UT 84124
      Telephone:      801-424-0223
      Facsimile:   801-274-7804

      Thomas J. Kenan, Esq.
      Fuller, Tubb, Pomeroy & Stokes
      201 Robert S. Kerr Avenue, Suite 1000
      Oklahoma City, OK 73102
      Telephone:      405-235-2575
      Facsimile:      405-232-8384
      E-mail:  kenan@ftpslaw.com

      Joseph B. LaRocco, Esq.
      49 Locust Avenue, Suite 107
      New Canaan, CT 06840
      Telephone No.:  203-966-0566
      Telecopier No.:  203-966-0363

Pursuant to the terms of the Investment Agreement the Investor requests the release from the Company of __________ shares of the Company's Common Stock by overnight delivery or DWAC, if available, and the Investor, upon confirmation of receipt of the Shares by the Escrow Agent shall wire $____________ to the Company within two (2) Trading Days of said confirmation at which time Escrow Agent shall wire the funds to the Company and deliver the shares to the Investor pursuant to the instructions given to the Escrow Agent by the Investor
                            INVESTOR


                            By:_______________________________________________

Note: The number of Shares stated in this PARTIAL RELEASE OF PURCHASE AMOUNT AND SHARES Form shall be equal to the dollar amount to be released divided by 85% of the THREE (3) lowest closing bid prices during that number of Trading Days that have elapsed in the specified Pricing Period.




                                                                 Exhibit 10.12
                                                             Page 46 of 54 Pages

                                 SCHEDULE 4(a) SUBSIDIARIES


                                           NONE








































                                                                 Exhibit 10.12
                                                             Page 47 of 54 Pages

                                  SCHEDULE 4(c) CAPITALIZATION


1. There are 500,000 warrants outstanding pursuant to a contract between Utah Clay Technology, Inc. and Securities Compliance Control ("SCC"), as follows:
   200,000 exercisable at $1 a warrant, 200,000 exercisable at $1.50 a warrant and 100,000 exercisable at $2 a warrant. Utah Clay has advised SCC that SCC failed to perform under the contract and that Utah Clay declares the contract rescinded.

2. Utah Clay has issued 530,000 shares of common stock to SCC, its affiliates and designees, which shares are restricted securities but carry with them "piggy-back" registration rights. Again, Utah Clay regards this contract as rescinded and regards the shares as not having been paid for.

3. In consideration of Dennis S. Engh, Daniel H. Engh and Thomas F. Harrison ("Pledgors").depositing an aggregate of 12 million shares of their holdings of Common Stock of UTCL pursuant to a Security Agreement, which shares are to serve as security for UTCL's performance under this Agreement which provides for the issuance of up to $200,000 in Three-Year, 5%, Convertible Debentures, UTCL granted options to each of the Pledgors to purchase, at $0.09 a share, that number of shares of Common Stock of UTCL that may be needed to replace any of such Pledgor's 12 million shares that may be sold by the pledgees of the Security Agreement pursuant to its terms.

4. The relations between Utah Clay and SCC have not reached the point of litigation but could. Utah Clay proposes to compromise the dispute, either before or after litigation may be filed.




















                                                                 Exhibit 10.12
                                                             Page 48 of 54 Pages

                                  SCHEDULE 4(e) CONFLICTS


                                           NONE









































                                                                 Exhibit 10.12
                                                             Page 49 of 54 Pages

                                  SCHEDULE 4(g) MATERIAL CHANGES



                                             NONE











































                                                                 Exhibit 10.12
                                                             Page 50 of 54 Pages

                                  SCHEDULE 4(h) LITIGATION

1.  There is no filed or threatened litigation.  However, as described in
Schedule 4(c), there is a dispute with Securities Compliance Control that could develop into litigation.










































                                                                 Exhibit 10.12
                                                             Page 51 of 54 Pages

                                  SCHEDULE 4(l) INTELLECTUAL PROPERTY

                                                NONE












































                                                                 Exhibit 10.12
                                                             Page 52 of 54 Pages

                                  SCHEDULE 4(n) LIENS


                                        NONE














































                                                                 Exhibit 10.12
                                                             Page 53 of 54 Pages

                              SCHEDULE 4(t) CERTAIN TRANSACTIONS


                                           NONE





































                                                                 Exhibit 10.12
                                                             Page 54 of 54 Pages

                        REGISTRATION RIGHTS AGREEMENT


     REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of November __, 2001, by and between UTAH CLAY TECHNOLOGY, INC., a company organized under the laws of state of Utah, with its principal executive office at 3985 South 200 East, Salt Lake City, Utah 84124 (the "Company"), and the undersigned investor (the "Investor").

     WHEREAS, In connection with the Investment Agreement by and between the Company and the Investor of even date herewith (the "Investment Agreement"), the Company has agreed to issue to the Investor (i) an indeterminate number of shares of the Company's common stock, $.001 par value per share (the "Common Stock"), to be purchased pursuant to the Investment Agreement, (ii) and Common Stock in the amounts set forth in Section 2(c)(i) of the Investment Agreement (the "Signing Shares"); and

     WHEREAS, To induce the Investor to execute and deliver the Investment Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws, with respect to the shares of Common Stock issuable pursuant to the Investment Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained hereinafter and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:


          1.       DEFINITIONS.

     As used in this Agreement, the following terms shall have the following meanings:

a. "Execution Date" means the date this Agreement and the Investment Agreement are signed by the Company and the Investor.

b.  "Holder" means the Investor.

c. "Person" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

d. "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a Registration Statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the Registration Statement would be detrimental to the business and affairs of the Company, or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a Registration Statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that


                                                                  Exhibit 10.13
                                                             Page 1 of 16 Pages
the Registration Statement would be materially misleading absent the inclusion of such information.

e. "Principal Market" means either The American Stock Exchange, Inc., The New York Stock Exchange, Inc., the Nasdaq National Market, The Nasdaq SmallCap Market or the National Association of Securities Dealer's, Inc. OTC electronic bulletin board whichever is the principal market on which the Common Stock is listed.

f. "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

g. "Registrable Securities" means the shares of Common Stock issued or issuable (i) pursuant to the Investment Agreement, and (ii) any shares of capital stock issued or issuable with respect to the such shares of Common Stock, if any, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, which have not been
(x) included in a Registration Statement that has been declared effective by the SEC or (y) sold under circumstances meeting all of the applicable conditions of Rule 144 (or any similar provision then in force) under the 1933 Act.

h. "Registration Statement" means a registration statement of the Company filed under the 1933 Act.

     All capitalized terms used in this Agreement and not otherwise defined herein shall have the same meaning ascribed to them as in the Investment Agreement.

          2.     REGISTRATION.

a. Mandatory Registration. The Company shall prepare, and, as soon as practicable file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form SB-2 (or, if such form is unavailable for such a registration, on such other form as is available for such a registration), covering the resale of all of the Registrable Securities, which Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon stock splits, stock dividends or similar transactions. The Company shall initially register for resale 30,000,000 shares of Common Stock. In the event the Company cannot register sufficient shares of Common Stock, due to the remaining number of authorized shares of Common Stock being insufficient, the Company will use its best efforts to register the maximum number of shares it can based on the remaining balance of authorized shares and will use its best efforts to increase the number of its authorized shares as soon as reasonably practicable.

b. The Company shall use its best efforts to have the Registration Statement(s) declared effective by the SEC within ninety (90) calendar days after the Execution Date.


                                                                  Exhibit 10.13
                                                             Page 2 of 16 Pages

c. The Company agrees not to include any other securities, other than those for the current Regulation D, Series B convertible preferred stock offering, in this Registration Statement without Investor's prior written consent. Furthermore, the Company agrees that it will not file any other Registration Statement for other securities (other than those for the current Regulation D, Series B convertible preferred stock offering, existing option holders, strategic partners or in connection with a merger or acquisition), until ninety (90) days after the Registration Statement for the Registrable Securities is declared effective.

d. Counsel. In connection with any offering pursuant to this Section 2, the Investor shall have the right to select one legal counsel to administer its interests in the Offering; provided, however, that the expenses and fees of such legal counsel shall be borne by the Investor. The Company shall reasonably cooperate with any such counsel.

          3.     RELATED OBLIGATIONS.

      At such time as the Company is obligated to prepare and file a Registration Statement with the SEC pursuant to Section 2(a), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, with respect thereto, the Company shall have the following obligations:


a. The Company shall use its best efforts to cause such Registration Statement relating to the Registrable Securities to become effective within ninety (90) days after the Closing Date and shall keep such Registration Statement effective pursuant to Rule 415 until the earlier of (i) the date as of which the Holders may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) or (ii) the date on which (A) the Holders shall have sold all the Registrable Securities and (B) the Investor has no right to acquire any additional shares of Common Stock under the Investment Agreement respectively (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the Investor thereof as set forth in such Registration Statement. In the event the number of shares of Common Stock available under a Registration Statement filed pursuant to this Agreement is at any time insufficient to cover all of the Registrable Securities, the Company shall amend such Registration Statement, or file a new Registration Statement (on the short form available therefor,


                                                                  Exhibit 10.13
                                                             Page 3 of 16 Pages
if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable, but in any event within thirty (30) calendar days after the necessity therefor arises (based on the then Purchase Price of the Common Stock and other relevant factors on which the Company reasonably elects to rely), assuming the Company has sufficient authorized shares at that time, and if it does not, within thirty (30) calendar days after such shares are authorized. The Company shall use it best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

c     The Company shall furnish to the Investor whose Registrable Securities are included in any Registration Statement and its legal counsel without charge
(i) promptly after the same is prepared and filed with the SEC at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, the prospectus included in such Registration Statement (including each preliminary prospectus) and, with regards to such Registration Statement(s), any correspondence by or on behalf of the Company to the SEC or the staff of the SEC and any correspondence from the SEC or the staff of the SEC to the Company or its representatives, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities.

d. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of such states in the United States as any Holder reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Holder who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

e. As promptly as practicable after becoming aware of such event, the Company shall notify each Holder in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, ("Registration Default") and use all diligent efforts to promptly prepare a supplement or amendment to such Registration Statement and


                                                                  Exhibit 10.13
                                                             Page 4 of 16 Pages
take any other necessary steps to cure the Registration Default, (which, if such Registration Statement is on Form S-3, may consist of a document to be filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act (as defined below) and to be incorporated by reference in the prospectus) to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Holder (or such other number of copies as such Holder may reasonably request). Failure to cure the Registration Default within ten (10) business days shall result in the Company paying liquidated damages of 2.0% of the cost of all Common Stock then held by the Holders for each thirty (30) calendar day period or portion thereof, beginning on the date of suspension. The Company shall also promptly notify each Holder in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Holder by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate, (iv) in the event the Registration Statement is no longer effective or, (v) the Registration Statement is stale for a period of more than five (5) Trading Days as a result of the Company's failure to timely file its financials.
      The Company acknowledges that its failure to cure the Registration Default within ten (10) business days will cause the Investor to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty.
      It is the intention of the parties that interest payable under any of the terms of this Agreement shall not exceed the maximum amount permitted under any applicable law. If a law, which applies to this Agreement which sets the maximum interest amount, is finally interpreted so that the interest in connection with this Agreement exceeds the permitted limits, then: (1) any such interest shall be reduced by the amount necessary to reduce the interest to the permitted limit; and (2) any sums already collected (if any) from the Company which exceed the permitted limits will be refunded to the Company.
The Investor may choose to make this refund by reducing the amount that the Company owes under this Agreement or by making a direct payment to the Company. If a refund reduces the amount that the Company owes the Investor, the reduction will be treated as a partial payment. In case any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

f. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Holder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of


                                                                  Exhibit 10.13
                                                             Page 5 of 16 Pages
actual notice of the initiation or threat of any proceeding for such purpose.

g. The Company shall permit each Holder and a single firm of counsel, designated as selling shareholders' counsel by the Holders who hold a majority of the Registrable Securities being sold, to review and comment upon a Registration Statement and all amendments and supplements thereto at least three (3) business days prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects. The Company shall not submit to the SEC a request for acceleration of the effectiveness of a Registration Statement or file with the SEC a Registration Statement or any amendment or supplement thereto without the prior approval of such counsel, which approval shall not be unreasonably withheld.

h. At the request of any Holder, the Company shall cause to be furnished to such Holder, on the date of the effectiveness of a Registration Statement, an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement.

i.    The Company shall make available for inspection by (i) any Holder and
(ii) one firm of attorneys and one firm of accountants or other agents retained by the Holders (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall hold in strict confidence and shall not make any disclosure (except to a Holder) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

j. The Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written


                                                                  Exhibit 10.13
                                                             Page 6 of 16 Pages
notice to such Holder and allow such Holder, at the Holder's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

k. The Company shall use its best efforts to secure designation and quotation of all the Registrable Securities covered by any Registration Statement on the Principal Market. If, despite the Company's best efforts, the Company is unsuccessful in satisfying the preceding sentence, it shall use its best efforts to cause all the Registrable Securities covered by any Registration Statement to be listed on each other national securities exchange and automated quotation system, if any, on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or system. If, despite the Company's best efforts, the Company is unsuccessful in satisfying the two preceding sentences, it will use its best efforts to secure the inclusion for quotation on the Nasdaq SmallCap Market for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

l. The Company shall cooperate with the Investor to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and registered in such names of the Persons who shall acquire such Registrable Securities from the Holders, as the Holders may request.

m. The Company shall provide a transfer agent for all the Registrable Securities not later than the effective date of the first Registration Statement filed pursuant hereto.

n. If requested by the Holders holding a majority of the Registrable Securities, the Company shall (i) as soon as reasonably practical incorporate in a prospectus supplement or post-effective amendment such information as such Holders reasonably determine should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by such Holders.

o. The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

p. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.


                                                                  Exhibit 10.13
                                                             Page 7 of 16 Pages

q. Within one (1) business day after the Registration Statement which includes Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities, with copies to the Investor, confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

r. At or prior to the date of the first Put Notice (as that term is defined in the Investment Agreement) and at such other times as the Holders may reasonably request, the Company shall cause to be delivered, letters from the Company's independent certified public accountants (i) addressed to the Holders that such accountants are independent public accountants within the meaning of the 1933 Act and the applicable published rules and regulations thereunder, and (ii) in customary form and covering such financial and accounting matters as are customarily covered by letters of independent certified public accountants delivered to underwriters in connection with public offerings.

s. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Holders of Registrable Securities pursuant to a Registration Statement.

          4.     OBLIGATIONS OF THE HOLDERS.

a. At least five (5) calendar days prior to the first anticipated filing date of a Registration Statement the Company shall notify each Holder in writing of the information the Company requires from each such Holder if such Holder elects to have any of such Holder's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall reasonably be required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. Each Holder covenants and agrees that, in connection with any resale of Registrable Securities by it pursuant to a Registration Statement, it shall comply with the "Plan of Distribution" section of the current prospectus relating to such Registration Statement.

b. Each Holder, by such Holder's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder's election to exclude all of such Holder's Registrable Securities from such Registration Statement.

c. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e), such Holder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or the first sentence of 3(e).


                                                                  Exhibit 10.13
                                                             Page 8 of 16 Pages

          5.     EXPENSES OF REGISTRATION.

     All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printing and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company.

          6.     INDEMNIFICATION.

     In the event any Registrable Securities are included in a Registration Statement under this Agreement:


a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Holder who holds such Registrable Securities, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls, any Holder within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "Claims"), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Holders and each such controlling person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person


                                                                  Exhibit 10.13
                                                             Page 9 of 16 Pages
expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus were timely made available by the Company pursuant to Section 3(c);
(ii) shall not be available to the extent such Claim is based on (a) a failure of the Holder to deliver or to cause to be delivered the prospectus made available by the Company or (b) the Indemnified Person's use of an incorrect prospectus despite being promptly advised in advance by the Company in writing not to use such incorrect prospectus; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the resale of the Registrable Securities by the Holders pursuant to the Registration Statement.

b. In connection with any Registration Statement in which a Holder is participating, each such Holder agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Holder will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld; provided, further, however, that the Holder shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the resale of the Registrable Securities by the Holders pursuant to the Registration Statement. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus were corrected on a timely basis in the prospectus, as then amended or supplemented.

c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this
Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such counsel shall be selected by Holders holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates, if the Holders are entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the


                                                                  Exhibit 10.13
                                                            Page 10 of 16 Pages
indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully appraised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim. Following indemnification as provided for hereunder, the indemnifying party shall be surrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

          7.     CONTRIBUTION.

     To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum


                                                                  Exhibit 10.13
                                                            Page 11 of 16 Pages
contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

          8.     REPORTS UNDER THE 1934 ACT.

     With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 5(c) of the Investment Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c. furnish to the Investor, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

          9.     ASSIGNMENT OF REGISTRATION RIGHTS.

     The rights under this Agreement shall not be assignable.

          10.     AMENDMENT OF REGISTRATION RIGHTS.

     Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders who hold two-thirds (2/3) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Holder and the Company. No such amendment shall be effective to the extent that it applies to less than all of the Holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.


                                                                  Exhibit 10.13
                                                            Page 12 of 16 Pages

          11.     MISCELLANEOUS.

a. A Person is deemed to be a Holder of Registrable Securities whenever such Person owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:


     If to the Company:

     UTAH CLAY TECHNOLOGY, INC.
     Dennis S. Engh, President
     3985 South 2000 East
     Salt Lake City, UT 84124
     Telephone:      801-424-0223
     Facsimile:     801-274-7804

And
     Thomas J. Kenan, Esq.
     Fuller, Tubb, Pomeroy & Stokes
     201 Robert S. Kerr Avenue, Suite 1000
     Oklahoma City, OK 73102
     Telephone:      405-235-2575
     Facsimile:      405-232-8384
     E-mail:  kenan@ftpslaw.com

If to the Investor:

     At the address listed in the Questionnaire.

And
     c/o Joseph B. LaRocco, Esq.
     49 Locust Avenue, Suite 107
     New Canaan, CT 06840
     Telephone:  203-966-0566
     Facsimile:  203-966-0363


                                                                  Exhibit 10.13
                                                            Page 13 of 16 Pages

      Each party shall provide five (5) business days prior notice to the other party of any change in address, phone number or facsimile number.

c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. The laws of the State of Utah shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e. This Agreement and the Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.

f. This Agreement and the Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the


                                                                  Exhibit 10.13
                                                            Page 14 of 16 Pages
purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. All consents and other determinations to be made by the Holders pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Holders holding a majority of the Registrable Securities.

k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the day and year first above written.

                            UTAH CLAY TECHNOLOGY, INC.


                      By:     ____________________________________
                      Name:     Dennis S. Engh
                      Title:    President


                      DUTCHESS PRIVATE EQUITIES FUND, L.P.
                      BY ITS GENERAL PARTNER DUTCHESS CAPITAL MANAGEMENT, LLC


                      By:     ____________________________________
                      Name:
                      Title:    A Managing Member


                      DRH INVESTMENT COMPANY, LLC


                      By:     ____________________________________
                      Name:
                      Title:









                                                                  Exhibit 10.13
                                                            Page 15 of 16 Pages

                                    EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

                                                               Date: __________
[TRANSFER AGENT]

           Re:     Utah Clay Technology, Inc.

Ladies and Gentlemen:

     We are counsel to Utah Clay Technology, Inc., a Utah corporation (the "Company"), and have represented the Company in connection with that certain Investment Agreement (the "Investment Agreement") entered into by and among the Company and _________________________ (the "Investor") pursuant to which the Company has agreed to issue to the Investor shares of the Company's common stock, $.001 par value per share (the "Common Stock") on the terms and conditions set forth in the Investment Agreement. Pursuant to the Investment Agreement, the Company also has entered into a Registration Rights Agreement with the Investor (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issued or issuable under the Investment Agreement, under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 2001, the Company filed a Registration Statement on Form S- ___ (File No. 333-________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names the Investor as a selling shareholder thereunder.

     In connection with the foregoing, we advise you that a member of the SEC' s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [enter the time of effectiveness] on [enter the date of effectiveness] and to the best of our knowledge, after telephonic inquiry of a member of the SEC's staff, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                       Very truly yours,

                                       [Company Counsel]

                                             By:     ____________________
cc:     [Investor]

                                                                  Exhibit 10.13
                                                            Page 16 of 16 Pages

                          Utah Clay Technology, Inc.

                            May Davis Group, Inc.

                              ESCROW AGREEMENT

                                    With

                         FIRST UNION NATIONAL BANK


            This Agreement is made and entered into as of November __, 2001 by and among Utah Clay Technology, Inc. (the "Company"), May Davis Group, Inc. (the "Placement Agent"), and FIRST UNION NATIONAL BANK, a national banking association with a principal New York corporate trust office at First Union National Bank, Corporate Trust Group, 12 East 49th Street, 37th Floor, New York, NY 10017 (the "Escrow Agent").


     WHEREAS, the Company proposes to offer for sale to investors through the Placement Agent up to $200,000 of the Company's convertible debentures (the "Debentures"). The Debentures are being offered through the Placement Agent at various face amounts and up to $6,000,000 of the Company's Common Stock. The Debentures are being offered through the Placement Agent pursuant to the terms of a Subscription Agreement (the "Subscription Agreement") being entered into between the Company and the buyers named therein, and the Common Stock is being offered through the Placement Agent pursuant to the terms of an Investment Agreement (the "Investment Agreement") being entered into between the Company and one or more investors.


     WHEREAS, the Debentures are being offered and sold through the Placement Agent only to persons who have advised the Company that they are "accredited investors" as defined under Regulation D promulgated under the Securities Act of 1933, as amended.

     WHEREAS, the offering of Debentures will terminate at the close of business on November 26, 2001 (the "Termination Date"), unless otherwise terminated or extended by mutual agreement of the Company and the Placement Agent, and if acceptable subscriptions have not been received by the Company on or before such date, no Debentures will be sold and all payments made by subscribers of the Debentures ("Subscribers") will be refunded by the Escrow Agent, without interest, upon written authorization of fund destination by the Subscribers. The Placement Agent reserves the right, in its sole discretion, to reject any subscription, in whole or in part, for the purchase of the Debentures offered hereby. In the case of orders which are rejected or partially rejected, the Escrow Agent will promptly refund, without interest, the amount of the subscription price representing the entire rejected order or that portion thereof which has not been accepted.

     WHEREAS, the offering of Common Stock under the Investment Agreement will terminate at the close of business twenty-four (24) calendar months after the date the registration statement covering the Common Stock is declared effective (the "Termination Date").

     WHEREAS, with respect to (a) all subscription payments for Debentures received from Subscribers and (b) all payments for the Common Stock received from investors pursuant to the Investment Agreement, the Company proposes to establish an escrow account with the Escrow Agent at the office of its Corporate Trust Group, New York, NY.

     WHEREAS, the Placement Agent intends to sell the Debentures as the Company's placement agent on a "best efforts" basis up to $200,000, (the "Maximum Offering").

     WHEREAS, the Company and the Placement Agent desire to establish an escrow account ("Escrow Fund Account") in which funds received from Subscribers of Debentures will be deposited pending completion of the escrow period. The Escrow Agent agrees to serve as escrow agent in accordance with the terms and conditions set forth herein.


                                                                  Exhibit 10.14
                                                              Page 1 of 6 Pages

NOW THEREFORE, the parties hereto agree as follows:

     1. The Escrow Agent shall hold the Escrow Fund Account subject to the terms of this Escrow Agreement and shall act in accordance with the instructions contained in this Escrow Agreement.

     2. Upon the written instructions of the Placement Agent and the Company, the Escrow Agent shall deliver all or a part of the funds in the Escrow Fund Account, at such times and in such manner as shall be set forth in such instructions.

     3. Unless otherwise instructed by the Placement Agent, any cash balances held under this Escrow Agreement shall be invested in the Evergreen Cash Management Treasury Money Market Fund # 765. All income earned from the Escrow Fund Account shall be retained by the Escrow Agent and disbursed for any fees, expenses or other amounts due to the Escrow Agent.

     4. This Escrow Agreement shall terminate upon the final distribution of all amounts in the Escrow Account and any income earned thereon.

     5.     (a)     The Escrow Agent shall not in any way be bound or affected by any notice of modification or cancellation of this Escrow Agreement unless in writing signed by the Company and the Placement Agent, nor shall the Escrow Agent be bound by any modification hereof unless the same shall be satisfactory to it. The Escrow Agent shall be entitled to rely upon any notice, certification, demand or other writing delivered to it hereunder by the Company and/or the Placement Agent without being required to determine the authenticity or the correctness of any facts stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment.

            (b) The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person purporting to give any notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so.

            (c) The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith, and shall not be liable for any mistake of fact or error or judgment, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

            (d) The Escrow Agent may resign and be discharged of its duties as Escrow Agent hereunder by giving ten (10) days written notice to the Company and the Placement Agent. Such resignation shall take effect ten (10) days after the giving of such notice, or upon receipt by the Escrow Agent of an instrument of acceptance executed by a successor escrow agent and upon delivery by the Escrow Agent to such successor of all of the escrowed documents and funds or securities then held by it. If no successor escrow agent is appointed in writing ten (10) days after giving such notice, the Escrow Agent shall deliver all funds in the Escrow Account to the Company.

            (e) The Company and the Placement Agent hereby agree to jointly and severally, indemnify and hold the Escrow Agent harmless from any loss, liability or expense, arising out of or related to this Escrow Agreement, and for all costs and expenses, including the fees and expenses of counsel, incurred in connection with this Escrow Agreement. The provisions of this paragraph shall survive the termination of this Agreement.

            (f) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Escrow Agreement. The Escrow Agent shall have no liability or duty to inquire into the terms and conditions of any agreement to which it is not a party.

            (g) If a controversy arises between one or more of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or to whom the Agent shall deliver the Escrow


                                                                  Exhibit 10.14
                                                              Page 2 of 6 Pages

Account or any portion thereof or as to any other matter arising out of or relating to this Agreement or the Escrow Account deposited hereunder, the Escrow Agent shall not be required to determine same and need not make any delivery of the funds in the Escrow Account or any portion thereof but may retain such funds until the rights of the parties to the dispute shall have finally been determined by agreement or by final order of court of competent jurisdiction, provided, however, that the time of appeal of any such final order has expired without an appeal having been made. The Escrow Agent shall deliver the Escrow Account or any portion thereof within 15 days after the Escrow Agent has received written notice of any such agreement or final order (accompanied by an affidavit that the time for appeal has expired without an appeal having been made). The Escrow Agent shall be entitled to assume that no such controversy has arisen unless it has received a written notice that such a controversy has arisen which refers specifically to this Agreement and identifies by name and address the adverse claimants to the controversy. If a controversy of the type referred to in this paragraph arises, the Escrow Agent may, in its sole discretion but shall not be obligated to, commence interpleader or similar actions or proceedings for determination of the controversy.

            (h) The Escrow Agent shall not be required to institute or defend any action (including interpleader) or legal process involving any matter referred to herein which in any manner affects it or its duties or liabilities hereunder. In the event the Escrow Agent shall institute or defend any such action or legal process, it shall do so only upon receiving full indemnity in an amount and of such character as it shall require, against any and all claims liabilities, judgments, attorney's fees and other expenses of every kind in relation thereto, except in the case of its own willful misconduct or gross negligence.

            (i) In the event that the Escrow Agent receives or becomes aware of conflicting demands or claims with respect to any funds, securities, property or documents deposited or delivered in connection herewith, or the parties disagree about the interpretation of this Agreement, or about the rights and obligations, or the propriety, of any action contemplated by the Escrow Agent hereunder, or if the Escrow Agent otherwise has any doubts as to the proper disposition of funds or the execution of any of its duties hereunder, the Escrow Agent shall have the right to discontinue any or all further acts on its part until such conflict, disagreement or doubt is resolved to its satisfaction. In addition, the Escrow Agent may, in its sole discretion, file an action in interpleader in any court of competent jurisdiction to resolve the dispute or uncertainty. The Placement Agent and the Company agree, jointly and severally, to indemnify the Escrow Agent and hold it harmless from and against all costs, including reasonable attorney's fees and expenses incurred by it in connection with such action. In the event that the Escrow Agent files an action in interpleader, it shall thereupon be fully released and discharged from all further obligations to perform any and all duties or obligations imposed upon it by this Agreement, other than safekeeping of the assets in the Escrow Account, if not paid into Court.

     6. Any notice, direction, request, instruction, legal process, or other instrument to be given or served hereunder by any party to another shall be in writing, shall be delivered personally or sent by certified mail, return receipt requested, to the respective party or parties at the following addresses, and shall be deemed to have been given when received.

          IF TO THE COMPANY,

          UTAH CLAY TECHNOLOGY, INC.
          Dennis S. Engh, President
          3985 South 2000 East
          Salt Lake City, UT 84124
          Telephone: 801-424-0223
          Fax:  801-274-7804

          Tax ID#

          IF TO THE PLACEMENT AGENT,

          Hunter Singer
          May Davis Group, Inc.
          c/o National Securities
          120 Broadway, 28th Floor
          New York, New York 10271
          Tel.:  212-417-8118
          Fax:   212-417-3627


                                                                  Exhibit 10.14
                                                              Page 3 of 6 Pages

          Tax ID#

          If to the Escrow Agent:

          First Union National Bank
          Corporate Trust Group
          12 East 49th Street, 37th Floor
          New York, NY 10017
          Tel: 212-451-2531
          Fax: 212-451-2537

          Any party may change its or his address by written notice to each of the other parties.

     7. The Escrow Agent's fee for acting under this Escrow Agreement shall be set forth in a separate letter and agreed to by the party or parties responsible for payment. The Escrow Agent's fees and expenses, including counsel fees, shall be paid by the Company. The Escrow Agent is hereby given a first priority lien on the Escrow Fund to protect, indemnify and reimburse itself for all fees, costs, expenses and liabilities arising out of this Escrow Agreement and the performance of its duties hereunder.

     8. This Escrow Agreement shall be binding upon the parties hereto and the Escrow Agent, and their respective successors, legal representatives and assigns.


Utah Clay Technology, Inc.               May Davis Group, Inc.


By: ________________________________     By:___________________________________
        Dennis S. Engh, President




                                         FIRST UNION NATIONAL BANK

                                         Escrow Agent



Date: ______________________________     By: __________________________________













                                                                  Exhibit 10.14
                                                              Page 4 of 6 Pages

                             FIRST UNION NATIONAL BANK
                                   ESCROW AGENT
                                   FEE SCHEDULE



I.     Initial Set-Up Fee                             $   500


II.     Administration Fee                            $ 1,500
        -up to 10 Subscribers/Holders,
        thereafter, $50.00 per Subscriber/Holder

III.    Per Closing Fee                               $   500
        -for each closing after the first closing-, $ 500 per closing.



The above mentioned fees are basic charges and do not include out-of-pocket expenses, which will be billed in addition to the regular charges as required. Out-of-pocket expenses shall include, but are not limited to: telephone tolls, stationery and postage expenses.

Unless otherwise directed, all Escrow Funds will be automatically invested into the Evergreen Cash Management Treasury Money Market Fund, # 765.

The Initial Fee and Administration Fee are payable at the closing of this transaction. Thereafter any out-of-pocket expenses will be billed upon the termination of the Subscription Escrow Agreement.


Please execute one copy and return to my attention.



By:__________________________             Date:________________________
      First Union National Bank





By:__________________________             Date:_________________________
     Utah Clay Technology, Inc.
     Dennis S. Engh, President





                                                                  Exhibit 10.14
                                                              Page 5 of 6 Pages

First Union National Bank
Corporate Trust Group
12 East 49th Street, 37th Floor
New York, NY 10271
(212) 451-2531telephone
(212) 451-2537facsimile










Wiring Instructions                         US Mail/Overnight Courier
-------------------------------------------------------------------------------

First Union National Bank                   First Union National Bank
Charlotte NC                                Corporate Trust Department
ABA# 053 000 219                            12 East 49th Street, 37th Floor
Credit a/c                                  New York, NY 10271
FFC:
Attn:













                                                                  Exhibit 10.14
                                                              Page 6 of 6 Pages

                        FULLER, TUBB, POMEROY & STOKES
                          A PROFESSIONAL CORPORATION
                              ATTORNEYS AT LAW
                    201 ROBERT S. KERR AVENUE, SUITE 1000
                           OKLAHOMA CITY, OK 73102
G. M. FULLER (1920-1999)                                TELEPHONE 405-235-2575
JERRY TUBB                                              FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES
     _____

OF COUNSEL:
MICHAEL A. BICKFORD
THOMAS J. KENAN
ROLAND TAGUE
BRADLEY D. AVEY

                              December 13, 2001




Dennis Engh, President
Utah Clay Technology, Inc.
3985 South 2000 East
Salt Lake City, UT   84124

                             Re:     Utah Clay Technology, Inc.

Dear Mr. Engh:

     The undersigned is named in the Form SB-2 Registration Statement of Utah Clay Technology, Inc. (the "Company"), a Utah corporation, which registration statement is to be filed with the Securities and Exchange Commission in connection with the registration of 11,650,000 shares of Common Stock being offered by nine selling security holders. The capacity in which the undersigned is named in such SB-2 Registration Statement is that of counsel to the Company and as a person who has given an opinion on the validity of the securities being registered and upon other legal matters concerning the registration or offering of the securities described therein.

     The undersigned hereby consents to being named in such SB-2 Registration Statement in the capacity therein described.

                              Sincerely,


                              /s/ Thomas J. Kenan

                              Thomas J. Kenan









                                                                   Exhibit 23
                                                             Page 1 of 1 Page

                               KABANI & COMPANY, INC.
                            Certified Public Accountants
                            8700 Warner Avenue, Suite 200
                          Fountain Valley, California 92708
                               Telephone 714-849-1543
                                  Fax 714-596-0303
                            e-mail:  hamid@kabanico.com









                           CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated April 3, 2001, with respect to the financial statements of Utah Clay Technology, Inc. included in a Form SB-2 Registration Statement for the registration of 33,900,119 common shares.



                              /s/ Kabani & Company, Inc.

                              Kabani & Company, Inc.

Fountain Valley, California
December 25, 2001









                                                                  Exhibit 23.1
                                                              Page 1 of 1 Page